Exhibit 4.2





                               DATE 28 March 2002
                               ------------------


                        CORDIANT COMMUNICATIONS GROUP PLC

                            THE BANK OF NEW YORK and
                            HSBC INVESTMENT BANK PLC
                                 (as Arrangers)

                            HSBC INVESTMENT BANK PLC
                         (as Agent and Security Trustee)

                      THE BANKS AND FINANCIAL INSTITUTIONS

                              THE BANK OF NEW YORK
                               (as Swingline Bank)

                                  HSBC BANK PLC
                               (as Overdraft Bank)

                             CORDLANT FINANCE, INC.
                 (as Issuer under the Note Purchase Agreements)

                                 THE NOTEHOLDERS







                                    AGREEMENT








                                Bingham Dana LLP
                                     London

                                    AGREEMENT
DATE               28 March                                                2002


PARTIES

1 CORDIANT COMMUNICATIONS GROUP PLC as the Parent (the "Parent"), for itself and for and on behalf of the companies whose names, registered numbers (if any) and registered offices are set out in Part A of Schedule 1 as Original Borrowers; the company whose name, registered number (if any) and registered office are set out in Part B of Schedule 1 as the Swingline Borrower; the companies whose names, registered numbers (if any) and registered offices are set out in Part C of Schedule 1 as the Overdraft Borrowers; the companies whose names are set out in Part A of Schedule 2 as the Original Guarantors under the Syndicated Loan Agreement (as defined below) and Subsidiary Guarantors in respect of the Note Purchase Agreements (as defined below); the companies whose names, registered numbers (if any) and registered offices are set out in Part B of Schedule 2 as the Overdraft Guarantors; and the companies whose names, registered numbers (if any) and registered offices are set out in Schedule 3 as the Additional Overdraft Borrowers;

2 THE BANK OF NEW YORK and HSBC INVESTMENT BANK PLC as Arrangers under the Syndicated Loan Agreement;

3 HSBC INVESTMENT BANK PLC as Agent and Security Trustee under the Syndicated Loan Agreement;

4 THE BANKS AND FINANCIAL INSTITUTIONS whose names are set out in Schedule 4 as the Banks under the Syndicated Loan Agreement;

5    THE  BANK OF NEW YORK as the  Swingline  Bank  under  the  Syndicated  Loan
     Agreement;

6    HSBC BANK PLC as the Overdraft Bank under the Syndicated Loan Agreement;

7    CORDIAINT FINANCE, INC. as Issuer under the Note Purchase Agreements;

8    THE INSTITUTIONS whose names are set out in Schedule 5 as Noteholders.

RECITALS

A    This Agreement relates to:

     (1) an Agreement dated 4 July 2000 made between certain of the parties hereto and referred to herein whereby the Banks agreed to make available to the Parent and the Borrowers facilities of up to US$400,000,000 upon the terms and subject to the conditions therein contained (as amended, the "Syndicated Loan Agreement") and to a deed dated 30 August 2000 made between such parties whereby the Security Trustee agreed to hold the benefit of certain security documents on trust for the named beneficiaries (the "Security Trust Deed"); and

     (2) the separate Note Purchase Agreements dated as of April 5, 2001 made between the Issuer, the Parent as Parent Guarantor and the purchasers identified therein (collectively, the "Note Purchase Agreements"), pursuant to which the Issuer issued and sold $175,000,000 in aggregate principal amount of its 7.61% Guaranteed Senior

          Notes due 2011 (as defined therein the "Notes"); the Noteholders being the current holders of the existing Notes.

B    The Parties have entered into this Agreement to record:

     (1) the waivers, upon and subject to the terms and conditions, and for the period, set out herein, of certain anticipated breaches of covenants and events of default (howsoever described) under the Syndicated Loan Agreement and/or the Note Purchase Agreements; and

     (2) their agreements in principle with respect to certain proposed amendments to the Syndicated Loan Agreement, the Security Trust Deed and the Note Purchase Agreements.

AGREEMENT

1    Definitions and interpretation

     Reference is made to the Term Sheets attached hereto as Exhibit "A" (the "Banks' Term Sheet"), Exhibit "B" (the "Noteholders' Term Sheet") and Exhibit "C" (the "Intercreditor Term Sheet") (the "Term Sheets"). Capitalised terms used and not defined in this Agreement shall have the meanings ascribed to them in the Term Sheets, the Note Purchase Agreements or the Syndicated Loan Agreement, save as specifically provided herein or as the context may otherwise require.

2    Waivers

     Upon and subject to the terms of this Agreement, for the period from the date of this Agreement until 5.00 p.m. London time on 15 May, 2002 (the "Waiver Scheduled Termination Date"):

     2.1 each Bank hereby waives (the "Bank Waiver") each Default and each Event of Default (however described) which may be constituted by the failure of the Parent to comply with all or any of the covenants contained in Clause 13.1(a) (Net Interest Cover) and 13.1(b) (Maximum Gross Debt: Adjusted PBIT) on 31 December 2001, upon terms that, unless otherwise agreed by the Majority Banks or as otherwise provided in clause 4, no drawings or utilisations may be made under the Syndicated Loan Agreement, other than the rolling of existing advances, prior to the time the definitive agreements for the Proposed Amendments (as defined below) and the Intercreditor Agreement are entered into (and the Parent on behalf of itself and the Borrowers confirms that no such drawings or utilisations will be made); and

     2.2 each Noteholder hereby waives (the "Note Agreement Waiver") each Default and Event of Default constituted by the failure of the Parent to comply with paragraphs (a) (ratio of EDIT to Consolidated Net
          Interest Expenditure) and (b) (Consolidated Gross Borrowings to Adjusted EBITDA) of Section 10.3 of each Note Purchase Agreement in respect of the period of two Fiscal Half-Years ended 31 December 2001 and for any periods after 31 December 2001 and until the Termination Date;

     provided that the Note Agreement Waiver and the Bank Waiver shall terminate at the earliest of (the "Termination Date"): (a) the Waiver Scheduled Termination Date; or (b) the occurrence or existence of any non-waived Event of Default (howsoever described) (including, without limitation, as a result of the failure of the Parent to pay all accrued and previously unpaid interest on the Notes and under the Syndicated Loan Agreement) subject to the waiver requirements under the Note Purchase Agreements and the Syndicated Loan Agreement respectively or (c) the occurrence of an event of default under or in respect of the Interim New Money Facility (as defined in clause 4 of this Agreement) whether in respect of any covenant, payment or security therefor.

3    Proposed amendments etc.

     3.1  Subject to the terms of this Agreement and the Term Sheets:

          3.1.1 the Parent and the Finance Parties (as defined in the Syndicated Loan Agreement) agree in principle to amend the Syndicated Loan Agreement in accordance with the terms set out in the Banks' Term Sheet and the Noteholders consent in principle to such amendments;

          3.1.2     the  Parent,   the  Issuer  and  the  Noteholders  agree  in
                    principle to amend the Note Purchase Agreements in accordance with the terms set out in the Noteholders' Term Sheet and the Finance Parties consent in principle to such amendments; and

          3.1.3 the Parent, the Issuer, the Finance Parties and the Noteholders agree in principle to enter into, and, in the case of the Parent, to procure that all other Obligors, Subsidiary Guarantors and other relevant members of the Group enter into, an Intercreditor Agreement upon the terms set out in the lntercreditor Term Sheet.

     3.2 The agreement of each party to consent to the proposed amendments (the "Proposed Amendments") and the entering into of the Intercreditor Agreement described in Clause 3.1 above are expressly conditional upon the following:

          3.2.1 the payment by the Parent to each Noteholder and Bank of the fees referred to in the Term Sheets and expressed to be payable on execution of the agreements evidencing the Proposed Amendments;

          3.2.2 the payment by the Parent of all professional fees and expenses referred to in the Term Sheets (it is agreed that the obligations of the Parent in respect of professional fees and expenses shall survive any termination of this Agreement or the Note Agreement Waiver or the Bank Waiver); and

          3.2.3     all  of the  conditions  precedent  set  forth  in the  Term
                    Sheets.

     3.3 Each of the Finance Parties and the Noteholders confirms that it has the requisite authority for the amendments and agreements contemplated by the Banks' Term Sheet or the Noteholders' Term Sheet (as applicable) and the Intercreditor Term Sheet.

     3.4 The parties will use all reasonable endeavours to procure that the Syndicated Loan Agreement as amended in accordance with the Banks' Term Sheet, the Note Purchase Agreements as amended in accordance with the Noteholders' Term Sheet and the Intercreditor Agreement described in clause 3.1, in form and substance mutually satisfactory to all parties acting in good faith, are entered into not later than 5.00 p.m. (London time) on Friday 19 April, 2002 for the purpose of giving effect to the Term Sheets.

4    Interim New Money Facility

     4.1 The Banks and the Parent will, by 5:00pm on Thursday 4 April 2002, enter into an agreement whereby the Banks will lend up to (pound)20,000,000 (the "Interim New Money Facility") to the Parent for the period from 5 to 19 April 2002. The loan will be on terms acceptable to the Banks, which will be consistent in all material respects with the terms of the facility outlined in the Banks' Term Sheet. The loan will have priority over the Old Money and the Notes and will be secured by a composite guarantee and debenture from the Parent and its principal UK subsidiaries. Such guarantee and debenture shall be treated as New Security under the Intercreditor Agreement, as outlined in the Intercreditor Term Sheet.

     4.2 Notwithstanding anything to the contrary, the Banks will irrevocably agree in writing with the Parent and the Noteholders to consent to the appointment of an administrator of any of the Parent and its principal UK subsidiaries concerned, to procure that any receiver appointed by the Banks shall resign office upon the appointment of an administrator and to give at least two business days prior written notice to the Parent and the Noteholders of their intention to appoint a receiver.

     4.3 Upon amendment of the Syndicated Loan Agreement in accordance with the terms of the Bank's Term Sheet, the Interim New Money Facility shall terminate and all outstanding amounts thereunder shall be refinanced under the Syndicated Loan Agreement as so amended and treated in all respects as New Money under the lntercreditor Agreement.

     4.4 The Parent represents and warrants that entry into the Interim New Money Facility and the borrowing of loans in an aggregate amount of up to (pound)20,000,000 thereunder shall not cause a Default or Event of Default under the Note Purchase Agreement after giving effect to the waivers set forth in Clause 2 of this Agreement. The Parent shall be deemed to repeat the representations and warranties on the date of borrowing of any loan under the Interim New Money Facility and breach of such representations and warranties shall be deemed to be an Event of Default under the Note Purchase Agreement.

5    Representations and Warranties

     5.1 The Parent hereby represents and warrants to each of the Noteholders and the Banks (collectively, the "Institutions") as follows:

          5.1.1 the Parent and the Issuer have the full corporate power and authority to enter into this Agreement and to amend the Syndicated Loan Agreement and the Existing Note Purchase Agreements, to enter into the Intercreditor Agreement and to grant security as contemplated by the Term Sheets, and this Agreement, the Intercreditor Agreement and such amendments pursuant to the Term Sheets have been duly authorized by all necessary corporate action on the part of the Parent and the Issuer;

          5.1.2     the entry into and performance of:

                    (a)  this Agreement,

                    (b)  the Syndicated Loan Agreement as amended,

                    (c)  the Amended and Restated Note Purchase Agreement,

                    (d)  the Intercreditor Agreement, and

                    (e) the guarantee and security documents contemplated by the Term Sheets,

                    by the Parent or any Obligor or any Subsidiary required to be a guarantor pursuant to the Term Sheets (a "Subsidiary Guarantor") and the Issuer does not and will not conflict with: (i) any law or regulation applicable to them, or (ii) any agreement or instrument binding upon them or any member of the Group;

          5.1.3 all factual statements contained in the Information Package, as defined below, (excluding any financial projections contained therein) were, as at their respective dates, true and accurate in all material respects and did not contain any untrue statement of a material fact or (to the best of the knowledge of the directors of the Parent) omit to state a fact necessary in order to make the statements contained therein not misleading in any material respect; and

          5.1.4 all financial projections which have been prepared by the Parent (or on its behalf) and contained in the Information Package have been prepared in good faith and based upon assumptions which were reasonable at the time prepared and at the time made available to any Finance Party.

     5.2  For the purpose of this Clause 5, "Information Package" means:

          (a)  The Information Disclosure for Lenders (14 December 2001);

          (b)  The KPMG Accountants Report;

          (c)  The Financial Model;

          (d)  The Group Structure Charts dated 31 Jan 2002;

          (e)  The Guarantor Coverage Analysis dated 31 Jan 2002;

          (f)  The Acquisition Earn out Analysis dated 4 Feb 2002;

          (g)  The Customer Memorandum dated 31 Jan 2002; and

          (h) The presentation documentation provided by the Company with its presentation on or about 19 March 2002.

6    Miscellaneous

     6.1 This Agreement and the Term Sheets maybe amended, or any provision hereof or thereof may be waived, with the agreement of all affected parties hereto.

     6.2 In furtherance of the provisions hereof, any termination of, or failure to satisfy any of the conditions precedent set forth in, this Agreement shall not impair the effectiveness of any of the Syndicated Loan Agreement, the Note Purchase Agreements, the Notes and the Security Trust Deed (it being the intention of the parties hereto that such agreements and instruments remain in full force and effect in all respects under such circumstances).

     6.3 Except as expressly set forth in Clause 2, the delivery of this Agreement shall not constitute a waiver of any right, power or remedy of any Institution under the Syndicated Loan Agreement and the Note Purchase Agreements and such agreements shall remain in full force and effect and are hereby ratified and confirmed.

     6.4 After the Termination Date nothing in this Agreement shall be construed as a waiver of any Default or Event of Default under the Note Purchase Agreements or the Syndicated Loan Agreement and each Institution shall be entitled to exercise any remedy available to it, whether under the Note Purchase Agreements, the Notes, the Syndicated Loan Agreement or otherwise, in respect of any Event of Default which occurred prior to or after the Termination Date. For the avoidance of doubt, upon execution and delivery of the definitive agreements implementing the Proposed Amendments and the Intercreditor Agreement, this Agreement shall cease to have any effect.

     6.5 This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, English law (without regard to principles of conflicts of law). The courts of England have non-exclusive jurisdiction in relation to any claim or dispute arising out of or in connection with this Agreement.

     6.6 This Agreement may be executed in any number of identical separate counterparts, each of which for all purposes shall be deemed an original but all of which shall constitute collectively one Agreement.

     6.7 The parties do not intend that this Agreement should create any rights which are enforceable by any person who is not a party, whether under the Contracts (Rights of Third Parties) Act 1999 or otherwise, save that the provisions of clause 2 shall be enforceable by the other Obligors and Subsidiary Guarantors referred to in item 1 of the parties hereto.

This Agreement shall become effective when executed and delivered by the Parent, the Issuer, the Arrangers, the Agent, each Bank and each Noteholder.

                            [Signature pages follow]

                        CORDIANT COMMUNICATIONS GROUP PLC


By:  Arthur D'Angelo
     Name:  Arthur D'Angelo
     Title: Director


CORDIANT FINANCE, INC.


By:   Arthur D'Angelo
      Name: Arthur D'Angelo
      Title: Director and Officer


HSBC INVESTMENT BANK PLC
(individually and as Arranger, Agent and Security Trustee)

By:   A. P. Smith
      Name:  Andrew P. Smith
      Title: Director


THE BANK OF NEW YORK
(individually and as Arranger and Swingline Bank)

By:   G. Dorkin
      Name: Gerry Dorkin
      Title: Vice President


ABN AMRO BANK N.V., LONDON BRANCH


By:   S.J. Hamilton                                Kim Slater
      Name:  S.J. Hamilton                         C.K. Slater
      Title: Vice President                        Assistant Vice President


ALLIED IRISH BANK PLC


By:   Kieran O'Driscoll                            Sonya Iovieno
      Name:  Kieran O'Driscoll                     Sonya Iovieno
      Title: Senior Relationship Manager           Relationship Manager

BANK OF SCOTLAND


By:   Jerry Perritt
      Name:  Jerry Perritt
      Title: Director of Corporate Banking


BANQUE WORMS


By:   M. Messager                                  P. Eygonnet
      Name:  M Messager                            Pierre Eygonnet
      Title:



CITIBANK, N.A.


By:   Julio Ojea Quintana
      Name:  Julio Ojea Quintana
      Title: Director


DAI-ICHI KANGYO BANK, LTD


By:   O. Suzuki                                    Karen Latto
      Name: Osamu Suzuki                           Karen Latto
      Title: Senior Manager                        Manager


FLEET NATIONAL BANK


By:   P. D. Rivers
      Name: Paul D. Rivers
      Title: Managing Director


THE FUJI BANK, LIMITED


By:   R. Allen
      Name:  Richard Allen
      Title: Assistant General Manager

LLOYDS TSB BANK PLC


By:   Stewart John Taylor
      Name:  Stewart John Taylor
      Title: Regional Head of Business Support, London and South East and
             credit services.


THE ROYAL BANK OF SCOTLAND PLC


By:   A.S. Hewish
      Name:  Annette Hewish
      Title: Relationship Manager


SCOTIABANK EUROPE PLC


By:   James Forward
      Name: James Forward
      Title: Director Media, Leisure, Communications


WESTDEUTSCHE LANDESBANK GIROZENTRALE


By:   Ian Anderson                                 Chris Greaves
      Name: Ian Anderson                           Christopher Greaves
      Title: Executive Director                    Director


HSBC BANK PLC
(individually and as Overdraft Bank)

By:   A.O. Thomas
      Name: A.O. Thomas
      Title: European Head, TMT


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


By:   Marie Fioramonti
      Name: Marie Fioramonti
      Title: Managing Director

HARTFORD LIFE INSURANCE  COMPANY
By:  Prudential Private Placement Investors, L.P., as Investment Advisor
By:  Prudential Private Placement Investors, Inc,, General Partner


By:   Marie Fioramonti
      Name: Marie Fioramonti
      Title: Managing Director



HARTFORD LIFE INSURANCE COMPANY
By:  HARTFORD INVESTMENT SERVICES, INC.
     Its Agent and Attorney-in-Fact


By:   Betsy Roberts
      Name:  Betsy Roberts
      Title: Senior Vice President


PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY


By:   Marie Fioramonti
      Name:  Marie Fioramonti
      Title: Managing Director


PRUCO LIFE INSURANCE COMPANY


By:   Marie Fioramonti
      Name:  Marie Fioramonti
      Title: Managing Director


USG ANNUITY & LIFE COMPANY


By:   Fred C. Smith
      Name: Fred C. Smith
      Title: Executive Vice President


EQUITABLE LIFE INSURANCE COMPANY OF IOWA

By:   Fred C. Smith
      Name: Fred C. Smith
      Title: Executive Vice President


GOLDEN AMERICAN LIFE INSURANCE COMPANY


By:   Fred C. Smith
      Name:  Fred C. Smith
      Title: Executive Vice President


RELIASTAR LIFE INSURANCE COMPANY


By:   Fred C. Smith
      Name: Fred C. Smith
      Title: Executive Vice President


HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
By:  HARTFORD INVESTMENT SERVICES, INC.
     Its  Agent and Attorney-in-Fact


By:   Betsy Roberts
      Name:  Betsy Roberts
      Title: Senior Vice President


MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY


By:   Mark A. Ahmed
      Name: Mark A. Ahmed
      Title: Managing Director


AMERICAN UNITED LIFE INSURANCE COMPANY


By:   Christopher D. Pahlke
      Name: Christopher D. Pahlke
      Title: Vice President, Private Placements

THE STATE LIFE INSURANCE COMPANY


By:   Christopher D. Pahlke
      Name:  Christopher D. Pahlke
      Title: Vice President, Private Placements

                                   SCHEDULE 1

                                     PART A

                               Original Borrowers

    Name of Borrower          Registered Number        Registered office/address
                                  (if any)

    1 Cordiant Communications      1320869            121-141 Westbourne Terrace
      Group plc                                       London W2 6JR

    2 Bates UK Limited             913184             121-141 Westbourne Terrace
                                                      London W2 6JR

    3 Cordiant US Holdings Inc.    13-3965951         Corproation Trust Centre
                                                      1209 Orange Street
                                                      Wilmington
                                                      Newcastle
                                                      Delaware, USA

    4 Bates Deutschland Holdings   HRB 8608           Hanauer Landstrasse
      GmbH                                            287-289
                                                      60314 Frankfurt am Main
                                                      Germany

                                   SCHEDULE 1

                                     PART B

                               Swingline Borrower

   Name of Borrower          Registered Number        Registered office/address
                                  (if any)

   1 Cordiant US Holdings Inc.     13-3965951         Corporation Trust Centre
                                                      1209 Orange Street
                                                      Wilmington
                                                      Newcastle
                                                      Delaware, USA

                                   SCHEDULE 1

                                     PART C

                              Overdraft Borrowers

Name of Borrower                 Registered Number     Registered office/address
                                      (if any)

1   Atlas Advertising Limited         964286          121-141 Westbourne Terrace
                                                      London W2 6JR

2   Bates Overseas Holdings           2217108         121-141 Westbourne Terrace
    Limited                                           London W2 6JR

3   Bates UK Limited                  913184          121-141 Westbourne Terrace
                                                      London W2 6JR

4   Cordiant Communications           1320869         121-141 Westbourne Terrace
    Group plc                                         London W2 6JR

5   Cordiant Group Limited            63031           121-141 Westbourne Terrace
                                                      London W2 6JR

6   Cordiant Property Holdings        2263916         121-141 Westbourne Terrace
    Limited                                           London W2 6JR

7   ICM International Limited         1802173         121-141 Westbourne Terrace
                                                      London W2 6JR

8   Swot Plus Limited                 1929347         121-141 Westbourne Terrace
                                                      London W2 6JR

9   The Decision Shop Limited         615225          121-141 Westbourne Terrace
                                                      London W2 6JR

10  XMSS Limited                     2463385          121-141 Westbourne Terrace
                                                      London W2 6JR

                                   SCHEDULE 2

                                     PART A

             Original Guarantors under the Syndicated Loan Agreement

          Name of Guarantor

     1    Cordiant  Communications  Group plc

     2    Bates Europe  Limited

     3    Bates UK Limited

     4    Atlas Advertising  Limited

     5    The Decision Shop Limited

     6    ICM International Limited

     7    Cordiant US Holdings Inc.

     8    Bates Advertising USA Inc.

     9    Bates Churchill Public Relations, Inc

     10   Bates Churchill Advertising Inc

     11   Bates Worldwide (Delaware), Inc

     12   CCG.XM Inc

     13   Healthworld Corporation Inc.

     14   Bates Healthworld Inc.

     15   Falk Healthworld Inc.

     16   Lighthouse Global Network Inc.

     17   Fitch Inc.

          Name of Guarantor

     18   Morgen Walke Associates Inc.

     19   Bates Deutschland Holdings GmbH

     20   Cordiant Communications Group
          Australia Pty. Limited

        Subsidiary Guarantors in respect of the Note Purchase Agreements

     1    The Communications Group Pty Limited

     2    Atlas Advertising Limited

     3    Bates Europe Limited

     4    Bates UK Limited

     5    ICM International Limited

     6    The Decision Shop Limited

     7    Bates Deutschland Holding GmbH

     8    Bates Advertising USA, Inc.

     9    Bates Churchill Advertising, Inc.

     10   Bates Churchill Public Relations, Inc.

     11   Bates Healthworld, Inc.

     12   Bates Travel and Tourism, Inc.

     13   Bates Worldwide (Deleware), Inc.

     14   CCG.XM, Inc.

     15   Cordiant US Holdings, Inc.

     16   Falk Healthworld, Inc.

     17   Fitch, Inc.

     18   GHBM, Inc.

     19   Healthworld Corporation

     20   Lighthouse Global Network Inc.

     21   Morgen-Walke Associates, Inc.

                                   SCHEDULE 2

                                     PART B

                              Overdraft Guarantors

1    Atlas Advertising             964286            121-141 Westbourne Terrace
     Limited                                         London W2 6JR

2    Bates Overseas Holdings       2217108           121-141 Westbourne Terrace
     Limited                                         London W2 6JR

3    Bates UK Limited              913184            121-141 Westbourne Terrace
                                                     London W2 6JR

4    Cordiant Communications       1320869           121-141 Westbourne Terrace
     Group plc                                       London W2 6JR

5    Cordiant Group Limited        63031             121-141 Westbourne Terrace
                                                     London W2 6JR

6    Cordiant Property             2263916           121-141 Westbourne Terrace
     Holdings Limited                                London W2 6JR

7    ICM International             1802173           121-141 Westbourne Terrace
     Limited                                         London W2 6JR

8    Swot Plus Limited             1929347           121-141 Westbourne Terrace
                                                     London W2 6JR

9    The Decision Shop Limited     615225            121-141 Westbourne Terrace
                                                     London W2 6JR

10   XMSS Limited                  2463385           121-141 Westbourne Terrace
                                                     London W2 6JR

                                   SCHEDULE 3

                         Additional Overdraft Borrowers

1    Healthworld Holdings Limited       3458882      121-141 Westbourne Terrace
                                                     London W2 6JR

2    Milton Marketing Group Limited     3113109      121-141 Westbourne Terrace
                                                     London W2 6JR

3    Headcount WW Field Marketing       1425412      121-141 Westbourne Terrace
     Limited                                         London W2 6JR

4    Colwood Healthworld Limited        2213846      121-141 Westbourne Terrace
                                                     London W2 6JR

5    Bates Healthworld Limited          3961667      121-141 Westbourne Terrace
                                                     London W2 6JR

6    Milton Marketing Limited           1385429      121-141 Westbourne Terrace
                                                     London W2 6JR

7    Financial Dynamics Holdings        3345319      121-141 Westbourne Terrace
     Limited                                         London W2 6JR

8    Lighthouse Holdings (UK) Limited   3719632      121-141 Westbourne Terrace
                                                     London W2 6JR

9    Fitch Design Consultants Limited   670130       121-141 Westbourne Terrace
                                                     London W2 6JR

10   Financial Dynamics Limited         1656428      121-141 Westbourne Terrace
                                                     London W2 6JR

11   Connect Six Limited                2191533      121-141 Westbourne Terrace
                                                     London W2 6JR

12   Connect Five Limited               1928295      121-141 Westbourne Terrace
                                                     London W2 6JR

13   Clarion Communications PR Limited  2517824      121-141 Westbourne Terrace
                                                     London W2 6JR

14   PSD Associates Limited             2431038      121-141 Westbourne Terrace
                                                     London W2 6JR

15   Scholz & Friends London Limited    3398022      121-141 Westbourne Terrace
                                                     London W2 6JR

16   N.A.S.A.2.0 London Limited         3942853      121-141 Westbourne Terrace
                                                     London W2 6JR

17   CCG.XM                             4023322      121-141 Westbourne Terrace
                                                     London W2 6JR

18   CCG.XM Holdings Limited            3961670      121-141 WestbourneTerrace
                                                     London W2 6JR

19   Bamber Forsyth Limited             2097924      121-141 Westbourne Terrace
                                                     London W2 6JR

20   Corporate and Financial Design     2693509      121-141 Westbourne Terrace
     Design Limited                                  London W2 6JR

                                   SCHEDULE 4

                    Banks under the Syndicated Loan Agreement

     1    HSBC Bank plc                           Media/Telecoms Group
                                                  27-32 Poultry
                                                  London EC2P 2BX

     2    The Bank of New York                    Level 48
                                                  One Canada Square
                                                  London E14 5 AL

     3    ABN AMRO Bank N.V., London Branch       250 Bishopsgate
                                                  London EC2M 4AA

     4    Allied Irish Bank plc                   Corporate Banking Britain
                                                  St Helen's
                                                  1 Undershaft
                                                  London EC3A 8AB

     5    Bank of Scotland                        38 Threadneedle Street
                                                  London EC2P 2EH

     6    Banque Worms                            Tour Voltaire
                                                  1 Place des Degres
                                                  F-92059 Paris La Defense
                                                  FRANCE

     7    Citibank, N.A.                          Media & Communications Group
                                                  388 Greenwich Street
                                                  21st Floor
                                                  New York 10013
                                                  UNITED STATES OF AMERICA

     8    Dai-Ichi Kangyo Bank, Ltd               24 King William Street
                                                  London EC4R 9DB

     9    Fleet Boston Financial                  39 Victoria Street
                                                  Westminster
                                                  London SW1H OED

     10   The Fuji Bank, Limited                  River Plate House
                                                  7-11 Finsbury Circus
                                                  London EC2M 7DH

     11   Lloyds TSB Bank plc                     Credit Services
                                                  4th Floor
                                                  11 - 15 Monument Street
                                                  London EC3R 8LR

     12   The Royal Bank of Scotland plc          135 Bishopsgate
                                                  London EC2M 3UR

     13   Scotiabank Europe plc                   Scotia House
                                                  33 Finsbury Square
                                                  London EC2A 1BB

     14   Westdeutsche Landesbank Girozentrale    Woolgate Exchange
                                                  25 Basinghall Street
                                                  London EC2V 5HA

                                   SCHEDULE 5

                                   Noteholders



     AMERICAN UNITED LIFE INSURANCE COMPANY

     EQUITABLE LIFE INSURANCE COMPANY OF IOWA

     GOLDEN AMERICAN LIFE INSURANCE COMPANY

     HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

     HARTFORD LIFE INSURANCE COMPANY

     MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

     PRUCO LIFE INSURANCE COMPANY

     PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

     THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

     RELIASTAR LIFE INSURANCE COMPANY

     THE STATE LIFE INSURANCE COMPANY

     USG ANNUITY & LIFE COMPANY

                                    EXHIBIT A

                                Banks' Term Sheet

                        CORDIANT COMMUNICATIONS GROUP PLC
                        ---------------------------------

                            US$400M CREDIT AGREEMENT
                            ------------------------

                                Banks Term Sheet
                                ----------------

                Indicative Key Restructuring Terms and Conditions
                -------------------------------------------------


This term sheet is attached to an agreement in principle (the "Agreement in Principle") relating, inter alia, to a US$400m Loan Agreement dated 4 July 2000 between, amongst others, Cordiant Communications Group plc (as the "Parent"), the Parent and various of its Subsidiaries listed in schedule 1 thereto (as the "Borrowers"), The Bank of New York and HSBC Investment Bank plc (as the "Arrangers"), various banks and financial institutions listed in schedule 2 thereto (as the "Banks"), HSBC Investment Bank plc (as the "Agent" and "Security Trustee"), The Bank of New York (as the "Swingline Bank"), and HSBC Bank plc (as the "Overdraft Bank"), as amended from time to time (the "Credit Agreement").

The Credit Agreement will be amended and restated in a mutually acceptable form in accordance with the terms and conditions of this term sheet which are to be documented in a restructuring deed to be entered into between, amongst others, the parties to the Credit Agreement in a mutually acceptable form (the "Restructuring Deed") and which will also contain waivers of any Defaults or Events of Default under the Credit Agreement that have been identified to the Banks prior to the date on which the Restructuring Deed is executed.

The amendments and waivers to the Credit Agreement to be effected by the Restructuring Deed are referred to in this term sheet as the "Restructuring", and the date on which the conditions to the Restructuring Deed are met and the Restructuring becomes effective as the "Restructuring Date".

Capitalised terms used in this term sheet shall have the meanings defined in the Credit Agreement, unless indicated otherwise.

The Finance Parties under the Credit Agreement and the holders (the "Noteholders") of Cordiant Finance Inc.'s 7.61 % Guaranteed Notes due 2011 (the "Notes") issued under the Note Purchase Agreements dated 5 April 2001 (the "Note Purchase Agreements") (as amended and restated in accordance with the terms and conditions set out in the term sheet entitled "Term sheet - Indicative Key Terms and Conditions of the Proposed Amendments" attached to the Agreement in Principle (the "Amended and Restated Note Purchase Agreement")) (amongst others) shall enter into an intercreditor agreement (the "lntercreditor Agreement") which shall give effect to the term sheet entitled "lntercreditor Term Sheet - Key Intercreditor Restructuring Terms and Conditions" which is also attached to the Agreement in Principle. The terms and conditions of the Restructuring are
subject  to  the  terms  and  conditions  of  the  lntercreditor   Agreement.

1         Information and reporting requirements

          The Parent will:

1.1 Annual audited financial statements: prepare consolidated financial statements for the Group in respect of each financial year and cause the same to be reported on by the Auditors and provide such financial statements to the Agent together with the report of the Auditors thereon, the notes thereto, the directors' report thereon, and the Auditors report required in 1.5 below, together with the Group's preliminary audited consolidated financial statements, at the time such preliminary audited consolidated financial statements are issued to the Parent's shareholders but in any event within 90 days of the end of each financial year.

1.2 Quarterly Management Accounts: prepare unaudited consolidated quarterly management accounts for the Group in respect of each financial quarter in the agreed form and provide such accounts to the Agent within 45 days after the end of each financial quarter, together with the Compliance Certificate required in 1.4 below. The quarterly management accounts shall include:

          (a) a cashflow statement and a consolidated profit and loss account in respect of the relevant financial quarter, the financial year to that date, and whatever periods or rolling 12 month periods are relevant to the calculations required to test the Financial Covenants;

          (b) a comparison of all relevant results with the relevant annual budget required to be provided in 1.6 below;

          (c) a comparison of actual performance for that financial quarter with the performance during the equivalent financial quarter during the immediately preceding financial year;

          (d) a consolidated balance sheet as at the end of that financial quarter; and

          (e) a management discussion and analysis consistent with the agreed form Index of Management Discussion and Analysis;

          (f) a statement of the aggregate net proceeds of relevant disposals made during such period to which the mandatory prepayment requirements at 15.1 below apply;

          (g) (for the purposes relevant for the Maximum Capital Expenditure covenant at 3.3 below) a statement of the Capital Expenditure (as defined in 3.3 below) during such period;

          (h)  an analysis of the profit and loss account by profit centres; and

          (i) a statement of the consideration paid by the Group (and broken down by Group members) in respect of Permitted Acquisitions during such period.

1.3 Monthly Management Accounts: prepare unaudited consolidated monthly management accounts in respect of the Group in respect of each month and provide such accounts to the Agent within 30 days after the end of each month. The monthly management accounts shall include:

          (a) a consolidated cashflow statement (including a 4 week rolling forecast of central liquidity in the agreed form)

          (b) a consolidated profit and loss account for the relevant month and the financial year to that date;

          (c) a comparison of all relevant results with the relevant annual budget required to be provided in 1.6 below;

          (d) a comparison of actual performance for that month with the performance during the equivalent month during the immediately preceding financial year;

          (e) a management discussion and analysis consistent with the agreed form Index of Management Discussion and Analysis;

          (f) a statement of the aggregate net proceeds of relevant disposals made during such period to which the mandatory prepayment requirements at 15.1 below apply;

          (g) (for the purposes relevant for the Maximum Capital Expenditure covenant at 3.3 below) a statement of the Capital Expenditure (as defined in 3.3 below) during such period; and

          (h) a statement of the investments and other transactions entered into pursuant to the ring-fencing arrangements at 17.2(b) below.

1.4 Compliance Certificates: prepare a certificate verifying the compliance or otherwise with the Financial Covenants set out in 3 below, confirming that no Default has occurred which is continuing unremedied and unwaived, and attaching a list of Material Subsidiaries (determined in accordance with the definition at 23.1 below) and have it signed by its finance director, or if the finance director is unavailable for any reason, any other director of the Parent, and provide such certificate to the Agent at the time of the delivery of the quarterly management accounts for each financial quarter.

1.5 Annual Auditors' report: at the time of delivery of the audited consolidated financial statements, deliver a report from the Auditors (in a format acceptable to the Agent and which can be relied upon by the Agent (for itself and the other Finance Parties)) stating:

          (a) the amounts of the respective financial definitions in respect of or, as the case may be, as at the end of the relevant period specified in the Financial Covenants as extracted from such audited consolidated financial statements and indicating the manner in which such amounts have been calculated;

          (b) the application of the respective amounts of such financial definitions to the Financial Covenants; and

          (c) a list of the Group companies that are Material Subsidiaries as at the date of such audited consolidated financial statements (as defined in 23.1 below),

          and each such report shall (in the absence of manifest error) be conclusive as to matters contained in it.

1.6 Annual Budget: prepare an annual budget for each financial year (broken down on a monthly basis and updated on a quarterly basis) in the agreed form, and (i) provide each such annual budget to the Agent as soon as it becomes available, and in any event not later than 45 days after the commencement of the financial year the subject thereof,
          (ii) provide an update of each such annual budget to the Agent as soon as it becomes available and in any event not later than 20 days after the commencement of each financial quarter in the financial year the subject thereof, and (ii) immediately upon being approved by the Parent's board of directors, provide to the Agent any amendments or revisions to each such annual budget.

1.7 Reports and notices to creditors, Noteholders and shareholders: provide to the Agent at the time of issue thereof every report, circular, notice or like document issued by the Parent or any of its Subsidiaries to its creditors (or any class of creditors) generally or to the Noteholders and every notice convening a meeting of the shareholders or any class of the shareholders of the Parent.

1.8 Further information: and each Borrower will, provide to the Agent such further financial and other information concerning the Group (or any member of it) and its affairs as the Agent or any Bank (acting through the Agent) may from time to time reasonably require.

1.9 Independent accountant's report: notify the Agent immediately upon it becoming aware that a breach of clause 13.1 (Financial Covenants) or an Event of Default under any of clauses 14.1(a) (Non payment) or 14.1(e) to 14.1(n) inclusive (Cross-default and insolvency events) is reasonably likely to occur either immediately or within the following 12 months. Upon receiving such notification from the Parent, the Agent (acting on the instruction of the Majority Banks) shall have the right to require the preparation of an independent accountants' report on the financial and business condition and prospects of the Group and/or such other reports as the Majority Banks shall require (the cost in each case to be borne by the Parent) and the Parent will (and will procure that each other member of the Group will) provide the persons preparing each such report with all assistance and information requested by them.

2         Adjustment to Event of Default grace period

          The grace period under the Event of Default at clause 14.1(c) (Breach of other obligations) of the Credit Agreement shall be reduced to 5 Banking Days in so far as it relates to a breach of the obligations or undertakings to deliver financial statements, compliance certificates and Auditor's reports required for the Financial Covenants testing at the time and in the manner stipulated in the relevant clauses of the Credit Agreement.

3         Financial Covenants

3.1       The existing Financial Covenants shall be replaced by:

          (a)  Consolidated EBITDA to Consolidated Net Interest Expenditure; and

          (b)  Consolidated Gross Borrowings to Consolidated EBITDA,

          each to be tested quarterly on the basis of management accounts and the annual audited consolidated financial statements. Consolidated EBITDA and Consolidated Net Interest Expenditure shall be calculated on a rolling twelve months basis and Consolidated Gross Borrowings shall continue to be calculated on the basis of the average daily outstandings during the most recent two quarters. The covenant levels are set out below.

          The Parent will procure that the ratio of Consolidated EBITDA to Consolidated Net Interest Expenditure for each period date set out in column A shall not be less than the corresponding ratio set out in column B

                     A                                   B
          12 month period ending                       Ratio
          ----------------------                       -----
          31 March 2002                                2.50:1
          30 June 2002                                 1.75:1
          30 September 2002                            2.50:1
          31 December 2002                             2.50:1
          31 March 2003                                2.75:1
          30 June 2003                                 3.00:1
          30 September 2003                            3.25:1
          31 December 2003                             3.75:1
          31 March 2004                                4.00:1
          30 June 2004                                 4.50:1
          30 September 2004                            5.00:1

          The Parent will procure that the ratio of Consolidated Gross Borrowings as at the end of, to Consolidated EBITDA in respect of, each period set out in column A shall not be greater than the ratio set out in column B

                  A                                   B
          12 month period ending                       Ratio
          ----------------------                       -----
          31 March 2002                                5.75:1
          30 June 2002                                 8.50:1
          30 September 2002                            4.75:1

          31 December 2002                             4.75:1
          31 March 2003                                4.25:1
          30 June 2003                                 3.75:1
          30 September 2003                            3.75:1
          31 December 2003                             3.50:1
          31 March 2004                                3.00:1
          30 June 2004                                 3.00:1
          30 September 2004                            2.75:1

3.2       For these purposes:

          "Consolidated   EBITDA"   means,   in  respect  of  any  period,   the
          consolidated trading profits, but before:

          (i) exceptional items and extraordinary items separately identified in the relevant (each as profit and loss account);

         (ii)  profits and losses on disposals of capital assets;

        (iii)  amortisation of goodwill and other intangible assets;

         (iv)  depreciation and impairment;

          (v) Consolidated Gross Interest Expenditure and interest received or receivable; and

         (vi)  Taxes;

          of the Group for such period and after taking into account the applicable share of any profit or loss of any joint venture or other person which is not a Subsidiary of the Parent and after deducting (to the extent otherwise included) profits (or adding back losses) attributable to minority interests in members of the Group and after deducting (to the extent not otherwise deducted) Property Payments;

          and the following existing definitions shall continue to apply (as amended below):

          "Consolidated Gross Borrowings" means the aggregate principal or capital amount of all Borrowed Money incurred by the Group (including any fixed or minimum premium payable on final repayment) plus the aggregate principal element of Borrowed Money secured by any Encumbrance over all or any part of the undertaking, property, assets, rights or revenues of any member of the Group except that:

          (i) moneys owing by one member of the Group to another member of the Group shall not be taken into account;

         (ii) to avoid double counting, no guarantee of a liability which is already taken into account shall itself be taken into account;

        (iii) no liability shall be taken into account more than once in any computation;

         (iv) Consolidated Gross Borrowings expressed in or calculated by reference to a currency other than Sterling shall be converted into Sterling by reference to the rate of exchange used by the Parent for the conversion of such currency in accordance with the management policy of converting such amounts on a daily basis or, if the relevant currency was not thereby involved, by reference to the rate of exchange or approximate rate of exchange ruling on such date and determined on such basis as the Agent may determine or approve;

          (v) the principal amount of Consolidated Gross Borrowings deemed to be outstanding in relation to Finance Leases or hire purchase agreements shall be the present value of the minimum lease or hire payments discounted at the interest rate implicit in the relevant lease or hire purchase agreement;

         (vi) Indebtedness in respect of cash collateralised guarantees issued by a Bank or any of its associates on behalf of the Group to media authorities shall not be taken into account;

        (vii) Indebtedness of the Group in respect of the guarantees issued by banks on behalf of the Group to media authorities in Korea and the United Kingdom shall not be taken into account; and

       (viii) debit balances at any bank or financial institution under the cash management arrangements of the Group shall be taken into account net of the credit balances of the Group at such bank or financial institution to the extent that such credit balances are subject to contractual set-off against such debit balances (both before and after insolvency) under such cash management arrangements;

          "Consolidated Gross Interest Expenditure" means, in respect of a period, the aggregate amount (calculated on a consolidated basis) of all continuing, regular or periodic costs, charges and expenses accrued during that period in respect of Consolidated Gross Borrowings, including:

          (a) any acceptance commission paid or payable in respect of any bills of exchange or other negotiable instruments;

          (b) any initial issue discount allowed on the issue of debentures (to the extent relating to that period when amortised over the term of such debentures); and

          (c)  the interest component of rentals under Finance Leases,

          but excluding:

          (i) arrangement and other one-off fees (including the fees (and interest thereon) referred to in 4 and 8 below and the PIK Management Fees in respect of the Notes pursuant to the terms of the Amended and Restated Note Purchase Agreement), to the extent relating to that period when amortised over the term of the relevant Consolidated Gross Borrowings; and

         (ii) amounts discounted for FRS12 or SSAP24 purposes to the extent they are non-cash items;

          "Consolidated Net Interest Expenditure" means, in respect of a period, the Consolidated Gross Interest Expenditure accrued for that period net of credit interest accrued by the Group during such period; and

          "Property Payments" means the aggregate amount of (i) the payments made by any member of the Group pursuant to leases of unoccupied land or buildings of which such member of the Group is a lessor and (ii) the amount by which payments under a lease of land or buildings of which a member of the Group is a lessee exceeds the amount of rental received by such member of the Group in respect of such land or buildings from any other person;

          and the definition of "Borrowed Money" shall be revised as follows:

     "Borrowed Money" means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument, (iii) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution, (iv) acceptance or documentary credit facilities, (v) receivables sold or discounted (otherwise than on a non-recourse basis), (vi) deferred payments for assets or services acquired where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of the asset or services acquired (excluding credit granted in the ordinary course of trading for a period not exceeding 120 days (or in the case of Greece, Spain and Italy, not exceeding 180 days) and deferred consideration payments in respect of acquisitions or investments permitted in accordance with 17.2 and the deferred consideration obligations set out in schedule 13 to the Credit Agreement), (vii) the capital element of Finance Leases and hire purchase contracts, (viii) (except for the purposes of the definition of "Consolidated Gross Borrowings" and clause 14.1.5 of the Credit Agreement) Derivatives Contracts, (ix) any preference or other shares which are mandatorily redeemable or redeemable at the option of the holder thereof (other than the preference shares listed in schedule 13 of the Credit Agreement), (x) any other transaction (including without limitation forward sale or purchase agreements where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of the asset or services acquired) having the commercial effect of a borrowing or raising of money or of any of (ii) to (ix) above and (x) guarantees in respect of Indebtedness of any person falling within any of (i) to (x) above.

3.3       The following new covenant shall be included:

          Maximum Capital Expenditure

          The total Capital Expenditure of all members of the Group in any financial year shall not exceed the Budgeted Capital Expenditure for such financial year but so that in respect of any financial year where the relevant actual Capital Expenditure (less any amount which was carried forward from the previous financial year) is less than the Budgeted Capital Expenditure for that financial year, an amount equal to such deficit may be carried over to the following financial year only (and not otherwise or further) and shall be deemed to be spent before Budgeted Capital Expenditure in that year.

          "Budgeted Capital Expenditure" means Capital Expenditure incurred or to be incurred in a financial year up to a maximum of:

          Financial year ending              Amount (pound) millions
          ---------------------              -----------------------
          31 December 2002                             10
          31 December 2003                             17.5
          31 December 2004                             20

          "Capital Expenditure" means any expenditure which should be treated as capital expenditure in the audited consolidated financial statements of the Group in accordance with the Original Accounting Principles.

3.4 In addition the Consolidated Net Worth covenant from the Amended and Restated Note Purchase Agreement in respect of the Notes shall be included in the Credit Agreement.

3.5       In  this  term  sheet,   "Financial  Covenants"  means  the  financial
          covenants referred to in this section 3.

4         Restructuring fees and expenses

4.1       The  Parent  shall  enter  into  a  fee  letter   agreeing  to  pay  a
          co-ordination fee to the Arrangers in the form of the draft letter provided.

4.2 The Parent shall pay to the Banks (pro rata) a restructuring fee of 1.00% of the Total Commitments which shall be earned on the execution of the Agreement in Principle and shall be payable on the execution of the Restructuring Deed.

4.3 The Parent shall pay to the Banks (pro rata) a fee (the "Deferred Fee") calculated at 1.00% of the average daily principal outstandings under the Credit Agreement during the two most recent quarters, which shall accrue quarterly in arrears after the execution of the Agreement in Principle, and which shall be payable upon the earliest of:

          (a)  the occurrence of an Event of Default under the Credit Agreement;

          (b) the cancellation of the Total Commitments under the Credit Agreement; and

          (c)  8 November 2004.

          Interest on such Deferred Fee shall accrue at 9.25% per annum and shall be payable when such Deferred Fee is payable.

4.4 The Parent shall enter into fee letters agreeing to pay fees to the Agent, the Swingline Bank, and HSBC Investment Bank plc (as the security trustee under the terms of the lntercreditor Agreement (the "Common Security Trustee")) in the form of the draft letters provided.

4.5 The Parent shall pay all expenses of the Finance Parties in connection with the proposed Restructuring, including, without limitation, the fees and expenses of Norton Rose and Covington and Burling as counsel to the Finance Parties and the fees and expenses of other local law counsel instructed by Norton Rose on behalf of the Finance Parties, regardless of whether the amendments and waivers are consummated.

5         Drawdown Notices

5.1 In Drawdown Notices relating to drawings under the Revolving Credit Facility (other than in the case of rollovers), each of the Parent and the relevant Borrower shall make an additional representation and warranty that "it is not aware (after due enquiry) of any matter or event which is reasonably likely to result in a breach of clause 13.1 (Financial Covenants) or an Event of Default under any of clauses 14.1(a) (Non payment) or 14.1(e) to 14.1(n) inclusive (Cross-default and insolvency events) either immediately on the date of the Drawdown Notice or within the period ending 12 months after the date of the drawing."

5.2 In the case of Revolving Credit Advances to be drawn in Sterling, the Borrower must provide a Drawdown Notice not later than 1 p.m. on the second Banking Day before the proposed Drawdown Date. In the case of Swingline Advances the Swingline Borrower must provide a Drawdown Notice not later than 11 a.m. (New York City time) on the relevant Drawdown date. The notice periods for all other drawings remain as currently stated in the Credit Agreement.

6         Margin

          On and from the Restructuring Date the Margin shall be 3.25% per annum.

7         Commitment Commission

          The Parent shall pay to the Banks (pro rata) commitment commission at the rate of 1.25% per annum on the daily undrawn and uncancelled amount on the Facilities, payable on the dates falling at three month intervals after the date of the Credit Agreement and on the last day of the Availability Period in respect of the Revolving Credit Facility.

8         PIK Management Fee

          The Parent shall pay an additional management fee (the "PIK Management Fee") to the Banks (pro rata) to be calculated as a percentage fee on the average daily principal outstandings under the Credit Agreement during the two most recent quarters and shall be calculated quarterly in accordance with the following table showing the ratio of Consolidated Gross Borrowings to Consolidated EBITDA:

Quarter Ending                  Consolidated Gross Borrowings : Consolidated EBITDA

March 2002           less than      greater than      greater than      greater than      greater than
                     or equal to        4.60             4.84              5.08              5.32
                       4.60         but less than     but less than     but less than
                                     or equal to       or equal to       or equal to
                                        4.84             5.08              5.32

June 2002            less than      greater than      greater than      greater than      greater than
                     or equal to        6.25             6.81              7.38              7.94
                       6.25         but less than     but less than     but less than
                                     or equal to       or equal to       or equal to
                                        6.81             7.38              7.94

September 2002       less than      greater than      greater than      greater than      greater than
                     or equal to        3.56             3.84              4.13              4.41
                       3.56         but less than     but less than     but less than
                                     or equal to       or equal to       or equal to
                                        3.84             4.13              4.41

December 2002        less than      greater than      greater than      greater than      greater than
                     or equal to        3.37             3.71              4.06              4.40
                       3.37         but less than     but less than     but less than
                                     or equal to       or equal to       or equal to
                                        3.71             4.06              4.40

March 2003           less than      greater than      greater than      greater than      greater than
                     or equal to        3.40             3.59              3.77              3.96
                       3.40         but less than     but less than     but less than
                                     or equal to       or equal to       or equal to
                                        3.59             3.77              3.96

June 2003            less than      greater than      greater than      greater than      greater than
                     or equal to        3.28             3.40              3.52              3.63
                       3.28         but less than     but less than     but less than
                                     or equal to       or equal to       or equal to
                                        3.40             3.52              3.63

September 2003       less than      greater than      greater than      greater than      greater than
                     or equal to        3.22             3.35              3.49              3.62
                       3.22         but less than     but less than     but less than
                                     or equal to       or equal to       or equal to
                                        3.35             3.49              3.62

December 2003        less than      greater than      greater than      greater than      greater than
                     or equal to        2.89             3.02              3.15              3.27
                       2.89         but less than     but less than     but less than
                                     or equal to       or equal to       or equal to
                                        3.02             3.15              3.27

March 2004           less than      greater than           -                 -                 -
                     or equal to        2.89
                       2.89         but less than
                                     or equal to
                                        3.00

June 2004            less than      greater than            -                -                 -
                     or equal to        2.70
                       2.70         but less than
                                     or equal to
                                        3.00

September 2004       less than      greater than            -                -                 -
                     or equal to        2.70
                       2.70         but less than
                                     or equal to
                                        2.75

Rate                   0.00%            0.50%            1.00%             1.50%             2.00%

          The PIK Management Fee shall be calculated using the Parent's quarterly Compliance Certificates but shall not be payable by the Parent until the earliest of (i) the cancellation in full of the Total Commitments under the Credit Agreement, (ii) the prepayment in full of the Notes, (iii) any enforcement of the security referred to in 20 below, (iv) the occurrence of any Event of Default specified in clauses 14.1(h) (Insolvency) to (n) (Analogous proceedings) (inclusive) of the Credit Agreement, (v) any of the Notes becoming due and payable, whether automatically or by declaration, or (vi) 8 November 2004. Any PIK Management Fee that is payable in respect of any quarter shall accrue interest at 9.25% per annum, which interest shall accrue but shall not be payable until the P1K Management Fee is payable. The accrual of interest on the PIK Management Fee shall begin as of the quarter-end date shown on the relevant Compliance Certificate.

          To the extent that the "New Money" (as defined in the term sheet attached to the Agreement in Principle entitled "lntercreditor Term Sheet - Key lntercreditor Restructuring Terms and Conditions) portion of the Commitments under the Credit Agreement are repaid and cancelled in full at any time or the Finance Parties agree to eliminate the priority treatment of such New Money under the terms of the Intercreditor Agreement at any time, any future accretion of the PIK Management Fee shall cease at the later of that time and 1 January 2003 (it being understood that any PIK Management Fee that has been calculated for any quarter prior to such time shall continue to be payable at the relevant time of payment as provided above and will continue to accrue interest until such payment date).


9         Switch of base commitments from US$ to(pound)

          The base currency of the Commitments shall be converted from US dollars to Sterling on the Restructuring Date, such conversion being at the Agent's spot rate of exchange two Banking Days prior to the Restructuring Date. Amounts drawn shall remain outstanding in the currencies which they were drawn.

10        Full prepayment events

          The Borrowers shall prepay all the Facilities in whole immediately upon the occurrence of an External Refinancing (which shall be defined to mean the borrowing or raising of Borrowed Money (including without limitation, any public or private issue of debt securities) by any member of the Group with a view, inter alia, to the repayment and cancellation of any amount of any of the Facilities) or the sale or other disposal of all or substantially all of the assets and undertakings of the Group whereupon the Total Commitments in respect of all the Facilities shall be reduced to zero.

11        Rights issue/equity raising

11.1 The Parent will not issue any shares or otherwise acquire any additional capital other than:

          (a) the issue of ordinary shares (i) as consideration for the acquisitions referred to in 17.1 below pursuant to the Parent's obligations (actual or contingent) as at the Restructuring Date or (ii) in consideration for acquisitions permitted under 17.2 below ((i) and (ii) together being the "Permitted Acquisitions"); and

          (b) the issue of ordinary shares for cash payable in full on the date of issue and which ordinary shares do not carry any right to a return or to redemption nor any right to be converted into shares carrying such right before all amounts (whether actual or contingent) owing under the Credit Agreement have been paid in full and the Finance Parties have no further obligations thereunder, or the granting of an option to call on the Parent to issue such shares, and the Parent will at all times procure that no other member of the Group will issue any shares or otherwise acquire any additional capital (or grant any rights to call for the issue or allotment of any of the same) other than the issue of shares by a member of the Group to another member of the Group permitted under 17.2(a) or 17.2(b) provided that (A) where the existing shares in such member of the
          Group  are  subject  to an  Encumbrance  under  any  of  the  Security
          Documents,  such  additional  shares  are  also  subject  to  such  an
          Encumbrance and (B) where such existing shares are subject to Encumbrances which are structured to avoid an adverse US Tax consequence to the Group, such additional shares shall only be issued to the existing holding company of the issuing member of the Group;

11.2 The proceeds (net of reasonable related costs) of any rights issue or other equity raising (other than those permitted under 11.1(a)) shall be applied in mandatory prepayment and cancellation of the facilities under the Credit Agreement.

12        Dividends and other distributions

12.1      The Parent will not:

12.1.1 and will procure that no other member of the Group will redeem or purchase or otherwise reduce any of the Parent's share capital or any uncalled capital or unpaid liability in respect thereof or reduce the amount (if any) for the time being standing to the credit of the Parent's share premium account or capital redemption or other undistributable reserve in any manner (other than a partial capital reorganisation in order to create distributable reserves where no amount is paid or becomes payable (including, without limitation, by way of set-off, combination of accounts or otherwise) to any shareholder in the Parent as part of such reorganisation); or

12.1.2 declare, pay (including, without limitation, by way of set-off, combination of accounts or otherwise) or permit to accrue any dividend or make any other distribution or payment (whether in cash or in specie), including any interest and/or unpaid dividends, in respect of its equity or any other share capital for the time being in issue except that it may declare and pay a final dividend (but not an interim dividend) in respect of any financial year after 31 December 2001, provided that:

          (a) the Financial Covenants have been tested and passed as at the 30 June Financial Covenants test date in the following financial year; and

          (b) no breach of any of the Financial Covenants has occurred and is continuing and no other Default or Event of Default has occurred which is continuing; and

          (c)  the ratio of Consolidated Gross Borrowings to Consolidated EBITDA
               was  not  greater   than  3.50:1  on  each  of  two  most  recent
               consecutive Financial Covenant test dates; and

          (d) the dividend does not exceed 25% of Consolidated Excess Cashflow if the ratio of Consolidated Gross Borrowings to Consolidated EBITDA was not less than 3.25:1 on each of the two most recent consecutive financial covenant test dates; and

          (e) the dividend does not exceed 50% of Consolidated Excess Cashflow; and

          (f) not later than 5 and no more than 15 Banking Days prior to the proposed date for the payment of that dividend the finance director (or, if he is unavailable for any reason, any other director in each case in such directors' opinion but without personal liability) of the Parent delivers to the Agent a certificate in which the Parent certifies (without qualification) that:

               (i)  it proposes to pay a dividend and states the amount of it;

              (ii) no breach of any of the Financial Covenants has occurred and is continuing and no other Default has occurred which is continuing;

             (iii) in the opinion of the board of directors of the Parent (acting in good faith and after having regard (inter alia) to the current and projected trading and cash flow position of the Group (such projections being based on reasonable assumptions), and assuming the making of such dividend):

                    (A) no breach of clause 13.1 (Financial Covenants) or any Event of Default is reasonably likely to occur either immediately or within the period ending 12 months after the date of the dividend; and

                    (B) the Group is reasonably likely to have sufficient working capital during such 12 month period,

                    and such certificate shall be accompanied by (a) a forecast for the period of 6 full months following the proposed payment date showing the projected respective amounts of Consolidated EBITDA, Consolidated Gross Borrowings, Consolidated Net Interest Expenditure, Capital Expenditure and Net Worth and their application to the Financial Covenants in respect of each Financial Covenant test date within such period, such forecast to be based on the knowledge of the Parent and the circumstances then existing at such time together with reasonable assumptions, and (b) a calculation by the Parent of Consolidated Excess Cash Flow for the relevant financial year (showing the calculations on which it is based) together with a statement from the Auditors as to the amount of the Consolidated Excess Cash Flow confirming that in all material respects the calculation has been made in accordance with the audited consolidated financial statements of the Group for the relevant financial year and the definition of Consolidated Excess Cash Flow.

12.2      For these purposes:

          "Consolidated Excess Cash Flow" means, in respect of any financial year the Consolidated EBITDA of the Group for such period:

          after the addition of (if not already added):

          (a) cash dividends received from investments in joint ventures and other persons which are not Subsidiaries of the Parent (after Taxes);

          (b) Tax rebates received in cash which the Group is entitled to retain; and

          (c) any other non-cash items expensed in arriving at Consolidated EBITDA,

          after the deduction of (if not already deducted):

          (i)  payments in respect of Capital Expenditure;

         (ii)  payments of cash exceptional and extraordinary items;

        (iii)  Group Taxes paid;

         (iv) any other non-cash items credited in arriving at Consolidated EBITDA,

          (v)  Consolidated Net Interest Expenditure;

         (vi) all cash dividends paid by the Parent and all cash dividends paid in respect of minority interests in other members of the Group;

        (vii) all repayments and prepayments of the Notes and all amounts applied in repayment and cancellation of the facilities under the Credit Agreement (where crediting cash to a cash collateral account pending such application is deemed to be such an actual prepayment) except for mandatory repayments or prepayments of the Notes or the facilities under the Credit Agreement in accordance with 11, 15.1, or 16.6 below to the extent that the proceeds from the relevant transaction which give rise to such repayments or prepayments are excluded in determining Consolidated EBITDA for the period;

       (viii) the principal amount of rental payments of Capitalised Lease Obligations;

         (ix)  all   cash   consideration   paid  for   Permitted   Acquisitions
               (including, without limitation, by way of earnouts or deferred consideration); and

          (x) all amounts paid in connection with employee share option schemes,

          and excluding the applicable share of any loss or profit of any joint venture or other person which is not a Subsidiary of the Parent included in arriving at Consolidated EBITDA,

          in each case for, or paid during, such financial year and all calculated on a consolidated basis.

13        Other borrowings

13.1 The negative undertaking at clause 12.2(b) of the Credit Agreement in respect of Borrowed Money will be revised as set out below:

          No other Borrowed Money or finance transactions: it will not, and will procure that no other member of the Group will, incur or permit to exist on its behalf any obligations in respect of Borrowed Money, including Finance Leases, whether on or off balance sheet, to any person, or any sale and leaseback except:

          (i)  Borrowed Money arising from normal trade credit;

         (ii) the Borrowed Money of any persons acquired by any member of the Group pursuant to the D Acquisition provided that such Borrowed Money at no time exceeds Korean Won 16,900,000,000 (or its equivalent) in aggregate;

        (iii) any Borrowed Money of any person (other than pursuant to the D Acquisition or the Lighthouse Acquisition) acquired by any member of the Group after the date of this Agreement, where such Borrowed Money was existing at the time of such acquisition and was not incurred in contemplation of, or in connection with, that acquisition and where no member of the Group other than the person so acquired has any obligation (actual or contingent) in respect of such Borrowed Money (and where such Borrowed Money is permitted under 17.2(c) below) and is repaid or otherwise discharged within 30 days of such acquisition;

         (iv) Borrowed Money not exceeding Australian dollars 10,000,000 in aggregate in respect of working capital facilities made available in Australia to members of the Group;

          (v) Borrowed Money in respect of debit balances at any bank or financial institution under the cash management arrangements of the Group (net of the credit balances of the Group at such bank or financial institution to the extent that such credit balances are subject to contractual set-off against such debit balances (both before and after insolvency under such cash management arrangements) where the aggregate of all such net debit balances of the Group does not exceed (pound)5,000,000 (or its equivalent);

         (vi) Borrowed Money in respect of (i) the Facilities and (ii) the Notes (under the terms of the Note Purchase Agreements (and the Amended and Restated Note Purchase Agreement) or as such terms may be amended in accordance with the lntercreditor Agreement);

        (vii) Indebtedness in respect of Finance Leases provided that the aggregate amount of the principal element of the Indebtedness under such Finance Leases does not exceed (pound)2,000,000 (or its equivalent) at any time;

       (viii) performance bonds issued by a member of the Group in respect of the obligations (other than any payment obligations) of another member of the Group in the ordinary course of trading;

         (ix) Derivatives Contracts entered into in accordance with the Hedging Strategy (as revised and agreed with the Agent on or about the Restructuring Date);

          (x) Borrowed Money owed by one member of the Group to another member of the Group (but subject to 18(b));

         (xi) Borrowed Money in respect of guarantees issued by banks on behalf of Group members to media authorities in Korea and the United Kingdom in each case in connection with bona fide arrangements for maintenance of media accreditation in accordance with normal industry practice; and

        (xii) Borrowed Money in addition to that permitted by 13.1(i) to (xi) not exceeding (pound)16,000,000 (or its equivalent) in aggregate at any given time;

13.2 The sale, factoring or discounting of receivables and the sale and leaseback/sale and repurchase of assets will not be permitted other than the sale, factoring or discounting of receivables on a non-recourse basis where the aggregate amount of receivables so sold, factored or discounted does not exceed (pound)500,000 (or its equivalent) in aggregate.

14        Permitted Encumbrances/Guarantees

14.1 The definition of Permitted Encumbrances at clause 1.2 of the Credit Agreement will be revised as set out below:

          "Permitted Encumbrances" means:

          (a) any Encumbrance created pursuant to the terms of this Agreement and/or the Security Documents;

          (b) any right of set-off arising by operation of law in the ordinary course of trading;

          (c) any Encumbrance created in favour of a bank in connection with any bona fide cash management and/or netting arrangements for the Group (subject to 17.2(b) below);

          (d)  any lien arising with respect to Taxes of the Group;

          (e) any Encumbrance which the Agent (acting on the instructions of the Majority Banks) has at any time in writing agreed shall be a Permitted Encumbrance;

          (f) the Encumbrances to be listed in schedule 7 to the Credit Agreement as amended and restated pursuant to the Restructuring (as agreed between the Parent and the Arrangers) securing the amount set opposite the relevant Encumbrance in such schedule 7, but not any increase in such amount;

          (g) any Encumbrance given by a member of the Group in connection with bona fide arrangements for the maintenance of media accreditation of any member of the Group provided that such members of the Group purchase media (and give such Encumbrances) only in accordance with normal industry practice;

          (h) any Encumbrance on assets acquired after the date of this Agreement or on assets of a company which becomes a Subsidiary after the date of this Agreement (which Encumbrances were in existence at the date of acquisition or such company becoming a Subsidiary, but were not created in contemplation thereof) but in each case only if the maximum amount thereby permitted from time to time to be secured has not been increased on account of, or since the date of, the acquisition of such asset or the date on which such company becomes a Subsidiary and provided that the same is discharged in full within 30 days of the date of the relevant acquisition or such company becoming a Subsidiary

          (i) any Encumbrance (a "New Encumbrance") created by any member of the Group in substitution for any Encumbrance referred to in paragraph (f) above (an "Existing Encumbrance") provided that (i) such Existing Encumbrance is irrevocably and unconditionally discharged no later than the time of creation of the New Encumbrance, (ii) the New Encumbrance relates only to the same assets as the Existing Encumbrance and (iii) the Indebtedness secured by the New Encumbrance does not exceed the Indebtedness secured by the Existing Encumbrance;

          (j) any Encumbrance created in favour of a plaintiff or a defendant in any action, or the court or tribunal before which such action is brought, as security for costs for expenses where any member of the Group is prosecuting or defending such action in the bona fide interest of such member and/or any other member of the Group provided that the total amount secured does not exceed (pound)500,000;

          (k) the trust established in accordance with the terms of the letters dated 21st August 1997 to beneficiaries of the support agreement dated 1st October 1987 and made between the Parent (1) and Ted Bates Worldwide Inc. (2);

          (l) liens arising by operation of law or by way of contract in the ordinary course of business to the extent that the same would otherwise arise by operation of law and are not incurred in connection with the raising of finance;

          (m) any Encumbrance constituted by a Finance Lease permitted under 13.1;

          (n) any pledge of documents of title relevant to the asset as security for the liabilities of a member of the Group in respect of a documentary credit facility taken out in the ordinary course of business;

          (o) any retention of title to goods supplied to any member of the Group where that retention is required by the supplier in the ordinary course of its trading activities and on customary terms;

          (p) any Encumbrance granted by a member of the Group over any rent deposits as security for rental payments to be made by such member of the Group under or pursuant to any lease of premises used for its business; and

          (q)  any  Encumbrance not otherwise  permitted  pursuant to paragraphs
               (a) to (p) above (inclusive) and securing Indebtedness in aggregate not exceeding (pound)2,000,000;

14.2 The definition of Permitted Guarantees at clause 1.2 of the Credit Agreement will be revised as set out below:

          "Permitted Guarantees" means:

          (a) any guarantee which the Agent (acting on the instructions of the Majority Banks) has at any time in writing agreed shall be a Permitted Guarantee;

          (b) any guarantee given by a member of the Group of the obligations of any Guarantor, any guarantee given by a member of the Group which is not a Guarantor of the obligations of another member of the Group which is also not a Guarantor and any guarantee which constitutes a Permitted Investment (as defined in 17.2 below);

          (c)  any  guarantee  given by any  member of the Group to be listed in schedule 9 to the Credit Agreement as amended and restated pursuant to the Restructuring (as agreed between the Parent and the Arrangers) guaranteeing the amount set opposite the relevant guarantee in such schedule 9, but not any increase in such amount;

          (d) any guarantee given by a company which becomes a Subsidiary after the date of this Agreement (which guarantee was in existence at the date such company becomes a Subsidiary and was not created in contemplation thereof) but only if the maximum amount guaranteed has not been increased on account of or since the date on which such company becomes a Subsidiary and provided that the same is discharged within 30 days of the relevant company becoming a Subsidiary;

          (e) any guarantee given by a company in the Group in favour of a bank in connection with any bona fide cash management and/or netting arrangements for the Group (subject to 17.2(b) below);

          (f) any guarantee given by a member of the Group in connection with bona fide arrangements for the maintenance of media accreditation of any member of the Group provided that such members of the Group purchase media (and give such guarantees) only in accordance with normal industry practice;

          (g) any indemnity given by a member of the Group required by a bank as part of its normal terms and conditions for transacting business indemnifying such bank against costs and losses it may sustain as a consequence of accepting telephone or facsimile instructions from such member of the Group; and

          (h) any counter indemnity given by any member of the Group in connection with a Bid Bond;

15        Disposals

15.1 The mandatory prepayment and cancellation of the facilities under the Credit Agreement will be required from the proceeds of disposals as follows:

15.1.1 Subject to 15.1.2 below, but without prejudice to 15.2 below, if any member of the Group disposes of any assets (including shares and fixed assets) to any person which is not a member of the Group, of which:

          (a) the aggregate Net Proceeds are at least (pound)500,000 (or its equivalent at the date of the disposal) (each a "relevant disposal"); and

          (b) the aggregate Net Proceeds of relevant disposals in any financial year are in excess of (pound)5,000,000 (or its equivalent at the date of disposal),

          the Parent shall (or shall procure that it and the other Borrowers shall), apply an amount equal to the aggregate Net Proceeds of such relevant disposals which are in excess of (pound)5,000,000 (or its equivalent) in mandatory prepayment and cancellation of the facilities under the Credit Agreement in accordance with the terms of the lntercreditor Agreement.

          "Net Proceeds" means, in respect of a disposal of an asset or any of the matters referred to in 16.6, the full amount of proceeds received by a member of the Group in respect thereof less the reasonable costs incurred by the relevant member of the Group in relation thereto for which purpose (a) such proceeds shall be taken to include, in addition to consideration directly attributable to the disposal of such asset or such matter, any amount owing to and set-off by the relevant purchaser or other relevant third party (b) any proceeds received otherwise than in cash will be treated as Net Proceeds only upon the subsequent realisation of cash from such proceeds and (c) "reasonable costs incurred by the relevant member of the Group" includes reasonable legal fees, agents' commissions, auditors' fees, registration fees and Taxes paid or properly provided for in accordance with the Appropriate Accounting Principles (where such Tax is likely to become payable within the following 18 months, or, in the case of any of the matters referred to in 16.6.1 or 16.6.4 only, where the Parent demonstrates to the reasonable satisfaction of the Agent that such Tax will become payable after such period);

15.1.2 The provisions of 15.1.1 above will not apply in relation to the disposals referred to in 15.2.1(a), (c), (d), (e), (f), and (g) below.

15.2 Clause 12.2(d) (Negative undertaking: disposals) shall be revised as follows:

15.2.1 Each Borrower will not and will procure that none of its Subsidiaries will sell, transfer, lease, surrender, lend or otherwise dispose of the whole or any part of its present or future undertakings, assets or revenues whether by one or a series of transactions related or not (or enter into any binding commitment to do any of the same (whether conditional or otherwise)) (each a "disposal") except for:

          (a) the disposal of stock-in-trade in the ordinary course of day to day trading;

          (b) any disposal for cash on arm's length terms where the aggregate of the greater of the consideration and the market value of all such disposals does not exceed (pound)10,000,000 (or its equivalent) provided that the aggregate Net Proceeds of such disposal are applied as (and to the extent) required by 1.1.1 above; and

          (c)  any disposal by:

               (i)  a member of the Group to a Guarantor; and

              (ii) a member of the Group which is not a Guarantor to another member of the Group which is not a Guarantor,

               but so that in each case where any such asset is shares, other ownership interests in any person or entity, real property or real estate (or related insurance policies), receivables (including intra-Group debts) or, in each case, rights or claims in respect of any such asset and is subject or is expressed to be subject to an Encumbrance pursuant to any Security Document such disposal shall only be permitted either where the Agent is satisfied that the guarantee given by the disposee of the obligations of the Parent, Borrowers, Guarantors and security providers under (inter alia) the Credit Agreement, the Notes and the Security Documents is not limited to a greater extent than that given by the disposer and that either (A) such Encumbrance is not prejudiced as a result of such disposal or (B) the asset concerned becomes subject to a fully enforceable, legally binding Encumbrance in favour of the Common Security Trustee and the other Finance Parties and Noteholders substantially equivalent to or better than such other Encumbrance or with the consent of the Agent (acting on the instructions of the Majority Banks);

          (d) dealings with trade debtors with respect to book debts in the ordinary course of trading;

          (e) disposals of cash on arm's length terms not otherwise prohibited by the Credit Agreement and Security Documents;

          (f) disposals which constitute Permitted Investments (as defined in 17.2 below); and

          (g) the disposals permitted by 16.5 provided that the proceeds of such disposals are applied in accordance with 16.6;

          and so that where the asset or assets the subject of a disposal permitted by this paragraph (whether pursuant to 15.2.1(a) to (g) above or with the prior written consent of the Agent acting on the instructions of the Majority Banks (but excluding the assets referred to in the last paragraph of 15.2.1(c) in the case of any disposal under such clause)) is or are subject to an Encumbrance created by the Security Documents, the consent of the Agent (but without prejudice or responsibility to or in respect of any other requisite consent) shall be granted (and shall be deemed to be granted) for the release of the Encumbrance created by the Security Documents over such assets provided that no Default shall have occurred and be continuing neither remedied nor waived (and the Agent is irrevocably authorised by the Finance Parties to grant such releases or, as appropriate, to instruct and/or authorise the Common Security Trustee to grant such releases without reference to the Finance Parties) and the Agent shall accordingly instruct the Common Security Trustee to grant the relevant releases.

16        Zenith

16.1 The Parent will undertake that no member of the Group will terminate, amend or vary (or acquiesce in any termination, amendment or variation of) the terms of the Joint Venture Agreement dated 27 September 2001 with Publicis Group S.A. (the "JVA") in a way which might reasonably be expected to adversely affect the Group's rights or interests under or in respect of the put and call options contained therein relating to the Group's shares in Zenith Optimedia Group Limited ("Zenith") (except as required by 16.2 below) or which might reasonably be expected to adversely affect (or delay) the amount of receipt of any amount referred to in 16.6 below.

16.2 The Parent shall transfer its shares in Zenith Optimedia Group Limited to Sonic Sun Limited, an English wholly-owned non-trading solvent subsidiary of the Parent, in accordance with the terms of the JVA. Sonic Sun Limited will be subject to the guarantee and security requirements set out in 20.1(a) of this term sheet (save that the security will not cover the shares in Zenith while the consent of Publicis Group S.A. has not been obtained).

16.3 Sonic Sun Limited will not carry out any trading, business or other activity or own any material assets other than holding the shares in Zenith, acting in relation to the joint venture constituted by the JVA, and complying with the call options or exercising the put options under the JVA and will not incur any material liabilities of any nature whatsoever (whether actual or contingent) other than (i) liabilities for reasonable professional fees (ii) liabilities under the JVA (iii) liabilities under the Security Documents to which it is party and (iv) liabilities which will arise if it were wound up;

16.4 Any and all of the Group's right, interest and title in respect of the shares in Zenith will be held at all times by Sonic Sun Limited.

16.5 Sonic Sun Limited will not transfer or otherwise dispense of any interest in any of the shares it holds from time to time in Zenith other than (i) pursuant to the exercise of a call option or a put option under the JVA or (ii) a disposal to a person which is not a member of the Group and where the net proceeds of such disposal are at least equal to the net proceeds which would be received by the Group following the exercise of such a put option at such time, in each case where the resulting proceeds are applied in accordance with 16.6 and will not create any Encumbrance over any interest in any of the shares it holds from time to time in Zenith except under a Security Document.

16.6 The mandatory prepayment and cancellation of the facilities under the Credit Agreement will be required from the Net Proceeds of:

16.6.1 any exercise of the put or call options under the JVA or any other disposal of shares (or other interests) in Zenith;

16.6.2 any claims for damages or other remedies in respect of any breach of the put and call options in the JVA;

16.6.3    any   claim   in   respect   of  all   warranties,   indemnities   and
          representations contained in the JVA to the extent connected to the put and call options; and

16.6.4 any Flotation of, or sale or other disposal of all or substantially all of its assets and undertakings by, Zenith or any of its Subsidiaries.

17        Acquisition/joint ventures/investments

17.1 Subject to further review by the Arrangers, the acquisitions listed in the Earnout Projections for 2002 to 2004 provided by the Parent and dated 4 February 2002 shall be the basis of the revised Permitted Acquisitions listed in schedule 12.

17.2 Save for Permitted Acquisitions, each Borrower will not, and will procure that none of its Subsidiaries will, acquire or make any investment in any companies, joint ventures or partnerships or other persons or acquire any businesses (or interests therein) (or commit to do any of the same (whether conditionally or otherwise)) except for:

          (a) investments in the then existing Guarantors (or a member of the Group or a newly formed entity which in each case simultaneously becomes a Guarantor) and investments by a member of the Group which is not a Guarantor in another member of the Group which is not a Guarantor;

          (b)  Permitted Investments (as defined below); and

          (c) the acquisition of related businesses (including companies where the liability of its shareholders is limited to their respective share capital in such company but not other entities) provided that:

               (i) the consideration (without double counting within the Group), including, without limitation, any deferred consideration (whenever payable), and the obligations in respect of Borrowed Money of any such company immediately following its acquisition or repaid directly or indirectly by any member of the Group or otherwise assumed by the Group and taking the value of any non-cash consideration at the higher of its stated value under the agreement(s) for the acquisition in question and the market value of such consideration on the date such agreement(s) were entered into by the Group, in respect of all such acquisitions by the Group (other than consideration constituted by ordinary shares in the Parent issued or transferred to the relevant vendor (or as it may direct)) shall not exceed $2,000,000 (or its equivalent) in aggregate in any financial year; and

              (ii) the consideration constituted by ordinary shares in the Parent issued or transferred to the relevant vendor (or as it may direct)) in respect of any single acquisition shall not exceed $20,000,000 (or its equivalent); and

             (iii) the finance director of the Parent delivers a certificate to the Agent at least 5 Banking Days before any member of the Group enters into any commitment (conditional or otherwise) to make such an acquisition in which the finance director of the Parent confirms that in his opinion (but without any personal liability on the part of such finance director):

                    (A) the Parent is basing such certificate on the most recent financial information relating to such business which has been obtained by the Parent (acting prudently and reasonably) and the Group's latest forecasts and projections (which are fair and reasonable and have taken full and proper account of the business to be so acquired (including, without limitation, all contingent liabilities relating to the business to be so acquired));

                    (B) the business to be so acquired is not insolvent and is EBITDA positive (as determined in accordance with the definition of Consolidated EBITDA in 3.2, but adjusted to exclude the effect of historic non-recurring costs which will no longer be incurred by that business following its acquisition);

                    (C) such acquisition is not, and the Parent it is not aware (after due enquiry) of any matter or event which is, reasonably likely to result in a breach of clause 13 (Financial Covenants) or an Event of Default under any of clauses 14.1(a) (Non payment) or 14.1(e) (Cross Default) to 14.1.(n) (Analogous proceedings) inclusive either immediately or within the period ending 12 months after the date of such acquisition;

                    (D) the Group is reasonably likely to have sufficient working capital during the period ending 12 months after the date of such acquisition;

                    (E) after taking into account any Capital Expenditure incurred by the Group in making such acquisition, the Group will still be able, in compliance with the Financial Covenant in 3.3, to undertake sufficient Capital Expenditure so as to properly maintain its businesses during the period ending 12 months after the date of such acquisition;

                    (F) in the case of acquisitions by members of the Group that are not Guarantors, such acquisition is not funded directly or indirectly by any Guarantor, other than to the extent such funding is a Permitted Investment; and

                    (G) no Default has occurred which is continuing and no Default will arise as a result of such acquisition; and

          (iv) no Default has occurred which is continuing and no Default will arise as a result of such acquisition, and for the avoidance of doubt, any such acquired businesses shall be immediately subject to the provisions of 13.1 and 20.

          Subject to the proviso below, "Permitted Investments" means (i) investments in the shares of or other ownership interests in, (ii) loans or credit granted to, (iii) disposals to (not otherwise permitted under 15.2.1(a) to (e) inclusive or clause 15.2.1(g)), and
          (iv) guarantees of the Indebtedness of, any member of the Group which is not a Guarantor (or such investments in establishing a new entity which once formed is a member of the Group which is not a Guarantor) where the aggregate of such investments, loans, credit, disposals and guarantees made in the relevant financial year, together (without double counting) with the Pooling Borrowed Money at any relevant time during such financial year, at no time exceeds:

          (a) (pound)20,000,000 (or its equivalent) during the financial year ending 31 December 2002; or

          (b) (pound)15,000,000 (or its equivalent) during each subsequent financial year.

          Provided that, for the purposes of the definition of "Permitted Investments":

               (i) "Pooling Borrowed Money" means, at any relevant time, the aggregate of the Borrowed Money of any members of the Group which are not Guarantors under any cash management arrangements in respect of which any Guarantor grants any guarantee, rights of set-off or any other Encumbrance or grants an intra-Group loan;

              (ii) the value attributable to a disposal of an asset shall be the market value of the disposed asset; and

             (iii) the relevant aggregate limit applicable during a financial year shall be increased by the amount of (A) any repayment, release or cancellation (whether in whole or in part) of loans, credits and guarantees previously taken into account for the purpose of determining compliance with "Permitted Investments" during such financial year and (B) cash proceeds (to the extent not already taken into account pursuant to (A)), (net of related costs and Taxes) received by a Guarantor from a member of the Group which is not a Guarantor in such financial year under a series of related transactions involving an investment in such non-Guarantor made by such Guarantor within 13 months of such receipt and previously taken into account for the purpose of determining compliance with "Permitted Investments" (to the extent that such net cash proceeds do not exceed the amount of such investment so taken into account).

18        Loans and Guarantees

          Each Borrower will not, and will procure that none of its Subsidiaries will, make any loans, grant any credit (except for normal trade credit in the ordinary course of day-to-day trading) or give any guarantee save for:

          (a)  Permitted Guarantees to or for the benefit of any person; and

          (b) loans or credit to a Guarantor or loans or credit from one member of the Group which is not a Guarantor to another member of Group which is not a Guarantor and loans or credit which constitute Permitted Investments.

19        Cash management undertakings

19.1 The Parent will use its best endeavours to procure that cash held by members of the Group which are not Guarantors and which is not required to meet working capital liabilities will be repatriated directly or indirectly to the bank account of a Guarantor located in England and Wales or the United States, to the extent that such repatriation can be done in a legal and tax-
          efficient manner and without incurring costs which are disproportionate to the benefit to the Finance Parties.

19.2 The members of the Group will conduct their Cash Pooling Arrangements in the UK, the US and the Euro-Zone with a Bank or Banks, excluding the Cash Pooling Arrangements in place as at the date of the execution of the Agreement in Principle with non-Banks in Germany and Italy (to be specifically identified in the Credit Agreement as amended and restated pursuant to the Restructuring Deed) and except as otherwise agreed in writing with the Agent.

19.3 The Parent will not permit any member of the Group incorporated or formed in the United States or in England and Wales that is not a Guarantor to be a party to any Cash Pooling Arrangements with any other member or members of the Group, other than where the value of any loans, credit, rights of set-off, guarantee or other Encumbrance provided to such member or members of the Group does not exceed (pound)500,000 and (for the avoidance of doubt) such loans, credit, rights of set-off, guarantee or other Encumbrance is subject to the provisions of 17.2(b) of this term sheet.

          For these purposes:

          "Cash Pooling Arrangements" means arrangements for the pooling of the balances of any two or more Group member's bank accounts pursuant to which arrangements any such member of the Group grants a guarantee, rights of set-off or any other Encumbrance or transfers cash between the relevant bank accounts pursuant to an intra-Group loan.

          "Euro Zone" means each country that is a Participating Member State.

          "Participating Member State" means a member state of the European Union that has adopted or adopts the single currency in accordance with the Treaty.

          "Treaty" means the Treaty establishing the European Economic Community being the Treaty of Rome of 25 March 1957 as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed on 7 February 1992 and came into force on 1 November 1993) as amended, varied or supplemented from time to time.

20        Guarantees and security

20.1 A guarantee and security package will be required. This will include (subject to the limitations and issues noted at the end of schedule
          1):

          (a) guarantees from, and first ranking fixed and floating charges over, all the assets and undertaking of the members of the Group incorporated in England and Wales listed in Part 1 of schedule 1 (and the issued share capital of each of these companies (other than the Parent) will be the subject of a pledge/charge by its parent); and

          (b) to the extent capable of being provided, guarantees from material members of the Group incorporated in the US, Germany, the Netherlands and Australia as set out in Part 2 of schedule 1 and pledges/charges over the issued share capital of those companies.

20.2 All guarantees and security documents shall be in form and substance satisfactory to the Agent.

20.3 Clause 12.1(o) will be revised to include an ongoing obligation to procure that Material Subsidiaries incorporated in England and Wales, the US, Germany and the Netherlands provide guarantees and security consistent with 20.1, to the extent capable of being provided
          (excluding any Subsidiaries of the Parent which are Material Subsidiaries as at the Restructuring Date but which are not required to provide guarantees or security as a condition to the Restructuring, so long as the reasons for such security not being so required are continuing). Materiality for this purpose will be based on the revised definition of "Material Subsidiary" set out in 23 below.

20.4 The terms and principles governing the taking of security both as a condition to the Restructuring and as an ongoing obligation after the Restructuring Date shall be agreed between the Parent, the Agent and the Common Security Trustee in a security memorandum dated on or about the Restructuring Date (the "Security Memorandum").

20.5 The guarantee and security package will be held by the Common Security Trustee (or its agents) and will secure all amounts outstanding under (inter alia) the Credit Agreement, the Notes and the Security Documents on the basis set out in the Intercreditor Agreement.

21        Prepayments under the Credit Agreement

21.1 All voluntary and mandatory prepayments under the Credit Agreement shall first be applied firstly in prepayment of Revolving Credit
          Advances outstanding under the Credit Agreement prior to the Restructuring Date (or any rollover of such Advances), secondly in prepayment of all other outstanding Revolving Credit Advances, and thirdly in pro rata prepayment of the Swingline Facility and the Overdraft Facility.

21.2 All prepayments shall result in the cancellation of an equivalent amount of the relevant Commitments.

21.3 Any prepayment under the Credit Agreement shall be made in the currency in which the relevant Advance or Utilisation is then denominated together with: (a) accrued interest to the date of prepayment; (b) any additional amount payable under clauses 10.5, 16.2 or 16.5 of the Credit Agreement; (c) all other sums payable by the Borrowers to the relevant Finance Parties under the Credit Agreement including, without limitation, any accrued commitment commission payable under clause 9.1(c) of the Credit Agreement and any amounts payable under clause 15.1 of the Credit Agreement, and (d) where the Facilities are prepaid and cancelled in full, the Deferred Fee and the P1K Management Fee and interest accrued thereon.

22        Material Adverse Effect revisions

22.1 "Material Adverse Effect" to be redefined as meaning a reference to any effect, event or circumstance (on its own or in combination with other effect, events or circumstances):

          (a)  which is, or is reasonably  likely to be,  materially  adverse to
               (i) the ability of any of the Parent, the Borrowers, the Guarantors or the security providers to perform any of its obligations under the Bank Finance Documents or (ii) the business, assets or financial condition of the Group taken as a whole; or

          (b) results in, or is reasonably likely to result in any of the Bank Finance Documents not being legal, valid and binding on, and, enforceable substantially in accordance with their terms, against any party thereto.

          "Bank Finance Documents" will be defined to mean the Credit Agreement, the Restructuring Deed, the Substitution Certificates, the Borrower Accession Agreements, the Overdraft Borrower Accession Agreements, the fee letters, the Security Documents, the Intercreditor Agreement, the Agreement in Principle and any documentation from time to time entered into between the Overdraft Borrowers and the Overdraft Bank relation to the Overdraft Facility,

22.2 Clause 14.1(t) (Material Adverse Effect) to be amended so that an Event of Default arises upon the occurrence of any event or circumstance which, in opinion of the Majority Banks (acting reasonably):

          (a) is, or is reasonably likely to be, materially adverse to (i) the ability of any of the Parent, the Borrowers, the Guarantors or the security providers to pay any sum due from it under any of the Bank Finance Documents, (ii) the ability of any of the Parent, the Borrowers, the Guarantors or the security providers to comply with any of its obligations or undertakings expressed to be assumed by it under 1.1, 1.2, 1.4 and 1.5 at the time and in the manner stipulated in those paragraphs of this term sheet (or within the grace period applicable under 2 (Breach of other obligations)), (iii) the ability of any of the Parent, the Borrowers, the Guarantors or the security providers to comply with any of its obligations or undertakings expressed to be assumed by it under clauses 12.2 (Negative undertakings), or 13 (Financial covenants) of the Credit Agreement, (iv) the ability of any of the Parent, the Borrowers, the Guarantors or the security providers to perform any of its obligations under any of the Security Documents or (v) the business, assets or financial condition of the Group taken as a whole; or

          (b) results in, or is reasonably likely to result in any of the Bank Finance Documents not being legal, valid and binding on, and, enforceable substantially in accordance with their terms, against any party thereto.

23        Material Subsidiary revisions

23.1 "Material Subsidiary" to be redefined to mean any member of the Group which is party to (inter alia) the Credit Agreement or a Security Document or any other Subsidiary of the Parent:

          (a) whose EBITDA, together with that of its Subsidiaries, is equal to or exceeds 3 per cent. of the Consolidated EBITDA of the Group (where EBITDA shall be construed appropriately in respect of such member of the Group by reference to the definition of Consolidated EBITDA); or

          (b) whose gross revenues, together with those of its Subsidiaries, is equal to or exceeds 3 per cent. of the consolidated gross revenues of the Group; or

          (c) to which has been transferred (whether by one transaction or a series of transactions, related or not) all or substantially all of the assets of another member of the Group which, immediately prior to that transaction or any of the transactions in that series, was a Material Subsidiary as determined under paragraphs
               (a) or (b) above; or

          (d) which is a holding company of a Material Subsidiary determined under paragraphs (a) to (c) above,

          as determined by reference to the then latest quarterly management accounts of the Group delivered under 1.2, the latest audited consolidated financial statements for the time being of the Group delivered under 1.1 and such other financial statements of the relevant members of the Group (prepared on the same basis as such financial statements delivered in accordance with 1 in respect of the same period to which such other financial statements relate) as are necessary for the relevant Compliance Certificate or Auditors'
          Financial Covenants report to be duly completed and delivered in accordance with 1.4 and 1.5, provided that (i) in the case of a member of the Group acquired after the end of the period to which the then latest financial statements of the Group delivered under 1.1 or 1.2 relate, the reference to such then latest financial statements shall (until financial statements have been delivered under such clauses for the period in which such acquisition is made) be deemed to be a reference to a consolidation (in accordance with the Original Accounting Principles) of such then latest financial statements and the latest financial statements of such acquired member of the Group for such period and (ii) a report of the Auditors to the Finance Parties that a Subsidiary of the Parent is or is not a Material Subsidiary (in accordance with this definition) when delivered (as part of the Auditors' report or otherwise) shall be conclusive and binding on the parties hereto.

24        Transferability

24.1 The Banks will be permitted to transfer their Commitments and Contributions to any bank or financial institution after consultation with the Parent but without requiring the consent of the Parent or the Borrowers, subject to the Borrowers being not obliged to gross up to a greater extent than they were in relation to the relevant transferor.

24.2 The definition of Qualifying Bank will be updated and will speak as at the Restructuring Date.

25        Other revisions to the Facilities Agreement

25.1 Representations and warranties appropriate to the secured transactions shall be made including a representation and warranty in respect of all information and projections provided to the Arrangers in relation to the Restructuring.

25.2 An additional Event of Default will occur under clause 14 of the Credit Agreement where there is an Event of Default (as defined in the Amended and Restated Note Purchase Agreement) under the Amended and Restated Note Purchase Agreement regardless of any waiver under the Amended and Restated Note Purchase Agreement.

25.3 The Parent undertakes to promptly provide the Agent with written notice of the occurrence of any Control Event. For these purposes (1) "Control Event" means (A) the announcement, by or on behalf of any person or associate person or persons, in accordance with Rule 25 of the City Code on Takeovers and Mergers, of a firm intention to make an offer to the holders of the ordinary shares of the Parent or of a proposal for a scheme of arrangement, which offer or proposal, if accepted or approved (as the case may be) by the requisite number(s) of holders and if the other conditions thereto were satisfied or waived, would result in a Change of Control (but, for the avoidance of doubt, "Control Event" shall not include any preliminary approach or negotiations by any person or group of person to or with the Parent in respect of any such offer), (2) a "Change of Control" shall occur if a person (whether alone or together with any associated person or persons) becomes the beneficial owner of shares in the issued share capital of the Parent carrying the right to exercise more than 50% of the votes exercisable at a general meeting of the Parent, and (3) an "associated person" means, in relation to any person, a person who is
          (i) acting in concert (as defined in the City Code on Takeovers and Mergers) with that person or (ii) a connected person (as defined in section 839 of the Income and Corporation Taxes Act 1988) of that person.

26        Most favoured lender status

          None of the Parent, the Borrowers, the Guarantors or security providers will enter into any modification or amendment to any existing credit facility or other financing document, or enter into any new credit facility or financing document, that contains financial covenants, definitions or default provisions more favourable to the lender or financier thereunder unless the Finance Parties are given the option of receiving the benefit of such more favourable provisions at the same time and on the same terms. No additional guarantees or security will be provided to the Noteholders or any other creditor unless similar guarantees and security are given in favour of the Finance Parties.

          For the avoidance of doubt and in addition to the foregoing, to the extent that the Group enters into any modification or amendment to the Note Purchase Agreements that contains definitions, covenants or other provisions more favourable to the Noteholders thereunder or under the term sheet entitled "Term Sheet - Indicative Key Terms and Conditions of the Proposed Amendments" attached to the Agreement in Principle, the Finance Parties shall be given the option of receiving the benefit of such more favourable provisions at the same time and on the same terms.


27        Conditions precedent to the Restructuring

          The amendments to be made to the Credit Agreement pursuant to the Restructuring shall take effect on and from the date on which the Agent notifies the Parent and the Finance Parties that the Agent has received the documents and evidence specified here in 27 , in each case, in form and substance satisfactory to it, or, as the case may be, that the requirement to provide any of such documents or evidence has been waived by the Majority Banks.

27.1      Corporate

          Directors certificates from each of the Parent, Borrowers, Guarantors and security providers annexing (inter alia) (i) copies of the constitutional documents of each such company or entity,

          (ii) appropriate supervisory and management board resolutions of each such company or entity evidencing approval of the entry into the Restructuring, and (iii) signatures of those persons authorised by the supervisory and management board resolutions of each such company or entity referred to in (ii) to sign any of the Restructuring documentation and to execute all such undertakings, statements, certificates, notices, acknowledgements and other documents as may be required to be done, signed and executed by or on behalf of each such company or entity in connection with the Restructuring documentation and otherwise in relation to or ancillary to the same.

27.2      Credit Documents

27.2.1    The Restructuring Deed, duly executed by all parties to it.

27.2.2    The Agreement in Principle, duly executed by all parties to it.

27.2.3 A copy, certified as a true copy by an Authorised Officer of the Parent, of the Amended and Restated Note Purchase Agreement in a form and substance satisfactory to the Agent together with confirmation that all conditions to Amended and Restated Note Purchase Agreement becoming effective (other than in respect of the amendment of the Credit Agreement in accordance with the terms of the Restructuring
          Deed) have been satisfied.

27.3      Security Documents

27.3.1    The Security Memorandum, duly executed.

27.3.2 All Security Documents and other documents required in accordance with the Security Memorandum in each case in accordance with the basis set out in the Security Memorandum.

27.3.3    The Intercreditor Agreement, duly executed by all the parties thereto.

27.3.4 The Common Security Trust Deed, duly executed by all the parties thereto.

27.3.5 The Pledge Agreement to be executed by Cordiant Communications Group plc, Cordiant Holdings GmbH, Bates Deutschland Holding GmbH and Bates Germany Werbeagentur GmbH over the shares in the relevant German Subsidiaries.

27.3.6 The Abstract Acknowledgement of Indebtedness to be executed by Cordiant Communications Group plc.

27.4      Opinions

27.4.1 An opinion of Norton Rose dated not more than 5 Banking Days prior to the Restructuring Date.

27.4.2 Local law legal opinions in each jurisdiction in which any Borrower, Guarantor or security provider is incorporated from legal advisers to the Agent, the Banks and the Common Security Trustee in respect of (inter alia) the Restructuring Deed, the Credit Agreement (as amended in accordance with this term sheet) and the Security Documents.

27.4.3 US law legal opinion from legal advisers to the Parent where appropriate in respect of (inter alia) due incorporation of, and execution of the relevant documents by, any Borrower Guarantor or security provider incorporated or formed in the US.

27.5      Financial

27.5.1 A report from KPMG addressed (among others) to the Finance Parties and the Parent including confirmation that the Finance Parties and the Parent may rely thereon.

27.5.2 A report from PricewaterhouseCoopers addressed (among others) to the Finance Parties including confirmation that the Finance Parties may rely thereon.

27.5.3 A letter from the Auditors confirming that they continue to be appointed as the auditors of the Parent, and confirming that they will provide the Auditors report in 1.5.

27.5.4    A revised Hedging Strategy Letter, duly executed.

27.5.5 A copy, certified as a true, complete and up-to-date copy by an Authorised Officer of the Parent, of the Group structure book and the Group structure charts.

27.5.6 A copy, certified as a true, complete and up-to-date copy by an Authorised Officer of the Parent of the agreed form financial model.

27.5.7 A list, certified as true, complete and up-to-date of the material inter-Group loans.

27.5.8 Copies, certified as a true, complete and up-to-date copies by an Authorised Officer of the Parent, of the audited consolidated financial statements of the Group for the financial year ended 31 December 2001 (together with the Group's preliminary audited consolidated financial statements for that financial year), the quarterly management accounts of the Group for the quarter ended 31 December 2001, and the monthly management accounts for the month ended 28 February 2002, (and which shall be deemed to have been delivered pursuant to 1.11.2, and 1.3).

27.6      Transaction Costs

27.6.1 The co-ordination fee letter referred to in 4.1, together with payment of the fees referred to therein.

27.6.2 Payment of the restructuring arrangement fee for the Banks referred to in 4.2.

27.6.3 The agency fee letter, the swingline fee letter, and the Common Security Trustee fee letter referred to in 4.4, together with payment of any fees referred to in such letters which are payable on or before the Restructuring Date.

27.6.4 Receipt by the Agent of the other fees, expenses and Taxes payable by the Parent in accordance with 4.5 and the terms of the Restructuring Deed.

27.7      Miscellaneous

27.7.1    Either:

          (a) a copy, certified as a true copy by an Authorised Officer of the Parent of all consents, authorisations, licences and approvals required by the Parent and each Borrower, Guarantor and security provider to authorise, or required by the Parent and each Borrower, Guarantor and security provider in connection with, the execution, delivery, validity, enforceability and admissibility in evidence of the Restructuring documentation and the performance by the Parent and each Borrower, Guarantor and security provider of its respective obligations under the Restructuring documentation, or

          (b) a certificate signed by an Authorised Officer of the Parent that no such consent, authorisation, licence or approval referred to in (a) above is required by the Parent or any Borrower, Guarantor or security provider.

27.7.2 A certificate from an Authorised Officer of the Parent confirming that utilisation in full of the Facilities (as amended pursuant to the Restructuring) would not render the Parent or any Borrower in breach of any restriction on borrowings applicable to the Parent or any Borrower in its respective constitutional documents or elsewhere.

27.7.3    Evidence of the repayment of the Korean debenture stock.

27.7.4 Evidence that Sonic Sun Limited has acceded to the JVA and that all of the Group's right, interest and title to shares in Zenith have been transferred to Sonic Sun Limited and copies of the documents evidencing such accession and transfer certified by and Authorised Officer of the Parent as true, complete and up-to-date.

27.7.5 Copies, certified as true copies by an Authorised Officer of the Parent of all other committed credit facilities of the Group which are assumed to be in place in the financial model provided pursuant to paragraph 27.5.6 above, and any necessary consents to the amendment of the Credit Agreement in accordance with this term sheet required under the terms of those facilities or written confirmation from an Authorised Officer of the Parent that no such consents are required.

27.7.6 A certificate of an Authorised Officer of the Parent confirming that, immediately following the Restructuring Date, the Group will have no Encumbrances other than Permitted Encumbrances.

27.7.7 A certificate of an Authorised Officer of the Parent confirming that, immediately following the Restructuring Date, the Group will have no Borrowed Money other than as permitted by the Credit Agreement as amended and restated in accordance with the Restructuring.

27.7.8 A certificate of a director of each Additional Overdraft Borrower (as previously agreed by the Banks to accede to the Credit Agreement) confirming that utilisation by it of the Overdraft Facility in full would not cause any borrowing limit binding on it to be exceeded.

27.7.9 Evidence that each Additional Overdraft Borrower (as previously agreed by the Banks to accede to the Credit Agreement) has acceded to the Deed of Cross Guarantee dated 11 September 2000 in favour of the Overdraft Bank.

                                   Schedule 1
                                Security Package
PART 1

Companies incorporated in England and Wales to provide guarantees and first ranking fixed and floating charges over all of their assets and undertaking. The issued share capital of each of these companies (excluding Cordiant
Communications Group plc.) is to be the subject of a pledge / charge given by its shareholders, which in the case of shareholders incorporated in England and Wales will be contained in the relevant shareholder's first ranking fixed and floating charges.

1    Cordiant Communications Group plc;

2    Cordiant Group Limited;

3    Bates Overseas Holdings Limited;

4    Bates Europe Limited;

5    Cordiant (US) Holdings Limited;

6    Garrott Dorland Crawford Holdings Limited;

7    Atlas Advertising Limited;

8    Bates UK Limited;

9    Swotplus Limited;

10   Deckchair Studio Limited;

11   Ted Bates Holdings Limited;

12   The Decision Shop Limited;

13   Healthworld UK Holdings Limited;

14   Bates Healthworld Limited;

15   PSD Associates Limited

16   Bamber Forsyth Limited;

17   Fitch Limited;

18   Fitch International Limited;

19   Fitch Worldwide Limited;

20   Business Communications International Group Limited;

21   C&FD (Holdings) Limited;

22   Corporate & Financial Design Limited;

23   Financial Dynamics Holdings Limited;

24   Financial Dynamics Limited;

25   Bulletin lnt. Limited;

26   Bulletin lnt. (UK) Limited;

27   ICM International Limited;

28   PCI Livedesign Limited;

29   Cordiant Overseas Holdings Limited;

30   Cordiant Property Holdings Limited;

31   Healthworld Holdings Limited[1];

32   Milton Marketing Group Limited[1];

33   Headcount WW Field Marketing Limited[1];

34   Lighthouse Holdings (UK) Limited[1];

35   Clarion Communications PR Limited[1];

36   CCG.XM Holdings Limited[1];

37   CCG.XM[1];

38   XMSS Limited;

39   Colwood Healthworld Limited;

40   Fitch Design Consultants Limited;

41   Milton Marketing Limited[1];

42   Connect Five Limited[1];

43   Connect Six Limited[1];

44   Propose Two Limited[1];

45   Secure Two Limited[1];

46   Connect One Limited1;

47   N.A.S.A. 2.0 London Limited;

48   Scholz & Friends London Limited[6]; and

49   Sonic Sun Limited[2]


PART 2

Companies or other entities incorporated in (or formed under the laws of) the US, Germany, the Netherlands and Australia to provide guarantees and the share capital (or equivalent) of which shall be the subject of pledges / charges.

US companies

1    Cordiant US Holdings, Inc.;

2    Healthworld Corporation;

3    Bates Healthworld Inc.;

4    Healthworld International Holdings Inc.;

5    Bates Worldwide (Delaware) Inc.;

6    Bates Advertising USA Inc.;

7    Bates Churchill Public Relations Inc.;

8    Bates Churchill Advertising Inc.;

9    Interactive Edge Inc.;

10   Lighthouse Global Network Inc.;

11   Fitch Inc.;

12   The Leonhardt Group Inc.;

13   Morgen Walke Associates Inc.;

14   Primo Angeli Inc.;

15   CCG.XM Holdings Inc.;

16   CCG.XM Inc.;

17   Microarts Corporation;

18   FaIk Healthworld Inc.;

19   The Decision Shop Inc.;

20   S&S MCC AND MCC Inc.;

21   Channelex Inc.;

22   DWP Bates Technology LLC.;

23   Cordiant Finance Inc.;

24   Peclers Pavis North America, Inc.; and

25   Drummer Associates Inc.

German companies

1    Cordiant Holdings GmbH;

2    Bates Deutschland Holding GmbH;

3    Bates Germany Werbeagentur GmbH;

4    XCEED! Agentur Fur Medienberatung Und Innovative Kommunikation GmbH;

5    EMC Starke & Gerlach GmbH; and

6    N.A.S.A. 2.0 GmbH.

Dutch companies

1    Chafma BV;

2    Bates Nederland Holding BV[3]; and

3    Cordiant Finance B.V[4].

Australian companies

1    Cordiant Communications (Australia) Pty Limited; and

2    Cordiant Communications Group Australia Pty Limited[5]


Notes to Schedule 1:

1 The share pledges over the shares of non-US subsidiaries owned by US companies and the guarantees and security given by non-US subsidiaries of US companies will be limited to the extent required to avoid adverse US tax implications. Notwithstanding the foregoing, to the extent that any share pledges, guarantees and/or security is given for the benefit of the Noteholders or to otherwise secure obligations incurred in connection with the Amended and Restated Note Purchase Agreement and are not given for the benefit of the Finance Parties or to otherwise secure the obligations incurred in connection with the Credit Agreement, recoveries under such share pledges, guarantees and/or security shall be shared by the
     Noteholders and the Finance Parties pursuant to the terms of the Intercreditor Agreement.

2 Sonic Sun Limited will be subject to the guarantee and security package as stated in 20.1(a) of this term sheet (though any charge over the shares owned by Sonic Sun Limited in Zenith shall be, as stated at 16.2 of this term sheet, subject to the obtaining of the consent of the other party(s) to the JVA). In addition, a charge shall be taken over Sonic Sun Limited's rights (and over the Parent's rights remaining after the transfer of shares described at 16.2 of this term sheet), under or in connection with the JVA, including the put and call options, and the proceeds resulting from completion of the exercise of any of these options as stated in 16.5 of this term sheet.

3 No charge will be taken over the 35% minority shareholding in Bates Nederland Holding B.V. The shares owned by Chafma B.V. in Bates Nederland Holding B.V. will be the subject of a Dutch law share pledge. Bates Nederland Holding B.V. will not be required to give a guarantee.

4 Cordiant Finance B.V. is the company to which the Euro cash pool is swept under the Euro cash pooling arrangements. Accordingly it is required to be subject to the guarantee and security package arrangements outlined at 20 of this term sheet. In addition it will be required to provide a charge over its bank accounts.

5 No charge will be taken over the 41.59% of shares in Cordiant Communications Group Australia Pty Limited owned by Cordiant Communications (Australia) Pty Limited. The shares owned by Chafma B.V. in Cordiant Communications Group Australia Pty Limited will be the subject of a share charge.

6 No charge will be provided over the shares in Scholz & Friends London Limited so long as it is a direct or indirect Subsidiary of Scholz & Friends AG. The Parent will use reasonable endeavours to procure that Scholz & Friends London Limited enter into a guarantee, if, however, Scholz & Friends London Limited does not enter into a guarantee then it will not be permitted to accede to the Credit Agreement as an Overdraft Borrower.

                                   EXHIBIT B

                            Noteholders' Term Sheet

                        CORDIANT COMMUNICATIONS GROUP PLC
                             CORDIANT FINANCE, INC.

            Term Sheet -- Indicative Key Terms and Conditions of the
                               Proposed Amendments


Issuer:                       Cordiant Finance, Inc. (the "Issuer").

Parent Guarantor:             Cordiant  Communications Group plc (the "Company")
                              and, together with its Subsidiaries, the "Group").

Existing Notes:               US$175,000,000  7.61% Guaranteed  Senior Notes due
                              2011 (the "Existing  Notes" and, as amended by the
                              amendments   contemplated  herein,  the  "Notes"),
                              issued   under   the   separate    Note   Purchase
                              Agreements,  dated as of April 5, 2001,  among the
                              Issuer,   the  Company  and,   respectively,   the
                              purchasers  identified therein (the "Existing Note
                              Purchase Agreements").

Amendment
and Restatement:              The  Existing  Note  Purchase  Agreements  will be
                              amended  and  restated  pursuant to an Amended and
                              Restated Note Purchase Agreement (the "Amended and
                              Restated  Note  Purchase  Agreement")  which  will
                              contain  waivers  of any  Defaults  or  Events  of
                              Default   under   the   Existing   Note   Purchase
                              Agreements   that  have  been  identified  to  the
                              holders of the Notes prior to the date on which the Amended and Restated Note Purchase Agreement is executed.

Interest:                     The interest rate on the Notes will be permanently
                              increased to 9.25% per annum (effective as of the Effective Date (as defined below)). The default rate of interest for the existing Notes will be modified accordingly.

                              Prior  to the Put  Elimination  Date  (as  defined
                              below), interest on the Notes will be payable quarterly. On and after the Put Elimination Date, interest on the Notes will be payable semi-annually.

Fees: A participation fee of 0.50% of the outstanding principal of the Notes shall be payable on the Effective Date.

                              A management fee of 0.50% of the outstanding principal of the Notes shall be payable on the Effective Date.

PIK Management Fee:           The Company shall pay an additional management fee
                              (the "P1K Management Fee") to each holder of Notes
                              to  be  calculated  as a  percentage  fee  on  the
                              aggregate  outstanding  principal  amount  of  the
                              Notes  on the  date of  calculation  and  shall be
                              calculated   quarterly  in  accordance   with  the
                              following  table showing the ratio of Consolidated
                              Gross Borrowings to Consolidated EBITDA:


               Consolidated Gross Borrowings: Consolidated EBITDA
-------------------------------------------------------------------------------
03/2002  [] 4.60  >4.60 but []4.84  >4.84 but []5.08   >5.08 but []5.32  > 5.32
06/2002  [] 6.25  >6.25 but []6.81  >6.81 but []7.38   >7.38 but []7.94  > 7.94
09/2002  [] 3.56  >3.56 but []3.84  >3.84 but []4.13   >4.13 but []4.41  > 4.41
12/2002  [] 3.37  >3.37 but []3.71  >3.71 but []4.06   >4.06 but []4.40  > 4.40
03/2003  [] 3.40  >3.40 but []3.59  >3.59 but []3.77   >3.77 but []3.96  > 3.96
06/2003  [] 3.28  >3.28 but []3.40  >3.40 but []3.52   >3.52 but []3.63  > 3.63
09/2003  [] 3.22  >3.22 but []3.35  >3.35 but []3.49   >3.49 but []3.62  > 3.62
12/2003  [] 2.89  >2.89 but []3.02  >3.02 but []3.15   >3.15 but []3.27  > 3.27
03/2004  [] 2.89  >2.89 but []3.00         -                  -              -
06/2004  [] 2.70  >2.70 but []3.00         -                  -              -
09/2004  [] 2.70  >2.70 but []3.00         -                  -              -
---         -----       -----             -----             -----          -----
Fee         0.00%       0.50%             1.00%             1.50%          2.00%


                              The PIK Management Fee shall be calculated using the Company's quarterly compliance certificates but shall not be payable by the Company until the earlier of (i) the prepayment in full of the Notes, (ii) the Bank Refinancing Date (as defined below), (iii) any enforcement of the security referred to in the section entitled "Security/Guarantees" below, (iv) any of the Events of Default described in paragraph (h), (i),
                              (j) or (k) of Section 11 of the Existing Note Purchase Agreements, or (v) any of the Notes becoming due and payable, whether automatically or by declaration. Any PIK Management Fee that is payable in respect of any quarter shall accrue interest at 9.25% per annum, which interest shall accrue but shall not be payable until the PIK Management Fee is payable. The accrual of interest on the PIK Management Fee shall begin as of the quarter-end date shown on the compliance certificate.

                              To the extent that the "New Money" portion of outstandings and commitments under the Syndicated Loan Agreement (as defined below) is repaid and cancelled in full at any time or banks and financial institutions party to the Syndicated Loan Agreement (the "Banks") otherwise agree to eliminate the "priority" treatment of such "New Money" portion of the Syndicated Loan Agreement in the Intercreditor Agreement (as defined below) at any time, any future accretion of the PIK Management Fee shall cease at the later of any of those times and January 1, 2003 (it being understood that any PIK Management Fee that has been calculated for any quarter prior to such time shall continue to be payable at the relevant time of payment as provided above and will continue to accrue interest until such payment date).

Refinancing Put:              On the Bank  Refinancing  Date (as defined below),
                              each  holder of Notes will be  entitled to require
                              the Company to prepay its Notes,  at a price equal
                              to 100% of the  outstanding  principal  amount  of
                              such Notes plus accrued interest,  the accrued PIK
                              Management  Fee (if any)  (together  with  accrued
                              interest  thereon) and the  Make-Whole  Amount (if
                              any)  (including  all deferred  amounts in respect
                              thereof and accrued interest  thereon) at the time
                              of such  prepayment  (such right being referred to
                              as the "Refinancing  Put"). The Company shall give
                              at least 30 days (but not more than 45 days) prior
                              written  notice to each holder of the Notes of the
                              occurrence  of the  Bank  Refinancing  Date.  Each
                              holder may elect  whether to accept or reject such
                              prepayment.  If a  holder  does  not  reply to the
                              Company  prior to the first  time the  Refinancing
                              Put shall become exercisable, such holder shall be
                              deemed to have accepted such prepayment  unless it
                              has  specifically   rejected  such  prepayment  in
                              writing.   The   Company   will   make   all  such
                              prepayments to holders  exercising the Refinancing
                              Put at the same time as any  payments  are made in
                              connection  with the repayment or  refinancing  of
                              the   Syndicated   Loan   Agreement.   The   "Bank
                              Refinancing   Date"   means  the  earlier  of  (i)
                              November 8, 2004 or (ii) the date any refinancing or repayment in full of the Syndicated Loan
                              Agreement is consummated.

Elimination of
Refinancing Put:              If all  of  the  Put  Elimination  Conditions  (as
                              defined   below)   are   satisfied   on  the  Bank
                              Refinancing  Date,  the  Refinancing  Put shall be
                              eliminated  and  shall no longer be in force or of
                              any effect.  The date on which the Refinancing Put
                              is so eliminated  is hereafter  referred to as the
                              "Put Elimination  Date". The following  conditions
                              shall  be   defined   as  the   "Put   Elimination
                              Conditions":

                              (i) the ratio of Consolidated Gross Borrowings to Consolidated EBITDA on each of the two most recent testing dates for such covenant shall not have been greater than 2.50:1;

                              (ii) the ratio of Consolidated EBITDA to Consolidated Net Interest Expenditure on each of the two most recent testing dates for such covenant shall have been not less than 6.00:1;

                              (iii) no Default or Event of Default shall have occurred which is continuing;

                              (iv) the representations and warranties contained in the Amended and Restated Note Purchase Agreement corresponding to Sections 5.1, 5.4, 5.8, 5.9, 5.10, 5.11,
                                     5.12,  5.15 (as to no defaults  under other
                                     indebtedness  only),  5.18  and 5.19 of the
                                     Existing Note Purchase  Agreements shall be
                                     true and correct at such time as if made at
                                     such  time  and  the  Company   shall  have
                                     delivered an Officer's Certificate to such effect;

                              (v) the Company shall have delivered an Officer's Certificate to the effect that it is not aware (after due inquiry) of any matter or event which is reasonably likely to result in a breach of the Sections in the Amended and Restated Note Purchase Agreement setting forth the financial covenants or an Event of Default under of any of the Sections in the Amended and Restated Note Purchase Agreement relating to payment defaults, cross-defaults or insolvency-related defaults either immediately on such date or within the period ending 12 months after such date; and

                              (vi) after giving effect to any refinancing or repayment in full of the Syndicated Loan Agreement, the Company shall be in compliance with the requirement to maintain Committed Medium-Term Bank Facilities referred to below.

                              The  ratios  referred  to in clause (i) and clause
                              (ii) above will be adjusted on a pro forma basis to take into account any net proceeds of any rights issue or similar equity offering by the Company or the disposal of the Group's shares in Zenith (as defined below) whether pursuant to the JVA (as defined below) or otherwise. Such adjustments will be made by reducing the aggregate amount of Consolidated Gross Borrowings by the amount of any such net proceeds applied in permanent prepayment of Consolidated Gross Borrowings as permitted under the Amended and Restated Note Purchase Agreement, by adjusting Consolidated Net Interest Expenditure by the greater of the average interest rate or the interest rate of the actual debt paid down, and by adjusting Consolidated EBITDA to account for the disposal of the Group's shares in Zenith (as defined below).

Required Prepayments:         The  Issuer  shall make the  required  prepayments
                              contemplated  by Section 8.1 in the Existing  Note
                              Purchase Agreements, without any Make-Whole Amount or other premium.

                              Immediately upon the occurrence of a Prepayment Event, the Issuer shall be required to prepay in full all of its Notes, at a price equal to 100% of the outstanding principal amount of the Notes plus accrued interest, the accrued PiK Management Fee (if any) (together with accrued interest thereon) and the Make-Whole Amount (if any) (including all deferred amounts in respect thereof and accrued interest thereon) at the time of such prepayment. A "Prepayment Event" means (i) an "External Refinancing" (which shall be defined to mean the borrowing or raising of Borrowed Money (including without limitation any public or private issue of debt securities) by any member of the Group that either is not intended to effect the repayment in full and cancellation of the amount facilities under the Syndicated Loan Agreement), or in fact is in an amount that is insufficient to effect the repayment in full and the cancellation of the facilities under the Syndicated Loan Agreement and
                              (ii) the sale or other disposal of all or substantially all of the assets and undertakings of the Group.

Voluntary Prepayments:        The Issuer  will be  permitted  to prepay all or a
                              portion of the outstanding principal amount of the
                              Notes.  Any  such  prepayment  shall be at a price
                              equal to 100% of the outstanding  principal amount
                              of  the  Notes  being  so  prepaid   plus  accrued
                              interest on the amount of such principal and the Make-Whole Amount (if any) (including all deferred amounts in respect thereof and accrued interest thereon) in respect of such principal amount being so prepaid. Any partial prepayments will be shared among all holders of the Notes on a pro rata basis.

Currency of Payments:         All  payments  described in this term sheet and in
                              the Amended and Restated Note Purchase Agreement shall be made in US Dollars.

Rights Issues

Equity Raising, etc.:         Prior to the Put  Elimination  Date,  the  Company
                              will not issue any shares or otherwise acquire any additional capital other than:

                              (a) the issue of ordinary shares (i) as consideration for the acquisitions referred to in clause (a) of the definition of "Permitted Acquisitions" below pursuant to the Company's obligations (actual or contingent) as at the Effective Date or (ii) in consideration for Permitted Investments or acquisitions permitted under clauses (b) and (d) of the definition of "Permitted Acquisitions" below; and

                              (b) the issue of ordinary shares for cash payable in full on the date of issue and which ordinary shares do not carry any right to a return or to redemption nor any right to be converted into shares carrying such right before all amounts (whether actual or contingent) owing under the Notes have been paid in full, or the granting of an option to call on the Company to issue such shares, and the Company will at all times procure that no other member of the Group will issue any shares or otherwise acquire any additional capital (or grant any rights to call for the issue or allotment of any of the same) other than the issue of shares by a member of the Group to another member of the Group permitted under clause (b) of the definition of "Permitted Acquisitions" below or constituting Permitted Investments provided that (A) where the existing shares in such member of the Group are subject to an Encumbrance under any of the security documentation, such additional shares are also subject to such an Encumbrance and (B) where such existing shares are subject to Encumbrances which are structured to avoid an adverse US Tax consequence to the Group, such additional shares shall only be issued to the existing holding company of the issuing member of the Group.

                              Prior to the Put Elimination Date, the proceeds (net of reasonable related costs) of any rights issue or other equity raising (other than those permitted under clause (a) above) shall be applied in mandatory prepayment of the Notes (subject to the terms and provisions of the Intercreditor Agreement). For the avoidance of doubt, a rights issue or other equity raising occurring contemporaneously with a refinancing of the Syndicated Loan Agreement shall be deemed to occur after the Put Elimination Date if the Put Elimination Conditions in connection with such refinancing have been satisfied. Any such prepayment shall be at a price equal to 100% of the outstanding principal amount of the Notes being so prepaid plus accrued interest on the amount of such principal, the accrued PIK Management Fee (if any) (together with accrued interest thereon) and the Make-Whole Amount (if any) (including all deferred amounts in respect thereof and accrued interest thereon) in respect of such principal amount being so prepaid.

Prepayment on
Asset Disposals:              Prior to the Put  Elimination  Date, if any member
                              of the Group disposes of any assets (including shares and fixed assets) to any person which is not a member of the Group, of which:

                              (a) the aggregate Net Proceeds are at least(pound)500,000 (or its equivalent at the date of the disposal) (each a "Relevant Disposal"); and

                              (b) the aggregate Net Proceeds of Relevant Disposals in any Fiscal Year are in excess of(pound)5,000,000 (or its equivalent at the date of disposal),

                              the Company shall (or shall procure that it and its Subsidiaries shall), apply an amount equal to the aggregate Net Proceeds of such Relevant Disposals which are in excess of (pound)5,000,000 (or its equivalent) in mandatory prepayment of the Notes (subject to the terms and provisions of the Intercreditor Agreement). Any such prepayment shall be at a price equal to 100% of the outstanding principal amount of the Notes being so prepaid plus accrued interest on the amount of such principal and the Make-Whole Amount (if any) (including all deferred amounts in respect thereof and accrued interest thereon) in respect of such principal amount being so prepaid.

                              The provisions above will not apply in relation to the disposals referred to in clauses (a), (c),
                              (d), (e), (f) and (g) in the definition of "Permitted Disposals" below.

                              Following the Put Elimination Date, to the extent the Company applies the proceeds of any Asset Disposition to the prepayment of the Notes, such prepayment shall be made at a price equal to 100% of the outstanding principal amount of the Notes being so prepaid plus accrued interest on the amount of such principal and the Make-Whole Amount (if any) (including all deferred amounts in respect thereof and accrued interest thereon) in respect of such principal amount being so prepaid.

Financial Covenants:          The financial  covenants contained in Section 10.3
                              of the Existing Note Purchase Agreements shall be modified such that the Company will be required to comply with the following financial covenants:

                              Consolidated  EBITDA to Consolidated  Net Interest
                              Expenditure: The Company will procure that the ratio of Consolidated EBITDA to Consolidated Net Interest Expenditure for each period date set out in column A shall not be less than the corresponding ratio set out in column B:

                                         A                         B
                              12 month period ending             Ratio
                              ----------------------             -----
                              March 31, 2002                     2.50:1
                              June 30, 2002                      1.75:1
                              September 30, 2002                 2.50:1
                              December 31, 2002                  2.50:1
                              March 31, 2003                     2.75:1
                              June 30, 2003                      4.00:1
                              September 30, 2003                 3.25:1
                              December 31, 2003                  3.75:1
                              March 31, 2004                     4.00:1
                              June 30, 2004                      4.50:1
                              September 30, 2004                 5.00:1
                              and each quarter date
                                   thereafter


                              Consolidated  Gross   Borrowings  to  Consolidated
                              EBITDA: The Company will procure that the ratio of Consolidated Gross Borrowings as at the end of, to Consolidated EBITDA in respect of, each period set out in column A shall not be greater than the ratio set out in column B:

                                         A                         B
                              12 month period ending             Ratio
                              ----------------------             -----
                              March 31, 2002                     5.75:1
                              June 30, 2002                      8.50:1
                              September 30, 2002                 4.75:1
                              December 31, 2002                  4.75:1
                              March 31, 2003                     4.25:1
                              June 30, 2003                      3.75:1
                              September 30, 2003                 3.75:1
                              December 31, 2003                  3.50:1
                              March 31, 2004                     3.00:1
                              June 30, 2004                      3.00:1
                              September 30, 2004                 2.75:1
                              and each quarter date
                                   thereafter


                              Consolidated Net Worth:

                        (a) Prior to September 30, 2004, the Company will not permit Consolidated Net Worth (as defined in the Existing Note Purchase Agreements) at the any time to be less than (pound)400,000,000.

                        (b) On September 30, 2004 and thereafter, the Company will not permit Consolidated Net Worth at any time to be less than the sum of (i) the greater of (A) (pound)400,000,000 and (B) 80% of Consolidated Net Worth as at September 30, 2004, plus (ii) on a cumulative basis, 50% of positive "profits attributable to ordinary shareholders" (as defined under GAAP) for each Fiscal Quarter beginning with the Fiscal Quarter ended December 31, 2004.

                              Each of the above financial covenants is to be tested quarterly on the basis of management accounts and the annual audited consolidated financial statements. Consolidated EBITDA and Consolidated Net Interest Expenditure shall be calculated on a rolling twelve months basis and Consolidated Gross Borrowings shall be calculated on the basis of the average daily outstandings during the most recent two Fiscal Quarters.

                              Maximum Capital Expenditure: The total Capital Expenditure of all members of the Group in any Fiscal Year prior to the Put Elimination Date shall not exceed the Budgeted Capital Expenditure for such Fiscal Year but so that in respect of any Fiscal Year where the relevant actual Capital Expenditure (less any amount which was carried forward from the previous Fiscal Year) is less than the Budgeted Capital Expenditure for that Fiscal Year, an amount equal to such deficit may be carried over to the following Fiscal Year only (and not otherwise or further) and shall be deemed to be spent before Budgeted Capital Expenditure in that year.

                              Compliance Certificates shall be required from the Finance Director (or if he is unavailable for any reason, any other Director) of the Company in respect of the unaudited accounts and financial covenants reports shall be required from the Company's auditors in respect of the annual audited preliminary financial statements provided that such reports from the Company's auditors can be addressed solely to the Company so long as such reports can be, and are in fact, disclosed to the holders of the Notes. To the extent the figures used in these calculations (due solely to changes in GAAP) differ from those shown in the published financial statements of the Company, each compliance certificate shall contain a clear reconciliation to the published financial statements including all workings, calculation methodology and explanation of the accounting principles used.

                              The  definition  of  "Borrowed   Money"  shall  be
                              modified as set forth in the section entitled "Definitions" below.

Affirmative and Negative
Covenants (Pre-Put
Elimination Date):            Prior to the Put Elimination Date, the affirmative
                              covenants  contained  in Section 9 of the Existing
                              Note Purchase  Agreements  shall continue to apply
                              and shall  include any more  restrictive  relevant
                              affirmative  covenants contained in the Syndicated
                              Loan Agreement.  The negative covenants  contained
                              in  Section  10  (excluding  Section  10.3) of the
                              Existing   Note  Purchase   Agreements   shall  be
                              modified  to  incorporate   all  of  the  negative
                              covenants   contained  in  the   Syndicated   Loan
                              Agreement  (as amended) such that the Company will
                              be   required,   to  the   extent   that  the  Put
                              Elimination Date has not occurred,  to comply with
                              all of the  negative  covenants  contained  in the
                              Syndicated  Loan  Agreement,   including   without
                              limitation the following negative covenants:

                              (a)   negative    pledge   (save   for   Permitted
                                    Encumbrances);

                              (b) restrictions on Borrowed Money or finance transactions (save for Permitted Borrowed Money);

                              (c) restrictions on the sale, factoring and discounting of receivables and the sale and leaseback/sale and repurchase of assets (other than the sale, factoring or discounting of receivables on a non-recourse basis where the aggregate amount of receivables so sold, factored or discounted does not exceed (pound)500,000 (or its equivalent in aggregate));

                              (d) restrictions on mergers (save for certain limited exceptions to be agreed with the Company and the Banks) and disposals (other than Permitted Disposals (as defined below);

                              (e) restrictions on loans and the granting of any credit (except for Permitted Loans and normal trade credit in the ordinary course of day-today trading) and restrictions on guarantees (save for Permitted Guarantees);

                              (f) restrictions on acquisitions and investments (save for Permitted Acquisitions);

                              (g)   restrictions on changes of business;

                              (h) restrictions on the issuance of shares or otherwise on the acquisition of any additional capital other than (i) the issue of ordinary shares (A) as consideration for the acquisitions referred to in clause (a) of the definition of "Permitted Acquisitions" below pursuant to the Company's obligations (actual or contingent) as at the Effective Date or (B) in consideration for Permitted Investments or acquisitions referred to in clauses (b) and
                                    (d)  of   the   definition   of   "Permitted
                                    Acquisitions" and (ii) the issue of ordinary
                                    shares for cash  payable in full on the date
                                    of issue  and which  ordinary  shares do not
                                    carry any right to a return or to redemption
                                    nor any right to be  converted  into  shares
                                    carrying   such  right  before  all  amounts
                                    (whether actual or contingent) owing under the Notes and the Amended and Restated Note Purchase Agreement have been paid in full;

                              (i) restrictions on dividends and other distributions as more particularly described in the section entitled "Dividends and Other Distributions" below;

                              (j)   restrictions on cash management
                                    arrangements for the Group; and

                              (k) pan passu ranking of Notes and Subsidiary Guarantees.

                              The definition of "Material Adverse Effect" shall be modified to mean "a reference to any effect, event or circumstance (on its own or in combination with other effect, events or circumstances):

                              (a) which is, or is reasonably likely to be, materially adverse to (i) the ability of any of the Company, the Issuer, the Subsidiary Guarantors or the security providers to perform any of its obligations under the Notes, the Amended and Restated Note Purchase Agreement, the Subsidiary Guarantees or any of the security documentation, or (ii) the business, assets or financial condition of the Group taken as a whole; or

                              (b) results in, or is reasonably likely to result in, the Notes, the Amended and Restated Note Purchase Agreement, any of the Subsidiary Guarantees or any of the security documentation not being legal, valid and binding on, and, enforceable substantially in accordance with their terms, against any party thereto.

Affirmative and Negative
Covenants (Post-Put
Elimination Date):            Following   the   Put   Elimination    Date,   the
                              affirmative  and negative  covenants  contained in
                              Section 9 and Section 10 (excluding Section 10.3) of the Existing Note Purchase Agreements shall thereafter apply, in lieu of the covenants set out in the immediately preceding section, but shall be modified as follows:

                              (a) Section 9.7 of the Existing Note Purchase Agreements shall be modified to (i) provide that, in connection with any Subsidiary granting a Subsidiary Guarantee to the holders of the Notes, other beneficiaries of a guarantee from such Subsidiary granted in connection with the Syndicated Loan Agreement or any Committed Medium-Term Facilities shall provide a letter to the holders of the Notes in form and substance satisfactory to the Majority Holders whereby the existence and validity of such Subsidiary Guarantee as well as the pari passu ranking of such

                                    Subsidiary Guaranty and such guarantee are acknowledged and confirmed and (ii) delete
                                    Section 9.7(b) (and any related provisions providing for the release of any Subsidiary Guarantee under any circumstances other than in connection with a permitted disposal of the Subsidiary in question);

                              (b) Section 10.1 shall be modified to expressly prohibit any floating charges over all assets and undertakings conferring on the chargee a power to appoint any administrative receiver, receiver and/or manager or any other receiver (a "Receiver") (or similar Encumbrances under the laws of any jurisdiction conferring similar powers on the chargee to appoint a Receiver) or any Encumbrances on book debts, receivables and any other current assets of the Group (other than the sale, factoring or discounting of receivables on a non-recourse basis where the aggregate amount of receivables so sold, factored or discounted does not exceed(pound)500,000 (or its equivalent in aggregate), in each case regardless of the Encumbrances otherwise permitted under
                                    Section 10.1;

                              (c) the definition of "Permitted Encumbrances" in the Existing Note Purchase Agreements shall apply provided that clause (j) of such definition of "Permitted Encumbrances" shall be modified to reduce the "basket" contained therein to 10% of Consolidated Net Worth;

                              (d) Section 10.2 shall be modified to (i) modify clause (a) thereof to apply only to Borrowed Money owing to either the Company or any Subsidiary Guarantor, (ii) modify clause (d) thereof to conform to clause (b) of the definition of "Permitted Borrowed Money" below, (iii) eliminate the exceptions contained in clauses (b), (c) and (1) through (g) thereof and (iv) reduce the "basket" contained in clause (h) thereof to 10% of Consolidated Net Worth;

                              (e) Section 10.4 shall be modified to (i) restrict intra-group Asset Dispositions as provided in Section 10.4(a) to Asset Dispositions between the Company and the Subsidiary Guarantors, (ii) modify the limit contained in subclause (ii) of Section 10.4(c) to "10% of Consolidated

                                    EBITDA for the  preceding  Fiscal Year" (and
                                    eliminate  the  definition  and  concept  of
                                    "Adjusted  EBITDA"),  (iii) modify the limit
                                    contained  in  subclause  (iii)  of  Section
                                    10.4(c)  for  all  Asset  Dispositions  made
                                    since  the Put  Elimination  Date to "30% of
                                    Consolidated  EBITDA for the then  preceding
                                    Fiscal Year" (and  eliminate the  definition
                                    and concept of "Adjusted EBITDA"),  and (iv)
                                    modify  Section  10.4(c) to provide that any
                                    reinvestments  or debt  repayments  from the
                                    proceeds  of  Asset   Dispositions  be  made
                                    within 180 days of the effective date of the
                                    relevant  Asset  Disposition   (rather  than
                                    within   one  year)  to   qualify   for  the
                                    exclusion  specified  therein  and that,  in
                                    connection    with   any    prepayment    of
                                    unsubordinated  Borrowed  Money and  related
                                    offer to  repurchase  a pro rata  portion of
                                    the  Notes  in  connection  therewith,   the
                                    Make-Whole Amount will be payable by the Company connection therewith; and

                              (f) an additional covenant shall be added prohibiting sale and leaseback transactions, factoring, asset securitizations and other similar "off-balance sheet" transactions other than the sale, factoring or discounting of receivables on a non-recourse basis where the aggregate amount of receivables so sold, factored or discounted does not exceed (pound)500,000 (or its equivalent) in aggregate.


Dividends and Other
Distributions:                Prior to the Put  Elimination  Date,  the  Company
                              will not:

                              (a) and will procure that no other member of the Group will redeem or purchase or otherwise reduce any of the Company's share capital or any uncalled capital or unpaid liability in respect thereof or reduce the amount (if any)  for the  time  being  standing  to the
                                    credit  of  the   Company's   share  premium
                                    account  or  capital   redemption  or  other
                                    undistributable reserve in any manner (other
                                    than a  partial  capital  reorganization  in
                                    order to create distributable reserves where
                                    no  amount  is  paid  or   becomes   payable
                                    (including,  without  limitation,  by way of
                                    set-off,    combination   of   accounts   or
                                    otherwise) to any shareholder of the Company as part of such capital reorganization); or

                              (b) declare, pay (including, without limitation, by way of set-off, combination of accounts or otherwise) or permit to accrue any dividend or make any other distribution or payment (whether in cash or in specie), including any interest and/or unpaid dividends, in respect of its equity or any other share capital for the time being in issue except that it may declare and pay a final dividend (but not an interim dividend) in respect of any Fiscal Year after December 31, 2001, provided that:

                                    (i)    the  financial  covenants  have  been
                                           tested  and  passed as at the June 30
                                           financial  covenants test date in the
                                           following Fiscal Year;

                                    (ii)   no  breach  of any  of the  financial
                                           covenants   has   occurred   and   is
                                           continuing  and no other  Default  or
                                           Event of Default has  occurred  which
                                           is continuing;

                                    (iii)  the  ratio  of   Consolidated   Gross
                                           Borrowings to Consolidated EBITDA was
                                           not  greater  than  3.50:1 on each of
                                           the  two  most   recent   consecutive
                                           financial covenant test dates;

                                    (iv)   the  dividend  does not exceed 25% of
                                           Consolidated  Excess Cash Flow if the
                                           ratio    of    Consolidated     Gross
                                           Borrowings to Consolidated EBITDA was
                                           not less  than  3.25:1 on each of two
                                           most  recent  consecutive   financial
                                           covenant test dates;

                                    (v)    the  dividend  does not exceed 50% of
                                           Consolidated Excess Cash Flow;

                                    (vi)   not later  than 5 and no more than 15
                                           Business  Days prior to the  proposed
                                           date for the payment of that dividend
                                           the  finance  director  (or, if he is
                                           unavailable for any reason, any other
                                           director   in   each   case  in  such
                                           directors'    opinion   but   without
                                           personal  liability)  of the  Company
                                           delivers  to the holders of the Notes
                                           a  certificate  in which the  Company
                                           certifies   (without   qualification)
                                           that:

                                           (A)   it  proposes  to pay a dividend
                                                 and states the amount of it;

                                           (B)   no   breach   of   any  of  the
                                                 financial     covenants     has
                                                 occurred and is continuing  and
                                                 no  other  Default  or Event of
                                                 Default has  occurred  which is
                                                 continuing;

                                           (C)   in the  opinion of the board of
                                                 directors    of   the   Company
                                                 (acting in good faith and after
                                                 having  regard  (inter alia) to
                                                 the   current   and   projected
                                                 trading and cash flow  position
                                                 of the Group (such  projections
                                                 being   based   on   reasonable
                                                 assumptions),  and assuming the
                                                 making of such dividend):

                                                 (1)   no  breach  of any of the
                                                       financial   covenants  or
                                                       any Event of  Default  is
                                                       reasonably    likely   to
                                                       occur either  immediately
                                                       or  within   the   period
                                                       ending  12  months  after
                                                       the date of the dividend;
                                                       and

                                                 (2)   the  Group is  reasonably
                                                       likely to have sufficient
                                                       working   capital  during
                                                       such 12 month period,

                                                 and such  certificate  shall be
                                                 accompanied  by (a) a  forecast
                                                 for the period of 6 full months
                                                 following the proposed  payment
                                                 date   showing  the   projected
                                                 respective      amounts      of
                                                 Consolidated            EBITDA,
                                                 Consolidated  Gross Borrowings,
                                                 Consolidated    Net    Interest
                                                 Expenditure,            Capital
                                                 Expenditure  and   Consolidated
                                                 Net Worth and their application
                                                 to the  financial  covenants in
                                                 respect   of   each   financial
                                                 covenant  test date within such
                                                 period,  such  forecast  to  be
                                                 based on the  knowledge  of the
                                                 Company and the circumstances
                                                 then   existing  at  such  time
                                                 together    with     reasonable
                                                 assumptions,    and    (b)    a
                                                 calculation  by the  Company of
                                                 Consolidated  Excess  Cash Flow
                                                 for the  relevant  Fiscal  Year
                                                 (showing  the  calculations  on
                                                 which  it  is  based)  together
                                                 with  a   statement   from  the
                                                 Company's  auditors  as to  the
                                                 amount   of  the   Consolidated
                                                 Excess  Cash  Flow   confirming
                                                 that in all  material  respects
                                                 the  calculation  has been made
                                                 in accordance  with the audited
                                                 consolidated          financial
                                                 statements of the Group for the
                                                 relevant  Fiscal  Year  and the
                                                 definition   of    Consolidated
                                                 Excess Cash Flow.


Maintenance of
Committed  Medium-
Term Bank Facilities:         At all times after the Put  Elimination  Date, the
                              Company shall maintain Committed  Medium-Term Bank
                              Facilities  having committed  availability  levels
                              which,   in  the   aggregate,   on  any   date  of
                              determination,  are  greater  than or equal to the
                              aggregate    principal   amount   of   the   Notes
                              outstanding  (provided  that the Company shall not
                              be in  violation  of this  covenant if any bank or
                              other   financial   institution   providing   such
                              facilities   shall  be  required,   by  reason  of
                              illegality,    increased   costs   or   regulatory
                              restriction  as set  forth  in  customary  banking
                              documentation,   to  withdraw  such   facilities).
                              "Committed Medium-Term Bank Facilities" shall mean
                              loan or other credit facilities (other than letter
                              of  credit  or  documentary   credit   facilities)
                              providing for revolving or term loans pursuant to a written commitment by a bank or other financial institution for which the period until maturity or termination of such commitment and the borrowings thereunder have, at the date of determination, at least 364 days remaining and which are not capable of being demanded or withdrawn at any time during such period (other than following an event of default thereunder).

Change of Control:            In the event of a Change of  Control,  the Company
                              will  offer to prepay  the  outstanding  principal
                              amount  of  the  Notes,   together   with  accrued
                              interest,  accrued P1K  Management  Fees (together
                              with accrued interest  thereon) and the Make-Whole
                              Amount  (including all deferred amounts in respect
                              thereof and accrued interest thereon)  (calculated
                              as provided
                              below).  Within 30 days after receipt of the offer
                              of prepayment from the Company, each holder of the
                              Notes shall elect whether to accept or reject such
                              prepayment.  If a  holder  does  not  reply to the
                              Company within such 30 days,  such holder shall be
                              deemed   to   have   accepted   such   prepayment.
                              Notwithstanding the foregoing, the prepayment of any Notes held by any holder accepting such offer
                              (or not having responded to the Company) shall be made at the same time any payments are made in connection with the repayment or refinancing of the Syndicated Loan Agreement as a result of such Change of Control regardless of whether such 30 day period has passed.

                              The Company will promptly provide the holders of the Notes with written notice of the occurrence of any Control Event.

                              For these purposes, (1) a "Change of Control" shall occur if a person (whether alone or together with any associated person or persons) becomes the beneficial owner of shares in the issued share capital of the Company carrying the right to exercise more than 50% of the votes exercisable at a general meeting of the Company, (2) a "Control Event" means (A) the announcement, by or on behalf of any person or associate person or persons, in accordance with Rule 2.5 of the City Code on Takeovers and Mergers, of a firm intention to make an offer to the holders of the ordinary shares of the Company or of a proposal for a scheme of arrangement, which offer or proposal, if accepted or approved (as the case may be) by the requisite number(s) of holders and if the other conditions thereto were satisfied or waived, would result in a Change of Control or (B) the making of an offer to the holders of the ordinary shares of the Company or the proposing of a scheme of arrangement, which offer or proposal, if accepted or approved (as the case may be) by the requisite number(s) of holders and if the other conditions thereto were satisfied or waived, would result in a Change of Control (but, for the avoidance of doubt, "Control Event" shall not include any preliminary approach or negotiations by any person or group of persons to or with the Company in respect of any such offer), and (2) an "associated person" means, in relation to any person, a person who is (i) acting in concert (as defined in the City Code on Takeovers and Mergers) with that person or (ii) a connected person (as defined in section 839 of the Income and Corporation Taxes Act 1988) of that person.

                              In the event of a prepayment of the Notes and the occurrence of a Change of Control or a Control Event within six months following such prepayment, the Company will be obligated, as a separate and continuing obligation, to pay, on the date of such Change of Control or Control Event, to each holder of Notes (as of the date of such prepayment) an amount equal to the difference between (x) the Make-Whole Amount calculated on the basis that such prepayment was in connection with a Change of Control or Control Event and (y) the amount of the Make-Whole Amount actually paid on such prepayment date.

Accrued Interest and
Make-Whole Amount, etc.:      All  mandatory  and  optional  prepayments  on the
                              Notes will be made together with accrued  interest
                              to the date of payment  and,  with respect to such
                              mandatory  and optional  prepayments  other than a
                              required  prepayment  contemplated  by  the  first
                              paragraph  of  the  section   entitled   "Required
                              Prepayments"   above,  the  Make-Whole  Amount  in
                              respect of the principal amount of the Notes being
                              prepaid or repaid,  provided  that any  Make-Whole
                              Amount  which is  payable in  connection  with any
                              partial  prepayment of the Notes prior to the Bank
                              Refinancing  Date shall be  deferred  and shall be
                              payable  on the  date  the P1K  Management  Fee is
                              payable.  Any Make-Whole  Amount so deferred shall
                              accrue interest at 9.25% per annum, which interest
                              shall  accrue but shall not be  payable  until the
                              deferred   Make-Whole   Amount  is  payable.   The
                              "Make-Whole Amount" shall be defined as provided in the Existing Note Purchase Agreements and shall, except as provided below, be calculated for any prepayment or repayment of the Notes based on the original interest rate (7.6 1%), interest payment and mandatory prepayment schedule and maturity date of the Notes as set forth in the Existing Notes and the Existing Note Purchase
                              Agreements, provided that, in connection with any prepayment of the Notes as a result of a Change of Control, the Make-Whole Amount shall be calculated based on the modified interest rate and payment schedule on the Notes (9.25%).


Financial Information
(Pre-Put Elimination Date):   Prior to the Put Elimination  Date, in addition to
                              the information required to be delivered pursuant to Section 7.1 of the Existing Note Purchase
                              Agreements, the Company will:

                              (a) prepare consolidated financial statements for the Group in respect of each Fiscal Year and cause the same to be reported on by the Company's auditors and provide such financial statements to the holders of the Notes together with the report of the Company's auditors thereon, the notes thereto, the directors' report thereon and the report of the Company's auditors required in clause (e) below, together with the Group's preliminary audited consolidated financial statements, at the time such preliminary audited consolidated financial statements are issued to the Company's shareholders but in any event within 90 days of the end of each Fiscal Year.

                              (b) prepare unaudited consolidated quarterly management accounts for the Group in respect of each Fiscal Quarter in the agreed form and provide such accounts to the holders of the Notes within 45 days after the end of each Fiscal Quarter, together with the compliance  certificate  required  in clause
                                    (d) below. The quarterly management accounts shall include:

                                    (i)    a    cashflow    statement    and   a
                                           consolidated  profit and loss account
                                           in  respect  of the  relevant  Fiscal
                                           Quarter,  the  Fiscal  Year  to  that
                                           date, and whatever periods or rolling
                                           12 month  periods are relevant to the
                                           calculations  required  to  test  the
                                           financial covenants;

                                    (ii)   a comparison of all relevant  results
                                           with  the  relevant   annual   budget
                                           required to be provided in clause (f)
                                           below;

                                    (iii)  a  comparison  of actual  performance
                                           for  that  Fiscal  Quarter  with  the
                                           performance   during  the  equivalent
                                           Fiscal Quarter during the immediately
                                           preceding   Fiscal   Year;

                                    (iv)   a  consolidated  balance  sheet as at
                                           the end of that Fiscal Quarter;

                                    (v)    a management  discussion and analysis
                                           in  a   form   satisfactory   to  the
                                           Majority Holders;

                                    (vi)   a  statement  of  the  aggregate  net
                                           proceeds of relevant  disposals  made
                                           during   such  period  to  which  the
                                           mandatory   prepayment   requirements
                                           described  in  the  section  entitled
                                           "Prepayment on Asset Disposals" above
                                           apply;

                                    (vii)  (for the  purposes  relevant  for the
                                           Maximum Capital Expenditure financial
                                           covenant) a statement  of the Capital
                                           Expenditure   (as   defined   herein)
                                           during such period;

                                    (viii) an  analysis  of the  profit and loss
                                           account by profit centers; and

                                    (ix)   a statement of the consideration paid
                                           by the  Group  (and  broken  down  by
                                           Group    members)   in   respect   of
                                           Permitted  Acquisitions  during  such
                                           period.

                              (c) prepare unaudited consolidated monthly management accounts in respect of the Group in respect of each month and provide such accounts to the holders of the Notes within 30 days after the end of each month. The monthly management accounts shall include:

                                    (i)    a  consolidated   cashflow  statement
                                           (including a 4 week rolling  forecast
                                           of  central  liquidity  in the agreed
                                           form);

                                    (ii)   a   consolidated   profit   and  loss
                                           account  for the  relevant  month and
                                           the Fiscal Year to that date;

                                    (iii)  a comparison of all relevant  results
                                           with  the  relevant   annual   budget
                                           required to be provided in clause (f)
                                           below;

                                    (iv)   a  comparison  of actual  performance
                                           for that month  with the  performance
                                           during the  equivalent  month  during
                                           the  immediately   preceding   Fiscal
                                           Year;

                                    (v)    a management  discussion and analysis
                                           in  a   form   satisfactory   to  the
                                           Majority Holders;

                                    (vi)   a  statement  of  the  aggregate  net
                                           proceeds of relevant  disposals  made
                                           during   such  period  to  which  the
                                           mandatory   prepayment   requirements
                                           described  in  the  section  entitled
                                           "Prepayment on Asset Disposals" above
                                           apply;

                                    (vii)  (for the  purposes  relevant  for the
                                           Maximum Capital Expenditure financial
                                           covenant) a statement  of the Capital
                                           Expenditure   (as   defined   herein)
                                           during such period; and

                                    (viii) astatement  of  the  investments  and
                                           other   transactions   entered   into
                                           pursuant    to    the    ring-fencing
                                           arrangements  constituting  Permitted
                                           Investments.

                              (d) prepare a certificate verifying the compliance or otherwise with all financial covenants, confirming that no Default or Event of Default has occurred which is continuing unrexnedied and unwaived, and attaching a list of Material Subsidiaries (determined on the basis of the relevant financial statements in accordance with the revised definition stated below) and have it signed by its finance director, or if the finance director is unavailable for any reason, any other director of the Company, and provide such certificate to the holders of the Notes at the time of the delivery of the quarterly management accounts for each Fiscal Quarter.

                              (e) at the time of delivery of the audited consolidated financial statements, deliver a report from the Company's auditors (in a format acceptable to the Majority Holders and which can be relied upon by holders of the Notes) stating:

                                    (i)    the   amounts   of   the   respective
                                           financial  definitions  in respect of
                                           or, as the case may be, as at the end
                                           of the relevant  period  specified in
                                           the financial  covenants as extracted
                                           from   such   audited    consolidated
                                           financial  statements  and indicating
                                           the manner in which such amounts have
                                           been calculated;

                                    (ii)   the  application  of  the  respective
                                           amounts of such financial definitions
                                           to the financial covenants; and

                                    (iii)  a list of the  Group  companies  that
                                           are Material Subsidiaries  determined
                                           on  the   basis   of   the   relevant
                                           financial  statements  in  accordance
                                           with the  revised  definition  stated
                                           below,

                                    and each such report shall (in the absence of manifest error) be conclusive as to matters contained in it.

                              (f) prepare an annual budget for each Fiscal Year (broken down on a monthly basis and updated  on a  quarterly  basis)  in a  form
                                    satisfactory  to the Majority  Holders,  and
                                    (i) provide  each such annual  budget to the
                                    holders  of the Notes as soon as it  becomes
                                    available,  and in any event not later  than
                                    45 days after the commencement of the Fiscal
                                    Year the subject  thereof,  (ii)  provide an
                                    update  of each  such  annual  budget to the
                                    holders  of the Notes as soon as it  becomes
                                    available,  and in any event not later  than
                                    20  days  after  the  commencement  of  each
                                    Fiscal   Quarter  in  the  Fiscal  Year  the
                                    subject thereof, and (iii) immediately upon being approved by the Company's board of directors, provide to the holders of the Notes any amendments or revisions to each such annual budget.

                              (g) provide to the holders of the Notes at the time of issue thereof every report, circular, notice or like document issued by the Company or any of its Subsidiaries to its creditors (or any class of creditors) generally or to the Banks (as defined below) and every notice convening a meeting of the shareholders or any class of the shareholders of the Company.

                              (h) provide to the holders of the Notes all information (including, without limitation, all financial information reports, projections, forecasts, budgets and business information (but excluding any routine administrative notices and certificates)) provided by the Company or any Subsidiary to any Bank (as defined in the Syndicated Loan Agreement), other bank lender or similar provider of credit or finance to the Company or such Subsidiary.

                              (i) the Issuer will, and each Subsidiary Guarantor will, provide to the holders of the Notes such further financial and other information concerning the Group (or any member of it) and its affairs as any holder of Notes may from time to time reasonably request.

                              (j) notify the holders of the Notes immediately upon it becoming aware that a breach of a financial covenant, or an Event of Default as a result of non payment, cross-default or an insolvency event, is reasonably likely to occur either immediately or within the following 12 months. Upon receiving such notification from the Company, the Majority Holders shall have the right to require the preparation of an independent accountants' report on the financial and business condition and prospects of the Group and]or such other reports as the Majority Holders shall require (the cost in each case to be borne by the Company) and the Company will (and will procure that each other member of the Group will) provide the persons preparing each such report with all assistance and information requested by them.

                              Prior to the Put Elimination Date, the grace period for an Event of Default shall be reduced to 5 Business Days in so far as it relates to a breach of the obligations or undertakings to deliver financial statements, compliance certificates and reports of the Company's auditors required to test the financial covenants testing at the time and in the manner stipulated in the relevant clauses of the Amended and Restated Note Purchase Agreement.

Financial Information
(Post-Put Elimination Date):  Following the Put  Elimination  Date,  the Company
                              shall provide the information described in Section
                              7.1 of the Existing Note Purchase Agreements to the holders of the Notes, together with the following additional information:

                              (a) within 45 days of the end of each Fiscal Quarter, an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Quarter and an unaudited consolidated profit and loss account of the Company and its Subsidiaries for such Fiscal Quarter, setting forth in comparative form the figures for the corresponding Fiscal

                                    Quarter in the previous Fiscal Year and certified by a Senior Financial Officer; and

                              (b) all information (including, without limitation, all financial information reports, projections, forecasts, budgets and business information (but excluding any
                                    routine     administrative    notices    and
                                    certificates)) provided by the Company or any Subsidiary to any bank lender or similar provider of credit or finance to the Company or such Subsidiary.

                              In addition, the Company will provide the covenant compliance certificates required pursuant to
                              Section 7.2 of the Existing Note Purchase Agreements to the holders of the Notes with the quarterly financial statements referred to in clause (a) above, and in connection with each compliance certificate, the Company will provide a list of Material Subsidiaries.

Most Favored Lender
Status: None of the Company or the Subsidiaries providing guarantees will enter into any modification or amendment to any existing credit facility or other financing document, or enter into any new credit facility or financing document, that contains financial covenants, definitions or default provisions more favorable to the lender or financier thereunder unless the holders of the Notes are given the option of receiving the benefit of such more favorable provisions at the same time and on the same terms. No additional guarantees will be provided to the Banks or any other creditor of the Company, the Issuer or any Subsidiary Guarantor unless similar guarantees are given in favor of the holders of the Notes.

                              For the avoidance of doubt and in addition to the foregoing, to the extent that the Group enters into any modification or amendment to the Syndicated Loan Agreement that contains definitions, covenants or other provisions more favorable to the Banks thereunder or under the Indicative Key Restructuring Terms and Conditions attached as Schedule 2 hereto, the holders of the Notes shall be given the option of receiving the benefit of such more favorable provisions at the same time and on the same terms.

Events of Default:            The Amended and Restated Note  Purchase  Agreement
                              shall  contain  Events  of  Default  substantially
                              identical  to those in Section 11 of the  Existing
                              Note Purchase Agreements (amended to
                              ensure  that  they  are no less  restrictive  than
                              those in the Syndicated  Loan Agreement) and shall
                              contain  the   following   additional   Events  of
                              Default:

                              (a) a cross-default to the Syndicated Loan Agreement providing for an Event of Default under the Amended and Restated Note Purchase Agreement regardless of any waiver under the Syndicated Loan Agreement.

                              (b) a refusal for a period of more than 7 Business Days by the Banks under the Syndicated Loan Agreement or the relevant banks or financial institutions under any Committed Medium-Term Bank Facilities to fund any advance requested by the Company or any other borrower under the Syndicated Loan Agreement or such Committed Medium-Term Bank Facilities (as the case may be).

Representations
And warranties:               Appropriate  to  this  secured   transaction   and
                              including the representations and warranties in the Existing Note Purchase Agreements and the representations and warranties in the Syndicated
                              Loan  Agreement.

                              A representation and warranty shall be made in respect of all information and projections provided to the holders of the Notes in relation to the proposed amendments.

Intercreditor Agreement:      The  holders  of the Notes and the Banks  party to
                              the Syndicated  Loan Agreement shall enter into an
                              intercreditor   agreement  satisfactory  in  form,
                              scope and substance to the holders of the Notes, which shall give effect to the terms set out in the term sheet attached as Schedule 3 hereto (the
                              "Intercreditor Agreement"). The provisions of this term sheet are subject to the terms and conditions of the Intercreditor Agreement.

Guarantees/Security:          The Company's  obligations under the Notes and the
                              Amended and Restated Note Purchase Agreement will be secured by the following guarantee and security package (subject to the limitations and issues noted at the end of Schedule 1 hereto):

                              (i) the existing Subsidiary Guarantees in favour of the holders of the Notes given by certain Subsidiaries of the Company prior to the date hereof (as set out in Part 1 of Schedule 1 hereto);

                              (ii) additional guarantees from, and first ranking fixed and floating charges over, all of the assets and undertaking of the members of the Group incorporated in England and Wales listed in Part 2 of
                                     Schedule 1 hereto (and the issued share capital of each of these companies (other than the Company) will be the subject of a pledge/charge by its parent); and

                              (iii) to the extent capable of being provided, guarantees from material members of the Group incorporated in the US, Germany, the Netherlands and Australia as set out in
                                     Part   3   of   Schedule   1   hereto   and
                                     pledges/charges   over  the  issued   share
                                     capital of those companies.

                              All guarantees and security documents shall be in form and substance satisfactory to the holders of the Notes.


                              Prior to the Put  Elimination  Date,  the  Company
                              shall procure that Material Subsidiaries incorporated in England and Wales, the US, Germany and the Netherlands provide guarantees and security consistent with the terms set out above, to the extent capable of being provided (excluding any Subsidiaries of the Company which are Material Subsidiaries as at the Effective Date (as defined below) but which are not required to provide guarantees or security as a condition to the effectiveness of the proposed amendments, so long as the reasons for such security not being so required are continuing). For these purposes "Material Subsidiary" shall mean any member of the Group which is party to (inter alia) the Syndicated Loan Agreement or any other Subsidiary of the Company:

                              (i) whose EBITDA, together with that of its Subsidiaries, is equal to or exceeds 3 % of the Consolidated EBITDA of the Group (where EBITDA shall be construed appropriately in respect of such member of the Group by reference to the definition of EBITDA); or

                              (ii) whose gross revenues, together with those of its Subsidiaries, is equal to or exceeds 3 % of the consolidated gross revenues of the Group; or

                              (iii) to which has been transferred (whether by one transaction or a series of transactions, related or not) all or substantially all of the assets of another member of the Group which, immediately prior to that transaction or any of the transactions in that series, was a Material Subsidiary as determined under paragraphs (i) or (ii) above; or

                              (iv) which is a holding company of a Material Subsidiary determined under paragraphs (i) through (iii) above,

                              as determined by reference to the then latest quarterly management accounts, the latest audited consolidated financial statements for the time being of the Group delivered under the Amended and Restated Note Purchase Agreement and such other financial statements of the relevant members of the Group (prepared on the same basis as such financial statements delivered in accordance with the Amended and Restated Note Purchase Agreement in respect of the same period to which such other financial statements relate) as are necessary for the relevant Compliance Certificate to be duly completed and delivered in accordance with the Amended and Restated Note Purchase Agreement, provided that (i) in the case of a member of the Group acquired after the end of the period to which the then latest financial statements of the Group delivered pursuant to the Amended and
                              Restated Note Purchase Agreement relate, the reference to such then latest financial statements shall (until financial statements have been delivered under such clauses for the period in which such acquisition is made) be deemed to be a reference to a consolidation (in accordance with Fixed GAAP) of such then latest financial statements and the latest financial statements of such acquired member of the Group for such period and (ii) a report of the Company's auditors to the holders of the Notes that a Subsidiary of the Company is or is not a Material Subsidiary (in accordance with this definition) when delivered (as part of the report of the Company's auditors or otherwise) shall be conclusive and binding on the parties hereto.

                              Notwithstanding the foregoing, for the purposes of Sections 5 and 11, the definition of "Material Subsidiary" shall also include (in addition to the Subsidiaries referred to above) the companies listed as Material Subsidiaries in Schedule 5.4.

                              The existing Subsidiary Guarantees will continue to be held by the holders of the Notes.

                              The additional guarantees and other security will be held by the Common Security Trustee (as defined in the Intercreditor Term Sheet) (or its agents) pursuant to the Intercreditor Agreement and will secure all amounts outstanding under the Syndicated Loan Agreement, the Amended and Restated Note Purchase Agreement, the Notes and the security documentation on the basis set out in the Intercreditor Term Sheet.

                              The terms and principles governing the taking of security both as a condition to the effectiveness of the proposed amendments and as an ongoing obligation after the Effective Date shall be agreed between the Company, the holders of the Note and the Common Security Trustee in a security memorandum dated on or about the Effective Date (the "Security Memorandum").

                              For the avoidance of doubt, the refinancing of the Syndicated Loan Agreement shall not give rise to any obligation to release any guarantee or security unless the Put Elimination Date shall have occurred and such refinancing is not secured. On the Put Elimination Date, all security (other than the Subsidiary Guarantees and the additional guarantees) shall be released, so long as any refinancing of the Syndicated Loan Agreement does not require such security. The lntercreditor Agreement shall not terminate and the Refinancing Put shall not be eliminated unless the new bank facility does not require priority or security.



Cash  Management
Undertakings:                 Prior to the Put  Elimination  Date,  the  Company
                              will use its best  endeavours to procure that cash
                              held  by  members  of  the  Group  which  are  not
                              Subsidiary Guarantors and which is not required to
                              meet   working   capital   liabilities   will   be
                              repatriated  directly  or  indirectly  to the bank
                              account  of  a  Subsidiary  Guarantor  located  in
                              England  and Wales or the  United  States,  to the
                              extent  that  such  repatriation  can be done in a
                              legal  and   tax-efficient   manner  and   without
                              incurring costs which are disproportionate to the benefit to the Finance Parties.

                              The members of the Group will conduct their Cash Pooling Arrangements in the UK, the US and the Euro-Zone with a Bank or Banks, excluding the Cash Pooling Arrangements in place as at the date of the execution of the Agreement in Principle with non-Banks in Germany and Italy (to be specifically identified in the Amended and Restated Note

                              Purchase Agreement, and except as otherwise agreed in writing with the Majority Holders.

                              The Company will not permit any member of the Group incorporated or formed in the United States or in England and Wales that is not a Subsidiary Guarantor to be a party to any cash pooling arrangements with any other member or members of the Group, other than where the value of any loans, credit, rights of set-off, guarantee or other Encumbrance provided to such member or members of the Group does not exceed (pound)500,000 and (for the avoidance of doubt) such loans, credit, rights of set-off, guarantee or other Encumbrance constitute Permitted Investments.

                              For these purposes:

                              "Cash Pooling Arrangements" means arrangements for the pooling of the balances of any two or more Group member's bank accounts pursuant to which arrangements any such member of the Group grants a guarantee, rights of set-off or any other Encumbrance or transfers cash between the relevant bank accounts pursuant to an intra-Group loan.

                              "Euro   Zone"  means  each   country   that  is  a
                              Participating Member State.

                              "Participating Member State" means a member state of the European Union that has adopted or adopts the single currency in accordance with the Treaty.

                              "Treaty" means the Treaty establishing the European Economic Community being the Treaty of Rome of 25 March 1957 as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed on 7 February 1992 and came into force on 1 November 1993) as amended, varied or supplemented from time to time.

Zenith Put
and Call Options:             The Company will  undertake  that no member of the
                              Group will terminate,  amend or vary (or acquiesce
                              in any termination, amendment or variation of) the
                              terms  of the  Joint  Venture  Agreement  dated 27
                              September  2001 (the  "JVA") with  Publicis  Group
                              S.A.  ("Publicis") in a way which might reasonably
                              be expected to adversely affect the Group's rights
                              or  interests  under or in  respect of the put and
                              call
                              options  contained therein relating to the Group's
                              shares   in   Zenith   Optimedia   Group   Limited
                              ("Zenith") (except as required below) or which might reasonably be expected to adversely affect
                              (or delay) the amount of receipt of any amount referred to in the mandatory prepayment provisions below.

                              The Company shall transfer its shares in Zenith to Sonic Sun Limited, an English wholly-owned non-trading solvent Subsidiary of the Company (the "JVA Subsidiary") in accordance with the terms of the JVA. The JVA Subsidiary will be subject to the guarantee and security requirements set out in this term sheet (save that the security will not cover the shares in Zenith while the consent of Publicis has not been obtained).

                              The JVA Subsidiary will not carry out any trading, business or other activity or own any material assets other than holding the shares in Zenith, acting in relation to the joint venture constituted by the JVA, and complying with the call options or exercising the put options under the JVA and will not incur any material liabilities of any nature whatsoever (whether actual or contingent) other than (i) liabilities for reasonable professional fees, (ii) liabilities under the JVA, (iii) liabilities under the security documentation to which it is a party, and
                              (iv) liabilities which will arise if it were wound up.

                              Any and all of the Group's right, interest, and title in respect of the shares in Zenith will be held at all times by the JVA Subsidiary.

                              The JVA Subsidiary will not transfer or otherwise dispense of any interest in any of the shares it holds from time to time in Zenith other than (i) pursuant to the exercise of a call option or a put option under the JVA or (ii) a disposal to a person which is not a member of the Group and where the net proceeds of such disposal are at least equal to the net proceeds which would be received by the Group following the exercise of such a put option at such time, in each case where the resulting proceeds are applied in accordance with the mandatory prepayment provisions below and will not create any Encumbrance over any interest in any of the shares it holds from time to time in Zenith except under any security documentation.

                              Prior to the Put Elimination Date, the mandatory prepayment of the Notes (subject to the terms of the

                              Intercreditor Agreement) will be required from the Net Proceeds of:

                              (i) any exercise of the put or call options under the JVA or any other disposal of shares (or other interests) in Zenith;

                              (ii) any claims for damages or other remedies in respect of any breach of the put and call options in the JVA;

                              (iii) any claim in respect of all warranties, indemnities and representations contained in the JVA to the extent connected to the put and call options; and

                              (iv) any flotation of, or sale or other disposal of all or substantially all of its assets and undertakings by, Zenith or any of its Subsidiaries.

Documentation:                Amended and Restated Note Purchase Agreement.

                              Intercreditor Agreement.

                              Guarantee Agreements and security documentation, as set out above.

                              All documentation will be satisfactory in form, scope and substance to the holders of the Notes and their special counsel.

Conditions Precedent:         The effectiveness of the Amended and Restated Note
                              Purchase    Agreement    and   the    arrangements
                              contemplated   hereby  shall  be  subject  to  the
                              satisfaction of the following conditions precedent
                              (the date of such satisfaction being referred to herein as the "Effective Date"):

                              (a) the effectiveness of the amendments to the Syndicated Loan Agreement specified in the Indicative Key Restructuring Terms and Conditions attached as Schedule 2 hereto on a basis satisfactory to the holders of the Notes;

                              (b) the execution and delivery of an Intercreditor Agreement in form and substance consistent with the Intercreditor Term Sheet and a Common Security Trust Deed in form and substance satisfactory to the Majority Holders;

                              (c)   the Security Memorandum, duly executed.

                              (d) the execution and delivery of the Guarantee Agreements and the security documents
                                    described    in   the    section    entitled
                                    "Guarantees/Security"  above  (including the
                                    Pledge  Agreement  to  be  executed  by  the
                                    Company,   Cordiant   Holdings  GmbH,  Bates
                                    Deutschland    GmbH   and   Bates    Germany
                                    Werbeagentur  GmbH  over the  shares  in the
                                    relevant   German   Subsidiaries   and   the
                                    Abstract  Acknowledgement of Indebtedness to
                                    be    executed   by   the    Company)    and
                                    acknowledgements and confirmations from each
                                    existing   guarantor   that   all   existing
                                    guarantees are in full force and effect;

                              (e) the payment by the Company of the fees to the holders of the Notes described in the section entitled "Fees" above;

                              (f)   the payment by the  Company of all  expenses
                                    described    in   the   Section    captioned
                                    "Expenses" below;

                              (g) the delivery of satisfactory legal opinions from US and English counsel to the Obligors, and the delivery of customary directors' and secretaries' closing certificates;

                              (h) the receipt of all requisite board approvals and corporate authorisations by the Company, the Issuer, the Subsidiary Guarantors and the security providers;

                              (i) the delivery of directors certificates from each of the Company, the Issuer, the Subsidiary Guarantors and security providers annexing (inter alia) (i) copies of the constitutional documents of each such company or entity, (ii) appropriate supervisory and management board resolutions of each such company or entity evidencing approval of the entry into the Amended and Restated Note Purchase Agreement, the security documentation and all other documentation contemplated thereby (the "Documentation"), and (iii) signatures of those persons authorised by the supervisory and management board resolutions of each such company or entity referred to in (ii) to sign any of the Documentation and to execute all such undertakings, statements, certificates, notices, acknowledgements and other documents as may be required to be done, signed and executed by or on behalf of each such company or entity in connection with the Documentation and otherwise in relation to or ancillary to the same;

                              (j) a report from PricewaterhouseCoopers addressed (among others) to the holders of the Notes and the Company including confirmation that the holders of the Notes may rely thereon;

                              (k) the delivery of a letter from the Company's auditors confirming that they continue to be appointed as the auditors of the Company, and confirming that they will provide the auditors report referred to in the section entitled "Financial Information (Pre-Put Elimination Date) above;

                              (l) the delivery by the Company of a certified true, complete and up-to-date financial model (the "Financial Model") and annual operating budget for the 2002 Fiscal year;

                              (m) the delivery by the Company of a certified true, complete and up-to-date list of material intercompany loans and group structure chart in form and substance satisfactory to the Majority Holders;

                              (n) the delivery by the Company of a revised hedging strategy letter in form and substance satisfactory to the Majority Holders;


                              (o) copies, certified as a true, complete and up-to-date copies by a Senior Financial Officer, of the audited consolidated financial statements of the Group for the Fiscal Year ended December 31, 2001 (together with the Group's preliminary audited consolidated financial statements for that Fiscal Year), the quarterly management accounts of the Group for the Fiscal Quarter ended December 31, 2001, and the monthly management accounts for the month ended February 28, 2002, (and which shall be deemed to have been delivered pursuant to the section entitled "Financial Information (Pre-Put Elimination Date)" above;

                              (p)   either:

                                    (i)    a copy, certified as a true copy by a
                                           Senior   Financial   Officer  of  all
                                           consents,  authorisations,   licences
                                           and   approvals   required   by   the
                                           Company,    the   Issuer   and   each
                                           Subsidiary   Guarantor  and  security
                                           provider to authorise, or required by
                                           the  Company,  the  Issuer  and  each
                                           Subsidiary   Guarantor  and  security
                                           provider  in  connection   with,  the
                                           execution,     delivery,    validity,
                                           enforceability  and  admissibility in
                                           evidence of the Documentation and the
                                           performance   by  the  Company,   the
                                           Issuer and each Subsidiary  Guarantor
                                           and   security    provider   of   its
                                           respective   obligations   under  the
                                           Documentation, or

                                    (ii)   a  certificate  signed  by  a  Senior
                                           Financial Officer of the Company that
                                           no   such   consent,   authorisation,
                                           licence or  approval  referred  to in
                                           clause  (~p)(i)  above is required by
                                           the   Company,   the  Issuer  or  any
                                           Subsidiary   Guarantor   or  security
                                           provider;

                              (q) a certificate from a Senior Financial Officer of the Company confirming that utilisation in full of the facilities under the Syndicated Loan Agreement (as amended) would not render the Group in breach of any restriction on borrowings applicable to the Group in its respective constitutional documents or elsewhere.

                              (r) evidence that the JVA Subsidiary has acceded to the JVA and that all of the Group's right,  interest  and  title  to  shares  in
                                    Zenith  have  been  transferred  to the  JVA
                                    Subsidiary   and  copies  of  the  documents
                                    evidencing   such   accession  and  transfer
                                    certified by a Senior Financial Officer as true, complete and up-to-date;

                              (s) the delivery of copies, certified as true copies by a Senior Financial Officer of the Company, of all other committed credit facilities of the Group which are assumed to be in place in the Financial Model, and any necessary consents to the amendment of the Existing Note Purchase Agreements in accordance with this term sheet required under the terms of those facilities (or written confirmation from a

                                    Senior   Financial   Officer  that  no  such
                                    consents are required);

                              (t) the delivery of a certificate from a Senior Financial Officer confirming that, immediately  following the  Effective  Date,
                                    the Group  will have no  Encumbrances  other
                                    than  Permitted   Encumbrances   (including,
                                    without limitation, duly certified copies of any release documentation in respect of any such Encumbrances that are not Permitted Encumbrances);

                              (u) the delivery of a certificate from a Senior Financial Officer confirming that, immediately  following the  Effective  Date,
                                    the Group will have no Borrowed  Money other
                                    than  as   permitted   by  the  Amended  and
                                    Restated Note Purchase Agreement;

                              (v) information in respect of Zenith, including the put option, and copies of the relevant documentation;

                              (w) a report from KPMG, together with a letter from KPMG, addressed to, and capable of being relied upon by, the holders of the Notes in respect of the KPMG report;

                              (x) local legal opinions from legal advisors to the holders of the Notes and the Common Security Trustee in each jurisdiction in which a guarantor or security provider is incorporated; and

                              (y) evidence of the repayment of the Korean debenture stock.

Expenses:                     The Company  will pay all  expenses of the holders
                              of the  Notes  in  connection  with  the  proposed
                              amendments,  including,  without  limitation,  the
                              fees and  expenses of Bingham Dana LLP and Willkie
                              Farr & Gallagher,  special  counsel to the holders
                              of  the  Notes,   the  other   local  law  counsel
                              instructed by Bingham Dana LLP on behalf of the holders of the Notes and PricewaterhouseCoopers reporting accountants to the holders of the Notes and the Banks, regardless of whether the proposed amendments are consummated.


Governing  law:               New York law (Amended and Restated  Note  Purchase
                              Agreement and Guarantee Agreements)

                              English law (Intercreditor Agreement)

Definitions:                  "Borrowed Money" means  Indebtedness in respect of
                              (i) money borrowed or raised and debit balances at
                              banks, (ii) any amount raised pursuant to any note
                              purchase  facility  or the issue of bonds,  notes,
                              debentures,  loan stock or any similar instrument,
                              (iii) any counter-indemnity  obligation in respect
                              of  a  guarantee,   indemnity,  bond,  standby  or
                              documentary   letter   of   credit  or  any  other
                              instrument   issued   by  a  bank   or   financial
                              institution, (iv) acceptance or documentary credit
                              facilities,  (v)  receivables  sold or  discounted
                              (otherwise  than on a  non-recourse  basis),  (vi)
                              deferred  payments for assets or services acquired
                              where the deferred  payment is arranged  primarily
                              as a method of raising  finance or  financing  the
                              acquisition  of the  asset  or  services  acquired
                              (excluding  credit granted in the ordinary  course
                              of trading for a period not exceeding 120 days (or
                              in the  case  of  Greece,  Spain  and  Italy,  not
                              exceeding  180  days) and  deferred  consideration
                              payments in respect of Permitted  Acquisitions  or
                              Permitted   Investments   and   certain   deferred
                              consideration obligations be set out in a schedule
                              to  the   Amended  and   Redated   Note   Purchase
                              Agreement,  (vii) the  capital  element of Finance
                              Leases and hire purchase contracts, (viii) (except
                              for   the   purposes   of   the    definition   of
                              "Consolidated   Gross   Borrowings")   Derivatives
                              Contracts,  (ix) any  preference  or other  shares
                              which are mandatorily  redeemable or redeemable at
                              the  option  of the  holder  thereof  (other  than
                              certain  preference shares be listed on a schedule
                              to  the   Amended  and   Redated   Note   Purchase
                              Agreement),  (x) any other transaction  (including
                              without   limitation   forward  sale  or  purchase
                              agreements  where the deferred payment is arranged
                              primarily  as  a  method  of  raising  finance  or
                              financing the acquisition of the asset or services
                              acquired)  having  the  commercial   effect  of  a
                              borrowing or raising of money or of any of (ii) to
                              (ix) above and (x) guarantees in respect of Indebtedness of any person falling within any of
                              (i) to (x) above.

                              "Budgeted  Capital   Expenditure"   means  Capital
                              Expenditure incurred or to be incurred in a Fiscal Year up to a maximum of:

                                 Fiscal Year ended             Amounts
                                 December 31, 2002             (pound)10,000,000
                                 December 31, 2003             (pound)17,500,000

                                 December 31, 2004             (pound)20,000,000


                              "Capital Expenditure" means any expenditure which should be treated as capital expenditure in the audited consolidated financial statements of the Group in accordance with Fixed GAAP.

                              "Consolidated EBITDA" means, in respect of any period, the consolidated trading profits, but before:

                              (i)    exceptional items and  extraordinary  items
                                     (each  as  separately   identified  in  the
                                     relevant profit and loss account);

                              (ii) profits and losses on disposals of capital assets;

                              (iii)  amortisation    of   goodwill   and   other
                                     intangible  assets;

                              (iv)   depreciation and impairment;

                              (v) Consolidated Gross Interest Expenditure and interest received or receivable; and

                              (vi)   Taxes;

                              of the Group for such period and after taking into account the applicable share of any profit or loss of any joint venture or other person which is not a Subsidiary of the Company and after deducting (to the extent otherwise included) profits (or adding back losses) attributable to minority interests in members of the Group and after deducting (to the extent not otherwise deducted) Property Payments.

                              "Consolidated Excess Cash Flow" means, in respect of any Fiscal Year the Consolidated EBITDA of the Group for such period:

                              after the addition of (if not already added):

                              (a) cash dividends received from investments in joint ventures and other persons which are not Subsidiaries of the Company (after Taxes);

                              (b) Tax rebates received in cash which the Group is entitled to retain; and

                              (c)   any  other   non-cash   items   expensed  in
                                    arriving at Consolidated EBITDA,
                                    after the deduction of (if not already deducted):

                                    (i)    payments   in   respect   of  Capital
                                           Expenditure;

                                    (ii)   payments  of  cash   exceptional  and
                                           extraordinary items;

                                    (iii)  Group Taxes paid;

                                    (iv)   any other  non-cash items credited in
                                           arriving at Consolidated EBITDA,

                                    (v)    Consolidated       Net       Interest
                                           Expenditure;

                                    (vi)   all  cash   dividends   paid  by  the
                                           Company and all cash  dividends  paid
                                           in respect of minority  interests  in
                                           other members of the Group;

                                    (vii)  all repayments and prepayments of the
                                           Notes  and  all  amounts  applied  in
                                           repayment  and  cancellation  of  the
                                           facilities  under the Syndicated Loan
                                           Agreement  (where crediting cash to a
                                           cash collateral  account pending such
                                           application  is  deemed to be such an
                                           actual    prepayment)    except   for
                                           mandatory  repayments or  prepayments
                                           of the Notes or the facilities  under
                                           the  Syndicated   Loan  Agreement  in
                                           accordance  with  the  terms  of  the
                                           Syndicated Loan Agreement  and/or the
                                           Amended and Restated  Loan  Agreement
                                           (as  applicable)  to the extent  that
                                           the   proceeds   from  the   relevant
                                           transaction  which  give rise to such
                                           repayments   or    prepayments    are
                                           excluded in determining  Consolidated
                                           EBITDA for the period;

                                    (viii) the   principal   amount   of  rental
                                           payments   in   respect   of  Finance
                                           Leases;

                                    (ix)   all  cash   consideration   paid  for
                                           acquisitions  constituting  Permitted
                                           Acquisitions   (including,    without
                                           limitation,  by  way of  earnouts  or
                                           deferred consideration); and

                                    (x)    all amounts paid in  connection  with
                                           employee share option schemes,

                                    and  excluding the  applicable  share of any
                                    loss or profit of any joint venture or other
                                    person  which  is  not a  Subsidiary  of the
                                    Company included in arriving at Consolidated
                                    EBITDA,
                                    in  each  case  for,  or paid  during,  such
                                    Fiscal   Year  and  all   calculated   on  a
                                    consolidated basis.

                                    "Consolidated  Gross  Borrowings"  means the
                                    aggregate principal or capital amount of all
                                    Borrowed   Money   incurred   by  the  Group
                                    (including  any  fixed  or  minimum  premium
                                    payable   on  final   repayment)   plus  the
                                    aggregate   principal  element  of  Borrowed
                                    Money secured by any Encumbrance over all or
                                    any  part  of  the  undertaking,   property,
                                    assets, rights or revenues of any member of the Group except that:

                                    (i)    moneys  owing  by one  member  of the
                                           Group to another  member of the Group
                                           shall not be taken into account;

                                    (ii)   to   avoid   double   counting,    no
                                           guarantee  of a  liability  which  is
                                           already   taken  into  account  shall
                                           itself be taken into account;

                                    (iii)  no  liability  shall  be  taken  into
                                           account   more   than   once  in  any
                                           computation;

                                    (iv)   Consolidated     Gross     Borrowings
                                           expressed   in   or   calculated   by
                                           reference  to a  currency  other than
                                           Sterling   shall  be  converted  into
                                           Sterling by  reference to the rate of
                                           exchange  used by the Company for the
                                           conversion   of  such   currency   in
                                           accordance with the management policy
                                           of converting such amounts on a daily
                                           basis  or, if the  relevant  currency
                                           was   not   thereby   involved,    by
                                           reference  to the rate of exchange or
                                           approximate  rate of exchange  ruling
                                           on such date and  determined  on such
                                           basis  as the  Majority  Holders  may
                                           determine or approve;

                                    (v)    the principal  amount of Consolidated
                                           Gross   Borrowings   deemed   to   be
                                           outstanding  in  relation  to Finance
                                           Leases  or hire  purchase  agreements
                                           shall  be the  present  value  of the
                                           minimum   lease   or  hire   payments
                                           discounted   at  the  interest   rate
                                           implicit  in the  relevant  lease  or
                                           hire purchase agreement;

                                    (vi)   Indebtedness   in   respect  of  cash
                                           collateralised guarantees issued by a
                                           Bank or any of its  associates or any
                                           bank under any  replacement  facility
                                           in  respect  thereof on behalf of the
                                           Group to media  authorities shall not
                                           be taken into account;

                                    (vii)  Indebtedness  of the Group in respect
                                           of the guarantees  issued by banks on
                                           behalf   of  the   Group   to   media
                                           authorities  in Korea and the  United
                                           Kingdom   shall  not  be  taken  into
                                           account; and

                                    (viii) without  duplication,  debit balances
                                           at any bank or financial institutions
                                           under     the     cash     management
                                           arrangements  of the  Group  shall be
                                           taken into  account net of the credit
                                           balances of the Group at such bank or
                                           financial  institution  to the extent
                                           that such credit balances are subject
                                           to contractual  set-off  against such
                                           debt balances  (both before and after
                                           insolvency)     under    such    cash
                                           management arrangements.

                                    "Consolidated  Gross  Interest  Expenditure"
                                    means, in respect of a period, the aggregate
                                    amount (calculated on a consolidated  basis)
                                    of  all  continuing,   regular  or  periodic
                                    costs, charges and expenses accrued during that period in respect of Consolidated Gross Borrowings, including:

                                    (a)   any  acceptance   commission  paid  or
                                          payable  in  respect  of any  bills of
                                          exchange    or    other     negotiable
                                          instruments;

                                    (b)   any initial issue discount  allowed on
                                          the issue of debentures (to the extent
                                          relating to that period when amortised
                                          over the term of such debentures); and

                                    (c)   the  interest   component  of  rentals
                                          under Finance Leases,


                                    but   excluding:

                                    (i)   arrangement  and  other  one-off  fees
                                          (including  the  "restructuring  fees"
                                          and   "P1K   management   fees"   (and
                                          interest  thereon) referred to in, and
                                          pursuant to the terms of, the proposed
                                          amendments  to  the  Syndicated   Loan
                                          Agreement and the P1K Management  Fees
                                          (as  defined  below)),  to the  extent
                                          relating to that period when amortised
                                          over   the   term   of  the   relevant
                                          Consolidated Gross Borrowings); and

                                    (ii)  amounts discounted for FRS12 or SSAP24
                                          purposes   to  the  extent   they  are
                                          non-cash items.

                                    "Consolidated   Net  Interest   Expenditure"
                                    means,   in   respect   of  a  period,   the
                                    Consolidated   Gross  Interest   Expenditure
                                    accrued   for  that  period  net  of  credit
                                    interest accrued by the Group during such period.

                                    "Finance  Lease" means a lease  treated as a
                                    finance   lease   pursuant   to  Fixed  GAAP
                                    (including, for the avoidance of doubt, SSAP
                                    21).

                                    "Net  Proceeds"   means,  in  respect  of  a
                                    disposal  of an asset or any of the  matters
                                    referred  to  in  the  mandatory  prepayment
                                    provisions contained in the section entitled
                                    "Zenith  Put and Call  Options"  above,  the
                                    full amount of proceeds received by a member
                                    of the  Group in  respect  thereof  less the
                                    reasonable  costs  incurred by the  relevant
                                    member of the Group in relation  thereto for
                                    which  purpose  (a) such  proceeds  shall be
                                    taken   to    include,    in   addition   to
                                    consideration  directly  attributable to the
                                    disposal of such asset or such  matter,  any
                                    amount  owing to and set-off by the relevant
                                    purchaser or other relevant third party, (b)
                                    any proceeds received otherwise than in cash
                                    will be  treated as Net  Proceeds  only upon
                                    the subsequent realization of cash from such
                                    proceeds and (c) "reasonable  costs incurred
                                    by  the   relevant   member  of  the  Group"
                                    includes   reasonable  legal  fees,  agents'
                                    commissions,  auditors'  fees,  registration
                                    fees and Taxes paid or properly provided for
                                    in  accordance  with GAAP (where such Tax is
                                    likely  to   become   payable   within   the
                                    following 18 months, or, only in the case of
                                    (i) any  exercise of the put or call options
                                    under  the  JVA or  any  other  disposal  of
                                    shares  (or  other  interests)  in Zenith or
                                    (ii)  any  flotation  of,  or sale or  other
                                    disposal of all or substantially  all of its
                                    assets and undertakings by, Zenith or any of
                                    its   Subsidiaries,    where   the   Company
                                    demonstrates to the reasonable satisfaction of the Majority Holders that such Tax will become payable after such period).

                                    "Permitted Acquisitions" means:

                                    (a)   the acquisitions listed in the Earnout
                                          Projections  for 2002 to 2004 provided
                                          by the  Company to the  holders of the
                                          Notes and dated February 4, 2002;

                                    (b)   investments   in  the  then   existing
                                          Subsidiary  Guarantors (or a member of
                                          the  Group  or a newly  formed  entity
                                          which  in  each  case   simultaneously
                                          becomes a  Subsidiary  Guarantor)  and
                                          investments  by a member  of the Group
                                          which is not a Subsidiary

                                          Guarantor  in  another  member  of the
                                          Group   which  is  not  a   Subsidiary
                                          Guarantor;

                                    (c)   Permitted   Investments   (as  defined
                                          below); and

                                    (d)   the acquisition of related  businesses
                                          (including    companies    where   the
                                          liability  of  its   shareholders   is
                                          limited  to  their   respective  share
                                          capital in such  company but not other
                                          entities) provided that:

                                          (i)   the    consideration    (without
                                                double   counting   within   the
                                                Group),    including,    without
                                                limitation,     any     deferred
                                                consideration          (whenever
                                                payable), and the obligations in
                                                respect of Borrowed Money of any
                                                such     company     immediately
                                                following  its   acquisition  or
                                                repaid directly or indirectly by
                                                any   member  of  the  Group  or
                                                otherwise  assumed  by the Group
                                                and  taking  the  value  of  any
                                                non-cash  consideration  at  the
                                                higher of its stated value under
                                                the    agreement(s)    for   the
                                                acquisition  in question and the
                                                market     value     of     such
                                                consideration  on the date  such
                                                agreement(s)  were  entered into
                                                by the Group,  in respect of all
                                                such  acquisitions  by the Group
                                                (other    than     consideration
                                                constituted  by ordinary  shares
                                                in   the   Parent    issued   or
                                                transferred   to  the   relevant
                                                vendor  (or as it  may  direct))
                                                shall not exceed  $2,000,000 (or
                                                its   equivalent  in  any  other
                                                currency)  in  aggregate  in any
                                                Fiscal Year; and

                                          (ii)  the consideration constituted by
                                                ordinary  shares in the  Company
                                                issued  or  transferred  to  the
                                                relevant  vendor  (or  as it may
                                                direct))   in   respect  of  any
                                                single   acquisition  shall  not
                                                exceed   $20,000,000   (or   its
                                                equivalent); and

                                          (iii) the  finance   director  of  the
                                                Company  delivers a  certificate
                                                to the holders of Notes at least
                                                5  Business   Days   before  any
                                                member of the Group  enters into
                                                any commitment  (conditional  or
                                                otherwise)   to  make   such  an
                                                acquisition in which the finance
                                                director of the Company confirms
                                                that in his opinion

                                                (but    without   any   personal
                                                liability  on the  part  of such
                                                finance director):

                                                (A)   the Company is basing such
                                                      certificate  on  the  most
                                                      recent           financial
                                                      information   relating  to
                                                      such  business  which  has
                                                      been   obtained   by   the
                                                      Company (acting  prudently
                                                      and  reasonably)  and  the
                                                      Group's  latest  forecasts
                                                      and projections (which are
                                                      fair  and  reasonable  and
                                                      have taken full and proper
                                                      account of the business to
                                                      be so acquired (including,
                                                      without  limitation,   all
                                                      contingent     liabilities
                                                      relating  to the  business
                                                      to be so acquired);

                                                (B)   the   business  to  be  so
                                                      acquired is not  insolvent
                                                      and is EBITDA positive (as
                                                      determined  in  accordance
                                                      with  the   definition  of
                                                      Consolidated EBITDA above,
                                                      but  adjusted  to  exclude
                                                      the  effect  of   historic
                                                      non-recurring  costs which
                                                      will no longer be incurred
                                                      by that business following
                                                      its acquisition);

                                                (C)   such  acquisition  is not,
                                                      and  the  Company  is  not
                                                      aware  (after due enquiry)
                                                      of  any  matter  or  event
                                                      which    is,    reasonably
                                                      likely   to  result  in  a
                                                      breach  of  Section   10.3
                                                      (Financial  Covenants)  of
                                                      the Amended  and  Restated
                                                      Note Purchase Agreement or
                                                      an Event of Default  under
                                                      Sections   11(a),   11(b),
                                                      11(0, 11(g), 11(h), 11(i),
                                                      11(j),  11(k) and 11(1) of
                                                      the Amended  and  Restated
                                                      Note  Purchase   Agreement
                                                      either    immediately   or
                                                      within the  period  ending
                                                      12  months  after the date
                                                      of such acquisition;

                                                (D)   the  Group  is  reasonably
                                                      likely to have  sufficient
                                                      working capital during the
                                                      period  ending  12  months
                                                      after  the  date  of  such
                                                      acquisition;

                                                (E)   after  taking into account
                                                      any  Capital   Expenditure
                                                      incurred  by the  Group in
                                                      making  such  acquisition,
                                                      the  Group  will  still be
                                                      able, in  compliance  with
                                                      the financial  covenant in
                                                      the Amended  and  Restated
                                                      Note  Purchase   Agreement
                                                      relating     to    maximum
                                                      capital   expenditure   as
                                                      described  in the  section
                                                      entitled        "Financial
                                                      Covenants"    above,    to
                                                      undertake       sufficient
                                                      Capital  Expenditure so as
                                                      to properly  maintain  its
                                                      businesses    during   the
                                                      period  ending  12  months
                                                      after  the  date  of  such
                                                      acquisition;

                                                (F)   in     the     case     of
                                                      acquisitions by members of
                                                      the  Group  that  are  not
                                                      Subsidiary     Guarantors,
                                                      such  acquisition  is  not
                                                      funded     directly     or
                                                      indirectly      by     any
                                                      Subsidiary      Guarantor,
                                                      other  than to the  extent
                                                      such    funding    is    a
                                                      Permitted Investment; and

                                                (G)   no  Default  or  Event  of
                                                      Default has occurred which
                                                      is   continuing   and   no
                                                      Default    or   Event   of
                                                      Default  will  arise  as a
                                                      result       of       such
                                                      acquisition; and

                                          (iv)  no  Default  or Event of Default
                                                has occurred which is continuing
                                                and  no   Default  or  Event  of
                                                Default  will  arise as a result
                                                of such acquisition,

                                          and for the  avoidance  of doubt,  any
                                          such  acquired   businesses  shall  be
                                          immediately  subject  to the  negative
                                          covenants  described  in clause (b) of
                                          the section entitled  "Affirmative and
                                          Negative       Covenants      (Pre-Put
                                          Elimination   Date)"   above  and  the
                                          provisions    of   section    entitled
                                          "Guarantees/Security" above.

                                    "Permitted Borrowed Money" means:

                                    (a)   Borrowed  Money  arising  from  normal
                                          trade credit;

                                    (b)   the  Borrowed  Money  of  any  persons
                                          acquired  by any  member  of the Group
                                          pursuant  to  the  D  Acquisition  (as
                                          defined   in   the   Syndicated   Loan
                                          Agreement) provided that such Borrowed
                                          Money at no time  exceeds  Korean  Won
                                          16,900,000,000  (or its equivalent) in
                                          aggregate;

                                    (c)   any  Borrowed   Money  of  any  person
                                          (other   than   pursuant   to   the  D
                                          Acquisition    or    the    Lighthouse
                                          Acquisition  (as  each  such  term  is
                                          defined   in   the   Syndicated   Loan
                                          Agreement))  acquired by any member of
                                          the  Group   after  the  date  of  the
                                          Syndicated Loan Agreement,  where such
                                          Borrowed  Money  was  existing  at the
                                          time of such  acquisition  and was not
                                          incurred  in  contemplation  of, or in
                                          connection  with, that acquisition and
                                          where no  member  of the  Group  other
                                          than the  person so  acquired  has any
                                          obligation  (actual or  contingent) in
                                          respect  of such  Borrowed  Money (and
                                          where such Borrowed Money is permitted
                                          under clause (d) of the  definition of
                                          "Permitted Acquisitions" above) and is
                                          repaid or otherwise  discharged within
                                          30 days of such acquisition;

                                    (d)   Borrowed     Money    not    exceeding
                                          Australian   Dollars   10,000,000   in
                                          aggregate   in   respect   of  working
                                          capital  facilities  made available in
                                          Australia to members of the Group;

                                    (e)   without duplication, Borrowed Money in
                                          respect of debit  balances at any bank
                                          or  financial  institution  under  the
                                          cash  management  arrangements  of the
                                          Group (net of the credit  balances  of
                                          the  Group at such  bank or  financial
                                          institution  to the  extent  that such
                                          credit   balances   are   subject   to
                                          contractual set-off against such debit
                                          balances   (both   before   and  after
                                          insolvency  under such cash management
                                          arrangements)  where the  aggregate of
                                          all such  net  debit  balances  of the
                                          Group does not exceed (pound)5,000,000
                                          (or its equivalent);

                                    (f)   Borrowed   Money  in  respect  of  the
                                          Syndicated  Loan  Agreement  (as  such
                                          terms  may be  amended  in  accordance
                                          with the Indicative Key  Restructuring
                                          Terms  and   Conditions   attached  as
                                          Schedule     2    hereto    and    the
                                          Intercreditor   Term  Sheet)  and  the
                                          Notes;

                                    (g)   Indebtedness  in  respect  of  Finance
                                          Leases
                                          provided that the aggregate  amount of
                                          the    principal    element   of   the
                                          Indebtedness under such Finance Leases
                                          does not exceed  (pound)2,000,000  (or
                                          its equivalent) at any time;

                                    (h)   performance  bonds  issued by a member
                                          of  the  Group  in   respect   of  the
                                          obligations  (other  than any  payment
                                          obligations)  of another member of the
                                          Group  in  the   ordinary   course  of
                                          trading;

                                    (i)   derivatives  contracts entered into in
                                          accordance  with the hedging  strategy
                                          agreed with the Majority Holders on or
                                          about the Effective Date;

                                    (j)   Borrowed  Money  owed by one member of
                                          the  Group to  another  member  of the
                                          Group   (to   the   extent   otherwise
                                          permitted   under  the   Amended   and
                                          Restated Note Purchase Agreement);

                                    (k)   Borrowed   Money  of  in   respect  of
                                          guarantees  issued  by banks on behalf
                                          of  members  of  the  Group  to  media
                                          authorities  in Korea  and the  United
                                          Kingdom  in each  case  in  connection
                                          with   bona  tide   arrangements   for
                                          maintenance of media  accreditation in
                                          accordance    with   normal   industry
                                          practice; and

                                    (1)   Borrowed  Money  in  addition  to that
                                          permitted  by clauses  (a) through (k)
                                          above not exceeding  (pound)16,000,000
                                          (or its  equivalent)  in  aggregate at
                                          any given time.

                                    "Permitted Disposals" means:

                                    (a)   the disposal of  stock-in-trade in the
                                          ordinary course of day to day trading;

                                    (b)   any  disposal for cash on arm's length
                                          terms  where  the   aggregate  of  the
                                          greater of the  consideration  and the
                                          market  value  of all  such  disposals
                                          does not exceed  (pound)10,000,000 (or
                                          its  equivalent)   provided  that  the
                                          aggregate   Net   Proceeds   of   such
                                          disposal  are  applied  as (and to the
                                          extent)   required   by  the   section
                                          entitled    "Prepayment    on    Asset
                                          Disposals" above; and

                                    (c)   any disposal by:

                                          (i)   a  member  of  the  Group  to  a
                                                Subsidiary Guarantor; and

                                          (ii)  a member of the  Group  which is
                                                not a  Subsidiary  Guarantor  to
                                                another   member  of  the  Group
                                                which   is   not  a   Subsidiary
                                                Guarantor,

                                          but so  that in each  case  where  any
                                          such asset is shares,  other ownership
                                          interests  in any  person  or  entity,
                                          real   property  or  real  estate  (or
                                          related      insurance      policies),
                                          receivables  (including   intra--Group
                                          debts)  or,  in each  case,  rights or
                                          claims in  respect  of any such  asset
                                          and is subject or is  expressed  to be
                                          subject to an Encumbrance  pursuant to
                                          any   security    documentation   such
                                          disposal   shall  only  be   permitted
                                          either where the Majority  Holders are
                                          satisfied    that    the    Subsidiary
                                          Guarantee given by the disposee of the
                                          obligations  of the  Company,  Issuer,
                                          Subsidiary   Guarantors  and  security
                                          providers   under   (inter  alia)  the
                                          Syndicated Loan  Agreement,  the Notes
                                          and the security  documentation is not
                                          limited to a greater  extent than that
                                          given by the  disposer and that either
                                          (1) such Encumbrance is not prejudiced
                                          as a result  of such  disposal  or (2)
                                          the asset concerned becomes subject to
                                          a fully  enforceable,  legally binding
                                          Encumbrance  in favour  of the  Common
                                          Security  Trustee  (as  defined in the
                                          Intercreditor  Term  Sheet)  the Banks
                                          and the  holders of the Notes on terms
                                          substantially  equivalent to or better
                                          than such  other  Encumbrance  or with
                                          the consent of the Majority Holders;

                                    (d)   dealings   with  trade   debtors  with
                                          respect to book debts in the  ordinary
                                          course of trading;

                                    (e)   disposals  of  cash  on  arm's  length
                                          terms not otherwise  prohibited by the
                                          Amended  and  Restated  Note  Purchase
                                          Agreement     and     the     security
                                          documentation;

                                    (f)   disposals which  constitute  Permitted
                                          Investments (as defined below); and

                                    (g)   disposals  by Sonic Sun  Limited  with
                                          respect  to any of the shares it holds
                                          Zenith    Optimedia    Group   Limited
                                          permitted  under the section  entitled
                                          "Zenith  Put and Call  Options"  above
                                          provided  that  the  proceeds  of such
                                          disposals  are  applied in  accordance
                                          with    the    mandatory    prepayment
                                          provisions described in the section
                                          entitled    "Zenith   Put   and   Call
                                          Options",

                                    and so that  where the  asset or assets  the
                                    subject of a disposal  permitted  under this
                                    definition  (whether  pursuant to clause (a)
                                    to (g)  above  or  with  the  prior  written
                                    consent  of  the   Majority   Holders   (but
                                    excluding the assets referred to in the last
                                    paragraph of clause (c) above in the case of
                                    any disposal  under such  clause)) is or are
                                    subject  to an  Encumbrance  created  by the
                                    security  documentation,  the consent of the
                                    Majority  Holders (but without  prejudice or
                                    responsibility to or in respect of any other
                                    requisite  consent)  shall be  granted  (and
                                    shall  be  deemed  to be  granted)  for  the
                                    release  of the  Encumbrance  created by the
                                    security   documentation  over  such  assets
                                    provided that no Default or Event of Default
                                    shall  have   occurred  and  be   continuing
                                    neither remedied nor waived and the Majority
                                    Holders  shall   accordingly   instruct  the
                                    Common   Security   Trustee   to  grant  the
                                    relevant releases.

                                    "Permitted Encumbrances" means:

                                    (a)   any Encumbrance  constituting Security
                                          in   favor  of  the   Banks   and  the
                                          Noteholders  as described in this term
                                          sheet;

                                    (b)   any  right  of   set-off   arising  by
                                          operation   of  law  in  the  ordinary
                                          course of trading;

                                    (c)   any Encumbrance created in favour of a
                                          Bank in connection  with any bona fide
                                          cash    management    and/or   netting
                                          arrangements   for  the  Group   which
                                          constitute Permitted Investments;

                                    (d)   any lien arising with respect to Taxes
                                          of the Group;

                                    (e)   any  Encumbrance  which  the  Majority
                                          Holders  has at any  time  in  writing
                                          agreed    shall    be   a    Permitted
                                          Encumbrance;

                                    (f)   certain Encumbrances to be listed on a
                                          Schedule to the  Amended and  Restated
                                          Note Purchase  Agreement  securing the
                                          amount  set   opposite   the  relevant
                                          Encumbrance in such schedule,  but not
                                          any increase in such amount;

                                    (g)   any  Encumbrance  given by a member of
                                          the Group in connection with bona fide
                                          arrangements  for the  maintenance  of
                                          media
                                          accreditation  of  any  member  of the
                                          Group  provided  that such  members of
                                          the  Group  purchase  media  (and give
                                          such  Encumbrances) only in accordance
                                          with normal industry practice;

                                    (h)   any  Encumbrance  on  assets  acquired
                                          after the date of the  Effective  Date
                                          or  on  assets  of  a  company   which
                                          becomes   a   Subsidiary   after   the
                                          Effective  Date  (which   Encumbrances
                                          were  in  existence  at  the  date  of
                                          acquisition or such company becoming a
                                          Subsidiary,  but were not  created  in
                                          contemplation  thereof)  but  in  each
                                          case  only  if  the   maximum   amount
                                          thereby permitted from time to time to
                                          be secured has not been  increased  on
                                          account  of, or since the date of, the
                                          acquisition  of such asset or the date
                                          on  which  such   company   becomes  a
                                          Subsidiary  and provided that the same
                                          is  discharged  in full within 30 days
                                          of   the   date   of   the    relevant
                                          acquisition or such company becoming a
                                          Subsidiary;

                                    (i)   any Encumbrance (a "New  Encumbrance")
                                          created  by any member of the Group in
                                          substitution   for   any   Encumbrance
                                          referred to in paragraph (f) above (an
                                          "Existing  Encumbrance") provided that
                                          (i)  such  Existing   Encumbrance   is
                                          irrevocably    and     unconditionally
                                          discharged  no later  than the time of
                                          creation of the New Encumbrance,  (ii)
                                          the New  Encumbrance  relates  only to
                                          the  same   assets  as  the   Existing
                                          Encumbrance and (iii) the Indebtedness
                                          secured  by the New  Encumbrance  does
                                          not exceed the Indebtedness secured by
                                          the Existing Encumbrance;

                                    (j)   any Encumbrance created in favour of a
                                          plaintiff   or  a  defendant   in  any
                                          action,   or  the  court  or  tribunal
                                          before  which such  action is brought,
                                          as  security  for costs  for  expenses
                                          where  any  member  of  the  Group  is
                                          prosecuting  or defending  such action
                                          in the  bona  fide  interest  of  such
                                          member  and/or any other member of the
                                          Group  provided  that the total amount
                                          secured      does      not      exceed
                                          (pound)500,000;

                                    (k)   the trust  established  in  accordance
                                          with the  terms of the  letters  dated
                                          August 21,  1997 to  beneficiaries  of
                                          the   support   agreement   dated  1st
                                          October 1, 1987 and made  between  the
                                          Company and Ted Bates Worldwide Inc.;

                                    (l)   liens  arising by  operation of law or
                                          by way  of  contract  in the  ordinary
                                          course of  business to the extent that
                                          the  same  would  otherwise  arise  by
                                          operation  of law, and not incurred in
                                          connection   with   the   raising   of
                                          finance;

                                    (m)   any   Encumbrance   constituted  by  a
                                          permitted Finance Lease;

                                    (n)   any  pledge  of   documents  of  title
                                          relevant to the asset as security  for
                                          the  liabilities  of a  member  of the
                                          Group  in  respect  of  a  documentary
                                          credit   facility  taken  out  in  the
                                          ordinary course of business;

                                    (o)   any   retention   of  title  to  goods
                                          supplied  to any  member  of the Group
                                          where that  retention  is  required by
                                          the supplier in the ordinary course of
                                          its   trading    activities   and   on
                                          customary terms;

                                    (p)   any Encumbrance granted by a member of
                                          the Group  over any rent  deposits  as
                                          security  for  rental  payments  to be
                                          made by such member of the Group under
                                          or  pursuant  to any lease of premises
                                          used for its business; and

                                    (q)   any    Encumbrance    not    otherwise
                                          permitted  pursuant to paragraphs  (a)
                                          to (p) above  (inclusive) and securing
                                          Indebtedness    in    aggregate    not
                                          exceeding(pound)2,000,000.

                                    "Permitted Guarantees" means:

                                    (a)   any   Guaranty   which  the   Majority
                                          Holders  have at any  time in  writing
                                          agreed shall be a Permitted Guarantee;

                                    (b)   any Guaranty  given by a member of the
                                          Group  of  the   obligations   of  any
                                          Subsidiary  Guarantor,   any  Guaranty
                                          given by a member of the  Group  which
                                          is not a  Subsidiary  Guarantor of the
                                          obligations  of another  member of the
                                          Group  which is also not a  Subsidiary
                                          Guarantor  and  any  Guarantees  which
                                          constitutes a Permitted Investment (as
                                          defined below);

                                    (c)   certain Guarantees given by members of
                                          the Group to be  listed on a  schedule
                                          to  the  Amended  and  Restated   Note
                                          Purchase  Agreement  guaranteeing  the
                                          amount  set   opposite   the  relevant
                                          guarantee on such
                                          schedule, but not any increase in such
                                          amount;

                                    (d)   any Guaranty  given by a company which
                                          becomes   a   Subsidiary   after   the
                                          Effective Date (which  Guaranty was in
                                          existence  at the  date  such  company
                                          becomes  a  Subsidiary   and  was  not
                                          created in contemplation  thereof) but
                                          only if the maximum amount  guaranteed
                                          has not been  increased  on account of
                                          or  since  the  date  on  which   such
                                          company   becomes  a  Subsidiary   and
                                          provided  that the same is  discharged
                                          within 30 days of the relevant company
                                          becoming a Subsidiary;

                                    (e)   any Guaranty given by a company in the
                                          Group in favor of a bank in connection
                                          with any  bona  fide  cash  management
                                          and/or  netting  arrangements  for the
                                          Group   which   constitute   Permitted
                                          Investments;

                                    (f)   any Guaranty  given by a member of the
                                          Group in  connection  with  bona  fide
                                          arrangements  for the  maintenance  of
                                          media  accreditation  of any member of
                                          the Group  provided  that such members
                                          of the Group  purchase media (and give
                                          such  Guarantees)  only in  accordance
                                          with normal industry practice;

                                    (g)   any indemnity given by a member of the
                                          Group  required  by a bank  as part of
                                          its normal  terms and  conditions  for
                                          transacting business indemnifying such
                                          bank  against  costs and losses it may
                                          sustain as a consequence  of accepting
                                          telephone  or  facsimile  instructions
                                          from such member of the Group;

                                    (h)   any  counter  indemnity  given  by any
                                          member of the Group in connection with
                                          a  Bid   Bond  (as   defined   in  the
                                          Syndicated Loan Agreement).

                                    "Permitted     Investments"     means    (i)
                                    investments  in  the  shares  of  (or  other
                                    ownership   interests  in),  (ii)  loans  or
                                    credit  granted to, (iii)  disposals to (not
                                    otherwise permitted under clauses (a) to (e)
                                    inclusive of the  definition  of  "Permitted
                                    Disposals"   below  or  clause  (g)  of  the
                                    definition of "Permitted  Disposals"  above,
                                    and (iv) guarantees of the  Indebtedness of,
                                    any  member  of  the  Group  which  is not a
                                    Subsidiary Guarantor (or such investments in
                                    establishing  a new entity which once formed
                                    is a  member  of the  Group  which  is not a
                                    Subsidiary Guarantor) where the aggregate of
                                    such investments, loans, credit,
                                    disposals,   and  guarantees   made  in  the
                                    relevant  Fiscal  Year,   together  (without
                                    double  counting) with the Pooling  Borrowed
                                    Money (as defined below) at any relevant time during such Fiscal Year, at no time exceeds:

                                    (a)   (pound)20,000,000  (or its equivalent)
                                          during the Fiscal Year ending December
                                          31, 2002; or

                                    (b)   (pound)15,000,000  (or its equivalent)
                                          during each subsequent Fiscal Year.

                                    provided that, for the purposes of this definition:

                                    (i)   "Pooling Borrowed Money" means, at any
                                          relevant  time,  the  aggregate of the
                                          Borrowed  Money of any  members of the
                                          Group   which   are   not   Subsidiary
                                          Guarantors  under any cash  management
                                          arrangements  in  respect of which any
                                          Subsidiary    Guarantor   grants   any
                                          guarantee,  rights of  set-off  or any
                                          other   Encumbrance   or   grants   an
                                          intra-Group loan;

                                    (ii)  the value  attributable  to a disposal
                                          of an asset shall be the market  value
                                          of the disposed asset; and


                                    (iii) the    relevant     aggregate    limit
                                          applicable  during  a  financial  year
                                          shall be  increased  by the  amount of
                                          (A)   any   repayment,    release   or
                                          cancellation  (whether  in whole or in
                                          part) of loans, credits and guarantees
                                          previously  taken into account for the
                                          purpose of determining compliance with
                                          "Permitted  Investments"  during  such
                                          financial  year and (B) cash  proceeds
                                          (to the extent not already  taken into
                                          account  pursuant  to  sub-clause  (A)
                                          above),  (net  of  related  costs  and
                                          Taxes)  received by a Guarantor from a
                                          member  of the  Group  which  is not a
                                          Guarantor in such financial year under
                                          a  series  of   related   transactions
                                          involving   an   investment   in  such
                                          non-Guarantor  made by such  Guarantor
                                          within 13 months of such  receipt  and
                                          previously  taken into account for the
                                          purpose of determining compliance with
                                          "Permitted Investments" (to the extent
                                          that  such  net cash  proceeds  do not
                                          exceed the  amount of such  investment
                                          so taken into account).

                                    "Permitted Loans" means loans or credit to a
                                    Subsidiary Guarantor or loans or credit from
                                    one
                                    member   of  the   Group   which  is  not  a
                                    Subsidiary  Guarantor  to another  member of
                                    the   Group   which  is  not  a   Subsidiary
                                    Guarantor  and loans or credit  constituting
                                    Permitted Investments.


                                    "Property   Payments"  means  the  aggregate
                                    amount of (i) the payments made by any member of the Group pursuant to leases of unoccupied land or buildings of which such member of the Group is a lessor and (ii) the amount by which payments under a lease of land or buildings of which a member of the Group is a lessee exceeds the amount of rental received by such member of the Group in respect of such land or buildings from any other person.

                                    "Syndicated  Loan Agreement"  means the Loan
                                    Agreement  dated 4 July 2000 (as amended and
                                    restated on the Effective Date in accordance
                                    with the term  sheet set out in  Schedule  2
                                    hereto and as further  amended and in effect
                                    from  time to  time)  and made  between  the
                                    Company,  certain of Company's Subsidiaries,
                                    The Bank of New York  and  HS]3C  Investment
                                    Bank  plc  as   Arrangers,   the  banks  and
                                    financial institutions party thereto from time to time, HSBC Investment Bank plc as Agent and Security Trustee, The Bank of New York as Swingline Bank and HS]3C Bank plc as Overdraft Bank.

                                    "Tax" and collectively "Taxes" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof.

                                                                      Schedule 1

                                Security Package



PART 1

1.   The Communications Group Pty Limited
2.   Atlas Advertising Limited
3.   Bates Europe Limited
4.   Bates UK Limited
5.   ICM International Limited
6.   The Decision Shop Limited
7.   Bates Deutschland Holding GmbH
8.   Bates Advertising USA, Inc.
9.   Bates Churchill Advertising, Inc.
10.  Bates Churchill Public Relations, Inc.
11.  Bates Healthworld, Inc.
12.  Bates Travel and Tourism, Inc.
13.  Bates Worldwide (Delaware), Inc.
14.  CCG.XM, Inc.
15.  Cordiant US Holdings, Inc.
16.  Falk Healthworld Inc.
17.  Fitch, Inc.
18.  GHBM Inc.
19.  Healthworld Corporation
20.  Lighthouse Global Network Inc.
21.  Morgen-Walke Associates, Inc.

PART 2

Companies incorporated in England and Wales to provide guarantees and first ranking fixed and floating charges over all of their assets and undertaking. The issued share capital of each of these companies (excluding Cordiant
Communications Group plc.) is to be the subject of a pledge / charge given by its shareholders, which in the case of shareholders incorporated in England and Wales will be contained in the relevant shareholder's first ranking fixed and floating charges.

1.   Cordiant Communications Group plc;

2.   Cordiant Group Limited;

3.   Bates Overseas Holdings Limited;

4.   Bates Europe Limited;

5.   Cordiant (US) Holdings Limited;

6.   Garrott Dorland Crawford Holdings Limited;

7.   Atlas Advertising Limited;

8.   Bates UK Limited;

9.   Swotplus Limited;

10.  Deckchair Studio Limited;

11.  Ted Bates Holdings Limited;

12.  The Decision Shop Limited;

                                  Schedule 1-1

13.  Healthworld UK Holdings Limited;
14.  Bates Healthworld Limited;
15.  PSD Associates Limited
16.  Bamber Forsyth Limited;
17.  Fitch Limited;
18.  Fitch International Limited;
19.  Fitch Worldwide Limited;
20.  Business Communications International Group Limited;
21.  C&FD (Holdings) Limited;
22.  Corporate & Financial Design Limited;
23.  Financial Dynamics Holdings Limited;
24.  Financial Dynamics Limited;
25.  Bulletin Tnt. Limited;
26.  Bulletin mt. (UK) Limited;
27.  1CM International Limited;
28.  PCI Livedesign Limited;
29.  Cordiant Overseas Holdings Limited;
30.  Cordiant Property Holdings Limited;
31.  Healthworld Holdings Limited[1];
32.  Milton Marketing Group Limited[1];
33.  Headcount WW Field Marketing Limited[1];
34.  Lighthouse Holdings (UK) Limited[1];
35.  Clarion Communications PR Limited[1];
36.  CCG.XM Holdings Limited[1];
37.  CCG.XM1;
38.  XMSS Limited;
39.  Colwood Healthworld Limited;
40.  Fitch Design Consultants Limited;
41.  Milton Marketing Limited[1];
42.  Connect Five Limited[1];
43.  Connect Six Limited[1];
44.  Propose Two Limited[1];
45.  Secure Two Limited[1];
46.  Connect One Limited[1];
47.  N.A.S.A. 2.0 London Limited;
48.  Scholz & Friends London Limited[6]
49.  Sonic Sun Limited[2].

PART 3

Companies or other entities incorporated in (or formed under the laws of) the US, Germany, the Netherlands and Australia to provide guarantees and the share capital (or equivalent) of which shall be the subject of pledges I charges.


US companies

1.   Cordiant US Holdings, Inc.;
2.   Healthworld Corporation Inc.;
3.   Bates Healthworld Inc.;
4.   Healthworld International Holdings Inc.;
5.   Bates Worldwide (Delaware) Inc.;


                                  Schedule 1-2

6.   Bates Advertising USA Inc.;
7.   Bates Churchill Public Relations Inc.;
8.   Bates Churchill Advertising Inc.;
9.   Interactive Edge Inc.;
10.  Lighthouse Global Network Inc.;
11.  Fitch Inc.;
12.  The Leonhardt Group Inc.;
13.  Morgen Walke Associates Inc.;
14.  Primo Angeli Inc.;
15.  CCG.XM Holdings Inc.;
16.  CCG.XM Inc.;
17.  Microarts Corporation US;
18.  Falk Healthworld Inc.;
19.  The Decision Shop Inc.;
20.  S&S MCC AND MCC Inc.;
21.  Channelex Inc.;
22.  DWP Bates Technology Inc.;
23.  Cordiant Finance Inc.;
24.  Peclers Pavis North America, Inc.; and
25.  Drummer Associates Inc.

German companies

1.   Cordiant Holdings GmbH;
2.   Bates Deutschland Holding GmbH;
3.   Bates Germany Werbeagentur GmbH;
4.   XCEED! Agentur Fur Medienberatung Und Innovative Kommunikation GmbH;
5.   EMC Starke & Gerlach GmbH; and
6.   N.A.S.A. 2.0 GmbH.

Dutch companies

1.   Chafma BY;
2.   Bates Nederland Holding BY3; and
3.   Cordiant Finance B.V4.

Australian companies

1.   Cordiant Communications (Australia) Pty Limited; and
2.   Cordiant Communications Group Australia Pty Limited[5]

Notes to Schedule 1:

1. The share pledges over the shares of non-US Subsidiaries owned by US companies and the guarantees and security given by non-US Subsidiaries of US companies will be limited to the extent required to avoid adverse US tax implications. Notwithstanding the foregoing, to the extent that any share pledges, guarantees and/or security is given for the benefit of the Banks or to otherwise secure obligations incurred in connection with the Syndicated Loan Agreement and are not given for the benefit of the holders of the Notes or to otherwise secure obligations incurred in connection with the Notes and the Amended and Restated Note Purchase Agreement, any recoveries under such share pledges, guarantees and/or security shall shared by the Banks and the holders of the Notes pursuant to the


                                  Schedule 1-3
     terms of the Intercreditor Agreement.

2. The JVA Subsidiary will be subject to the guarantee and security package as in this term sheet (though any charge over the shares owned by the JVA Subsidiary in Zenith shall be, as stated in this term sheet, subject to the obtaining of the consent of the other party(s) to the JVA). In addition, a charge shall be taken over the JVA Subsidiary's rights (and of the Company's rights remaining after the transfer of shares described in this term sheet), under or in connection with the JVA, including the put and call options, and the proceeds resulting from completion of the exercise of any of these options as stated in this term sheet.

3. No charge will be taken over the 35% minority shareholding in Bates Nederland Holding B.V. The shares owned by Chafma B.V. in Bates Nederland Holding B.V. will be the subject of a Dutch law share pledge. Bates Nederland Holding B.V. will not be required to give a guarantee.

4. Cordiant Finance B.V. is the company to which the Euro cash pool is swept under the Euro cash pooling arrangements. Accordingly it is required to be subject to the guarantee and security package arrangements outlined in this term sheet. In addition it will be required to provide a charge over its bank accounts.

5. No charge will be taken over the 41.59% of shares in Cordiant Communications Group Australia Pty Limited owned by Cordiant Communications (Australia) Pty Limited. The shares owned by Chafma B.V. in Cordiant Communications Group Australia Pty Limited will be the subject of a share charge.

6. No charge will be provided over the shares in Scholz & Friends London Limited ("SFLL") so long as it is a direct or indirect Subsidiary of Scholz & Friends AG. The Company will use reasonable endeavours to procure that SFLL enters into a guarantee in accordance with the provisions of this term sheet. To the extent that SFLL does not enter into such a guarantee, SFLL shall be excluded from the UK cash management pool.


                                  Schedule 1-4

                                                                      Schedule 2

                               [Bank term sheet]



                                  Schedule 2-1

                                                                      Schedule 3


                           [Intercreditor term sheet]


                                  Schedule 3-1

                                   EXHIBIT C

                            Intercreditor Term Sheet

                       CORDIANT COMMUNICATIONS GROUP PLC

                            US$400M CREDIT AGREEMENT

                                      AND

                        US$175M GUARANTEED SENIOR NOTES

                            Intercreditor Term Sheet

              Key Intercreditor Restructuring Terms and Conditions


This term sheet contains the key terms of the intercreditor arrangements agreed between the Arrangers of the US$400m Loan Agreement dated 4 July 2000 as amended (the "Original Credit Agreement") and the holders of Cordiant Finance Inc.'s 7.61% Guaranteed Notes due 2011 (the "Notes") issued under separate Note Purchase Agreements dated as of 5 April 2001 (collectively, the "Original Note Agreement") in connection with the restructuring (the "Restructuring") of the facilities made available thereunder.

In this term sheet:

"Agreement in Principle" means the agreement made between the Finance Parties, the holders of Notes, the Company, Cordiant Finance, Inc. and others and dated 27 March 2002 to which this term sheet is scheduled as Exhibit C;

"Bank Term Sheet" means the bank term sheet scheduled as Exhibit A to the Agreement in Principle; "Company" means Cordiant Communications Group plc;

"Credit Agreement" means the Original Credit Agreement as amended and restated in accordance with the terms and conditions set out in the Bank Term Sheet;

"Creditors" means the holders of the Notes and the Finance Parties under the Original Credit Agreement;

"Enforcement Date" means the date on which the Common Security Trustee demands payment or discharge of all or any part of the secured obligations under the Credit Agreement or the Note Agreement, or takes any action to enforce the New Security it holds on behalf of the Creditors or, if earlier, the date on which a petition for an administration order, or any other petition is presented or similar action taken under any insolvency or bankruptcy law in relation to any Obligor

"Note Agreement" means the Original Note Agreement as amended and restated in accordance with the terms and conditions set out in the Noteholder Term Sheet; and

"Noteholder Term Sheet" means the noteholder term sheet scheduled as Exhibit B to the Agreement in Principle.

Capitalised terms used in this term sheet have the meanings defined in the Original Credit Agreement, unless indicated otherwise and "Term Sheet" means this term sheet.

To the extent that either the Bank Term Sheet or the Noteholder Term Sheet (as the case may be) is inconsistent with this Term Sheet, the terms and conditions of this Term Sheet shall prevail.

1    Basic security structure

1.1 The new guarantees and security set out in the Bank Term Sheet (the "New Security") will be held by a common security trustee (the "Common Security Trustee") for the benefit of all Creditors.

1.2 The existing guarantees of the Original Credit Agreement will continue to be held by the security trustee under the Original Credit Agreement. The existing guarantees of the Notes will continue to be held by the existing holders of the Notes (the "Existing Holders"). Each Existing Noteholder undertakes that if all or any of their Notes are transferred to any other person (other than an affiliate of such Existing Holder) they will procure that the transferee will accede to the lntercreditor Agreement and be bound by its terms. In this term sheet, "Existing Guarantees" means the existing guarantees of the Notes together with the existing guarantees of the Original Credit Agreement.

2    New Money Priority

2.1 The New Security will secure the New Money and the Old Money from the Banks and the Notes.

2.2 The New Money from the Banks will rank in priority over the Notes and the Old Money.

2.3 Until the New Money has been repaid or cash collateralised in full, the New Money Commitments have been cancelled in full and the New Money commitment commission paid in full, no principal, Make-Whole Amounts, break funding costs or other amounts may be paid (by way of payment, set off or otherwise) in respect of the Old Money or the Notes as the case may be, except for interest in accordance with the terms of the Credit Agreement or the Note Agreement. Nothing in this paragraph will affect the continuing operation of the Revolving Credit Facility in relation to the Old Money.

2.4 "Old Money" is, at any relevant time, the first (pound)111,163,898.43 of principal outstanding under the various facilities under the Credit Agreement at that time (such amount being the sum of the sterling equivalent of the US$236,833.24 of principal drawn under the swingline facility under the Original Credit Agreement on 1 January 2002 at the exchange rate then prevailing and the (pound)111,000,000.00 of principal drawn under the revolving credit facility under the Original Credit Agreement on such date). To the extent that the sterling equivalent of the principal outstanding under the various facilities under the Credit Agreement at any relevant time is less than (pound)111,163,898.43, Old Money will include undrawn commitments for the purposes of sharing any pre-enforcement payments in respect of the Old Money (subject to the loss-sharing and equalisation provisions in paragraph 7).

2.5 "New Money" is, at any relevant time, all principal amounts from time to time outstanding under the various facilities under the Credit Agreement at that time in excess of the Old Money. The maximum amount of the New Money will be the difference between the (pound)111,163,893.43 of outstanding principal referred to above and the sterling equivalent of $225M which will be calculated at the spot rate of exchange used under the Restructuring Deed on the date of the Restructuring.

2.6 "New Money Commitments" are all commitments under the various facilities under the Credit Agreement from time to time in excess of
     (pound)111,163,898.43 in aggregate, subject to the limit provided in paragraph 2.5.

2.7 The New Money will include all related interest thereon and other amounts in respect thereof payable under the Credit Agreement.

2.8 Neither the New Money nor the Old Money amounts will be affected by the rolling and reborrowing of the facilities under the Credit Agreement.

2.9  Prior to the enforcement of the New Security:

     (a)  accrued interest will be paid when due;

     (b) any Make-Whole Amount (as defined in the Note Agreement) and interest thereon will be deferred and will be payable in accordance with the terms set out in the Noteholder Term Sheet.

     (c) All P1K Management Fees (as defined in the Noteholder Term Sheet and the Bank Term Sheet) and interest thereon will be deferred and will be payable in accordance with the terms set out in the Noteholder Term Sheet and the Bank Term Sheet respectively.

3    Priority between the Notes and the Old Money

3.1 The Notes and the Old Money will rank pan passu after the New Money on the terms set out in this paragraph.

3.2 Subject to paragraph 5.2 and paragraph 7, the Notes and the Old Money will share mandatory and voluntary prepayments made prior to the enforcement of the New Security pro rata to the sum of the drawn principal amounts and undrawn commitments at the relevant time.

3.3 The amounts to be applied in mandatory and voluntary prepayments of the Old Money and the Notes in accordance with paragraph 3.2 shall be applied against principal (and in cancellation of an equivalent amount of commitments). In addition, the Company will, subject to paragraph 2.9, pay from other sources interest, break costs and any other amounts payable under the terms of the Credit Agreement and the Note Agreement.

3.4 Repayments and recoveries in respect of the Notes and the Old Money after the Enforcement Date shall be applied (subject to paragraphs 3.5 and 6):

     (a)  first, against principal pro rata;

     (b) second, against all interest, commitment commission, the Deferred Fee, Make-Whole Amounts and all other amounts (other than P1K Management Fees and accrued interest thereon) payable under or in connection with the Credit Agreement and the Notes pro rata; and

     (c) third, against the P1K Management Fees and accrued interest thereon pro rata.

3.5 If, prior to enforcement of the New Security, amounts are credited to a cash collateral account with the Common Security Trustee (if, for example, a Bank sets cash aside pending the termination of an Interest Period to avoid broken funding costs) pending their application in prepayment of the New Money, the Old Money or, as the case may be, the Notes in accordance with paragraph 3.3, and the New Security is enforced prior to such application, then such amounts will still be applied in respect of the prepayments for which they were deposited in accordance with paragraph 3.3 notwithstanding such enforcement.

3.6 For the purposes of sharing under paragraph 3, the amount of any claims denominated in a currency other than Sterling shall be converted into Sterling by applying the spot rate of exchange of the Common Security Trustee as at the date of distribution.

4    Application of mandatory prepayments

4.1 Subject to paragraph 5.1 and paragraph 7, prior to the enforcement of the New Security, mandatory prepayments will be applied:

     (a) first, against the New Money drawn at such time (and in cancellation of an equivalent amount of New Money Commitments);

     (b) second, (once no New Money is outstanding), to pay all commitment commission in respect of the New Money and the New Money Commitments shall be cancelled in like amount;

     (c) third, after payment in full of New Money and all commitment commission in respect of the New Money, to pay Old Money drawings and New Money commitments (to the extent then remaining) shall be cancelled in like amount; and

     (d) fourth, (once all the New Money has been prepaid and the New Money Commitments cancelled in full and all New Money commitment commission paid in full) against the Old Money and the Notes on the basis set out in paragraph 3.

5    Application of voluntary prepayments

5.1 Subject to paragraph 5.2 and paragraph 7, voluntary partial prepayments and cancellations of the principal outstanding in respect of the Old Money and the Notes may only be made (a) once the New Money has been prepaid or cash collateralised in full, the New Money Commitments have been cancelled in full and the New Money commitment commission repaid in full and (b) on the basis set out in paragraph 3.

5.2 The Company will be permitted to refinance the Facilities under the Credit Agreement in full (but not in part only), without prepaying the Notes on the terms set out in the Noteholder Term Sheet if the "Put Elimination Conditions" (as defined in the Noteholder Term Sheet) have been satisfied. The Company and the Creditors agree that in all other circumstances any proceeds of any refinancing shall be shared on the basis set out in this Term Sheet.

6    Application of recoveries of enforcement

6.1 All proceeds of enforcement of the New Security and the Existing Guarantees (and other recoveries after the enforcement of the New Security) will be applied:

     (a)  first, against the Common Security Trustee's costs and expenses;

     (b)  second, against the New Money and New Money commitment commission;

     (c) third, (subject to paragraph 7) once all the New Money has been repaid and all New Money commitment commission paid in full) against the Old Money and the Notes on the basis set out in paragraph 3.4.

6.2 Upon such enforcement, all the Funders' commitments under the Credit Agreement shall be cancelled (to the extent not previously cancelled).

6.3 On or after the Enforcement Date, any distributions or recoveries received by the Creditors from whatever source will be turned over to the Common Security Trustee for application in accordance with this paragraph.

7    Loss sharing and equalisation

7.1 Promptly after the Enforcement Date, each Creditor shall exercise any available rights of set-off, consolidation or combination of accounts in accordance with paragraph 10.2.

7.2 Promptly thereafter, and following the repayment in full of the New Money and the payment in full of the New Money commitment commission (but in any event no later than three months after the Enforcement Date or, if later, the date on which the New Money is repaid in full), the Creditors will make such equalisation payments to each other as are necessary to ensure that, after such payments have been made, the ratio of each Creditor's Exposure (as defined below) to the aggregate Exposure of all the Creditors is equal to the ratio that its Initial Exposure (as defined below) bore to the aggregate Initial Exposure of all the Creditors (with all amounts being converted into a common currency for the purpose of such calculation in accordance with paragraph 7.8). The liability of each Creditor will be several. Such payments will not be required if, before they are due to be made, the Common Security Trustee makes payments under paragraph 7.6 which have the same effect.

7.3 For the purpose of this paragraph, "Exposure" means the principal amount owing to each Creditor (whether actually or contingently) and "Initial Exposure" means the Exposure of each Creditor under the Notes or the Old Money portion of outstandings under the Credit Agreement as of the date of the Agreement in Principle. The aggregate Initial Exposure of the Noteholders is $175,000,000 and the aggregate Initial Exposure of the Banks is (pound)111,163,898.43.

7.4 Further equalisation payments may be necessary to account for the expiry of ancillary facilities (such as letters of credit) in a manner to be set forth in the lntercreditor Agreement. No other equalisation payments will be made.

7.5 No equalisation will be required by the Overdraft Bank to the extent that it exercises its right of set-off as permitted by clause 10.1.

7.6 Any payments or distributions to the Creditors after equalisation has taken place will be made by the Security Trustee pursuant to paragraphs 3.4 and
     3.6 but will be adjusted to ensure that immediately after they have been made the ratio of each Creditor's Exposure to the aggregate Exposure of all the Creditors is equal to the ratio that its Initial Exposure (as defined below) bore to the aggregate Initial Exposure of all the Creditors (with all amounts being converted into a common currency for the purpose of such calculation in accordance with paragraph 7.8).

7.7 If, following the Enforcement Date, any Creditor receives any payment in discharge of the principal amount of any Old Money or Notes otherwise than from the Common Security Trustee, it will pay the amount received to the Common Security Trustee, for distribution pursuant to paragraph 7.6.

7.8 Any currency conversions required for the purpose of a calculation or payment to be made under this paragraph 7 shall be made by the Common Security Trustee at its spot rate of exchange for the currencies concerned 2 days before the calculation or payment concerned is due to be made.

8    Application  of  voluntary  and  mandatory  prepayments  under  the  Credit
     Agreement

8.1 In order to maximise the value of the English law floating charge security for the benefit of all the Creditors, as between the parties to the Credit Agreement, all voluntary and mandatory prepayments under the Credit Agreement will be applied first in prepayment of Revolving Credit Advances outstanding under the Credit Agreement prior to the Restructuring Date (or any rollover of such Advances), secondly in prepayment of all other outstanding Revolving Credit Advances, and thirdly in pro rata prepayment of outstanding Swingline Advances and Utilisations of the Overdraft Facility. It is understood that this arrangement shall in no way affect or impair the priority arrangements among the Creditors set out in this Term Sheet.

9    Additional guarantees and security

9.1 All additional guarantees (the "Additional Guarantees"), security and other financial support in respect of the New Money, the Old Money and/or the Notes must be granted to the Common Security Trustee for the benefit of the Creditors.

10   Operation of the facilities under the Credit Agreement

10.1 Pending enforcement of the New Security (but without prejudice to the Banks' rights under the Credit Agreement to prevent drawings and cancel the facilities), the overdraft facility under the Credit Agreement (having a net limit of (pound)6,000,000) will continue to operate on a rolling net basis. Prior to and on enforcement of the New Security, the Overdraft Bank will be free to set off (and retain without the arrangements in paragraph 3 applying) cash against their gross exposure in order to determine their net exposure (it being understood that such set-off shall be limited to the minimum amount required to reduce such gross exposure to such net limit and such set-off right shall be limited to such overdraft facility).

10.2 Subject to clause 10.1, on the enforcement of the New Security or upon any other set-off or exercise of rights of consolidation and combination of accounts, the Banks will pay all amounts otherwise available for set-off to the Common Security Trustee for distribution in accordance with paragraph 6.


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


11   Common Security Trustee/Relevant Majority Creditors

11.1 The Common Security Trustee will hold the New Security and, subject to paragraph 11.3, will act in accordance with the instructions of the Relevant Majority Creditors.

11.2 The Common Security Trustee will refrain from enforcing the security conferred by the New Security and the Security Trustee and the Noteholders will refrain from enforcing the Existing Guarantees unless and until instructed by the Relevant Majority Creditors save that if a petition for an administration order has been presented in respect of any Obligor (and not struck out) then (unless the Relevant Majority Creditors have instructed the Common Security Trustee not to enforce the New Security or any Creditor has not taken any action required by the Common Security Trustee so that it may so act) the Common Security Trustee will enforce the New Security by appointing an administrative receiver to the relevant Obligor.

11.3 Where an asset is subject to a charge or pledge created by the New Security and such asset is the subject of a disposal which is (to the satisfaction of the Common Security Trustee) expressly permitted under the Credit Agreement and the Note Agreement, then, if (a) the Common Security Trustee has not received notice of any Default or Event of Default (howsoever described) under the Credit Agreement or the Note Agreement which is continuing unremedied and unwaived and (b) the Common Security Trustee is satisfied that the proceeds of that disposal will be applied in accordance with the Credit Agreement, the Note Agreement and this term sheet, the Common Security Trustee shall grant a release of the relevant asset from the charge or pledge concerned.

11.4 Relevant Majority Creditors will be defined as meaning the Majority Banks under the Credit Agreement and the holders of a majority in unpaid principal amount of the Notes at the time outstanding (excluding Notes then owned by the Issuer or any of its Affiliates).

11.5 The Common Security Trustee will initially be HSBC Investment Bank plc.

11.6 The Relevant Majority Creditors will have the right to replace the Common Security Trustee with another reputable and experienced bank, financial institution or trustee. HSBC Investment Bank plc will automatically resign as Common Security Trustee at the same time as the Facilities are repaid and the commitments cancelled in full, and (subject to paragraph 14.7) a new Common Security Trustee will be appointed.

11.7 The Creditors will give a mutual obligation to consult each other and provide information to the Common Security Trustee.

11.8 There will not be any override, so a waiver of a breach of the terms of the Notes will not constitute a waiver of the Credit Agreement and a waiver of a breach of the terms of the Credit Agreement will not constitute a waiver of any term of the Notes or the Note Agreements.

11.9 All the Creditors will give indemnities to the Common Security Trustee and underwrite the payment of the Common Security Trustee's costs, in each case to the extent (and only to the extent) that the proceeds of any enforcement or the New Security are insufficient to cover such costs in full, such indemnities to operate pro rata to the sum of the relevant drawn amounts and undrawn commitments at the time concerned.

12   Enforcement action

12.1 All enforcement action will be taken through the Common Security Trustee, so that the Creditors will give each other (but not the Company or any of its Subsidiaries) mutual undertakings that, unless the Relevant Majority Creditors have previously consented in writing, none of the Creditors will:

     (a) enforce any of the New Money, the Old Money or the Notes by attachment, execution or otherwise; or


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


     (b) have any right to crystallise, or require the Common Security Trustee to crystallise, any floating charge in the New Security; or

     (c)  have any right to enforce,  or require the Common Security  Trustee to
          enforce,   any  security  conferred  by  the  New  Security  by  sale, possession, appointment of a receiver or otherwise; or

     (d) have any right to enforce, or require the Security Trustee or the Common Security Trustee to enforce, any of the Existing Guarantees other than the enforcement of the Existing Guarantee of the Company by a holder of Notes; or

     (e) petition for (or vote in favour of any resolution for) or initiate or support or take any steps with a view to any winding up. bankruptcy, insolvency, liquidation, reorganisation, moratorium, administration, dissolution or any analogous proceedings or any voluntary arrangement or assignment for the benefit of creditors or any similar proceedings involving an Obligor (or any of its Subsidiaries), whether by petition, convening a meeting, voting for a resolution or otherwise; or

     (f) bring or support any other legal proceedings against any Obligor (or any of its Subsidiaries) except that nothing in this paragraph 12 will restrict the bringing of proceedings by any Creditor solely for injunctive relief (or analogous proceedings in jurisdictions outside England and Wales) to restrain any actual breach of the Credit Agreement or the Note Agreement or for specific performance not claiming damages, in either case where doing so would not conflict with any other provision of this term sheet.

12.2 For the avoidance of doubt nothing in this paragraph 12 will restrict the relevant Creditors from:

     (a)  exercising  their  respective   rights  to  refuse  to  make  drawings
          available or cancel undrawn commitments; or

     (b) accelerating any of the New Money or the Old Money under the Credit Agreement or the Notes or otherwise declaring any of them prematurely due or payable; or

     (c)  enforcing the guarantee of the Company; or

     (d) taking action to the extent required by the Common Security Trustee in order that it may appoint a receiver in accordance with paragraph 11.2; or

     (e) setting-off in accordance with paragraph 10.1 to ensure that the exposure of the Overdraft Bank is reduced to the net amount; or

     (f)  proving in the insolvency of an Obligor.

12.3 The  Creditors  will give each  other  (but not the  Company  or any of its
     Subsidiaries)   a  mutual   prohibition   on  taking  action  to  frustrate
     enforcement by the Common Security Trustee.

12.4 The Creditors will also give each other (but not the Company or any of its Subsidiaries) a mutual undertaking to enforce the Existing Guarantees to the extent required by the Common Security Trustee (acting on the instructions of the Relevant Majority Creditors).

12.5 The Creditors will acknowledge that pursuant to any enforcement action by the Common Security Trustee carried out on the instructions of the Relevant Majority Creditors it may be desirable for the purpose of such enforcement and/or maximising the realisation of the security being enforced that any rights or claims of or by the Common Security Trustee against any Obligor and/or any security over any assets of any Obligor (in each case) as contained in or created by any New Security, other than such rights or claims or security being enforced, and/or other claims by the Creditors (including the Existing Guarantees) be released and each Creditor will (a) to the extent required by the Common Security Trustee (acting on the instructions of the Relevant Majority Creditors) grant such releases to fully effect such enforcement action and realisation including, without limitation, to the extent necessary for such purposes, to execute

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


     release documents and (b) irrevocably authorise the Common Security Trustee (acting on the instructions of the Relevant Majority Creditors) to grant any such releases to the extent necessary to fully effect such enforcement action and realisation including, without limitation, to the extent necessary for such purposes, to execute release documents in the name of and on behalf of all the Creditors.

12.6 Recoveries under the Existing Guarantees and, after the enforcement of the New Security, other recoveries outside the New Security and the Existing Guarantees will (to the extent necessary) be turned over to the Common Security Trustee and shared as if they were recoveries by the Common Security Trustee under the New Security.

13   Limits on amending the Notes and the Credit Agreement

13.1 The Company and the holders of the Notes will undertake to the Banks and the Banks and the Company will undertake to the holders of Notes that, other than as agreed by the Banks and the holders of Notes as part of the Restructuring, they will prevent any:

     (a) increase in the interest payable on the Notes or the Facilities under the Credit Agreement (as the case may be), or

     (b) change in the timing or the basis of calculation of such interest payments; or

     (c) reduction in the maturity of the Notes (other than, for the avoidance of doubt, in connection with the exercise of the Refinancing Put or on the occurrence of a Prepayment Event (as defined in the Noteholder Term Sheet) or the Facilities under the Credit Agreement or change in the timing and amounts of the scheduled repayment installments or final maturity in respect of the Notes or the Facilities under the Credit Agreement (as the case may be); or

     (d) amendment of the mandatory prepayment provisions of the Notes or the Facilities under the Credit Agreement (as the case may be); or

     (e) change in the definition of Make-Whole Amount which would have the effect of increasing any Make-Whole Amount payable in respect of the Notes or extension of the application of the Make-Whole Amount mechanism; or

     (f) amendment of the financial covenants set out in the Notes or the Credit Agreement (as the case may be);

     (g) other change to the Notes or the Facilities under the Credit Agreement (as the case may be) which will increase any amount payable thereunder or which might adversely effect the ranking arrangements contemplated by this term sheet; or

     (h) increase or decrease the commitments of the Banks under the Credit Agreement otherwise than in accordance with this Term Sheet.

13.2 The Agent and the holders of the Notes will each undertake to notify the other party of any amendments made to the terms and conditions of the Credit Agreement and the Notes respectively, within a reasonable period after such amendments have been made.

14   Miscellaneous provisions

14.1 Any amounts received by any Creditor contrary to this term sheet will be turned over to the Common Security Trustee for redistribution in accordance with this term sheet.

14.2 No Creditor will challenge the Existing Guarantees or any other security granted to any other Creditor.

14.3 The Creditors may not transfer their interest under the Notes or the Credit Agreement without the transferees acceding to the intercreditor agreement which implements this term sheet.

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


14.4 None of the Notes nor the commitments, outstanding amounts or contributions under the Facilities will be sold to the Company (or its affiliates) or anyone acting on their behalf.

14.5 No consent of the holders of the Notes will be required to the utilisation of the facilities under the Credit Agreement in full or in part up to the limit of those facilities set out in clause 2.

14.6 Hedging liabilities will continue to be unsecured.

14.7 The provisions of the lntercreditor Agreement will terminate if the Facilities under the Credit Agreement are refinanced in full. Immediately prior to the termination of the lntercreditor Agreement, the Common Security Trustee will, at the expense of the Company, transfer the benefit of the Additional Guarantees to the holders of the Notes at that time.



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